Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 7, 2009

by and among

U-STORE-IT, L.P.,

as Borrower,

U-STORE-IT TRUST,

as Parent,

WELLS FARGO SECURITIES, LLC,

and

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers
and
Joint Bookrunners

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

REGIONS BANK,

and

SUNTRUST BANK

as Co-Documentation Agents,

and

THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO

AND THEIR ASSIGNEES PURSUANT TO SECTION 13.5.,

as Lenders

SCHEDULE 1.1.(A)	List of Loan Parties
SCHEDULE 1.1.(B)	Lender Commitments
SCHEDULE 4.1.	Initial Borrowing Base Properties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Title to Properties; Liens
SCHEDULE 7.1.(g)	Existing Indebtedness
SCHEDULE 7.1.(h)	Material Contracts
SCHEDULE 7.1.(i)	Litigation
SCHEDULE 10.6.	Existing Negative Pledges

EXHIBIT A	Form of Assignment and Acceptance Agreement
EXHIBIT B	Form of Environmental Indemnity Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Continuation
EXHIBIT F	Form of Notice of Conversion
EXHIBIT G	Form of Notice of Swingline Borrowing
EXHIBIT H	Form of Pledge Agreement
EXHIBIT I	Form of Property Management Contract Assignment
EXHIBIT J	Form of Security Instrument
EXHIBIT K	Form of Swingline Note
EXHIBIT L	Form of Revolving Note
EXHIBIT M	Form of Term Note
EXHIBIT N	Form of Opinion of Counsel
EXHIBIT O	Form of Compliance Certificate
EXHIBIT P	Form of Borrowing Base Certificate
EXHIBIT Q	Form of Rent Roll Certificate
EXHIBIT R	Form of Transfer Authorizer Designation
EXHIBIT S	Form of Marketing Agreement Assignment

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of December 7, 2009 by and among U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), U-STORE-IT TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), WELLS FARGO SECURITIES, LLC and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers (each a “Joint Lead Arranger”) and Joint Bookrunners (each a “Joint Bookrunner”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent, BANK OF AMERICA, N.A., as Syndication Agent (the “Syndication Agent”), REGIONS BANK, as Co-Documentation Agent and SUNTRUST BANK, as Co-Documentation Agent (each a “Documentation Agent”), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(b).

WHEREAS, certain of the Lenders and other financial institutions (who were “Lenders” under the Existing Credit Agreement) have made available to Borrower a revolving credit facility in the amount of $250,000,000, including a $40,000,000 letter of credit subfacility and a $20,000,000 swingline subfacility and a term loan facility in the amount of $200,000,000, on the terms and conditions contained in that certain Credit Agreement dated as of November 21, 2006 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”) by and among the Borrower, the Parent, such Lenders, certain other financial institutions (who were “Lenders” under the Existing Credit Agreement), the Agent and the other parties thereto; and

WHEREAS, the Agent and the Lenders desire to amend and restate the terms of the Existing Credit Agreement to make available to the Borrower (i) a $250,000,000 revolving credit facility, which will include a $15,000,000 letter of credit subfacility and a $20,000,000 swingline subfacility, and (ii) a term loan facility in the amount of $200,000,000, all on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, each intending to be legally bound, agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I. DEFINITIONS

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Acquisition Price” means, with respect to any Property, the purchase price paid by the Borrower or any of its Subsidiaries for such Property less closing costs and any amounts paid by the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts.

“Additional Costs” has the meaning given that term in Section 5.1.(b).

“Adjusted Asset Value” means, on any date of determination, with respect to any Storage Property owned in fee simple or leased by the Borrower or any of its Subsidiaries an amount equal to (a) the Net Operating Income of such Storage Property for the four full fiscal quarters of the Parent most recently ended for which financial statements are available divided by (b) the Capitalization Rate.

“Adjusted EBITDA” means, for any given period, (a) Consolidated EBITDA for such period minus (b) Reserves for Capital Expenditures for all Storage Properties for such period.

“Adjusted Total Revenue” means, for any period, an amount equal to (a) the total revenue of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of total revenue of all the Excluded Subsidiaries for such period.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Agent in a form supplied by the Agent to the Lenders from time to time.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  As used in this definition, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agent” means Wachovia Bank, National Association, as contractual representative for the Lenders and the Specified Derivatives Providers under the terms of this Agreement, and any of its successors.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Applicable Margin” means the percentage set forth below corresponding to the ratio of Consolidated Total Indebtedness to Consolidated Adjusted Asset Value as determined in accordance with Section 10.1. in effect at such time:

Level	Consolidated Total Indebtedness to Consolidated Adjusted Asset Value	Applicable Margin for Loans
1	< 0.45 to 1.00	3.25%
2	> 0.45 to 1.00 and < 0.55 to 1.00	3.50%
3	> 0.55 to 1.00 and < 0.60 to 1.00	3.75%
4	> 0.60 to 1.00	4.00%

The Applicable Margin shall be determined by the Agent from time to time, based on the ratio of Consolidated Total Indebtedness to Consolidated Adjusted Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3.  Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Agent the applicable Compliance Certificate pursuant to Section 9.3.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margin shall equal the percentages corresponding to Level 4 until the date of the delivery of the required Compliance Certificate.  As of the Agreement Date, and thereafter until changed as provided above, the Applicable Margin is determined based on Level 2.  The provisions of this definition are subject to Section 2.5.(c).

“Applicable Mortgage Constant” means the mortgage constant for a 25-year loan bearing interest at a per annum rate equal to the greater of (a) the yield on a 10-year United States Treasury Note plus 3.00% and (b) 8.00%.

“Appraisal” means, in respect of any Property, an M.A.I. appraisal commissioned by and addressed to the Agent (reasonably acceptable to the Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Agent, having at least the minimum qualifications required under Applicable Law governing the Agent and the Lenders, including FIRREA, and determining the “as is” market value of such Property as between a willing buyer and a willing seller.

“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the most recent Appraisal of such Property as the same may have been reasonably adjusted by the Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Agent in determining the value of similar properties, which review shall be conducted prior to acceptance of such Appraisal by the Agent.

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Title Insurance Company” means any of (a) Fidelity National Title Insurance Company, (b) Chicago Title Insurance Company, (c) First American Title Insurance Company or (d) any other title insurance company reasonably acceptable to the Agent.

“Assignee” has the meaning given that term in Section 13.5.(b).

“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5.), and accepted by the Agent, substantially in the form of Exhibit A or any other form approved by the Agent.

“Base Rate” means the LIBOR Market Index Rate; provided, however, that if the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%). Any change in the Base Rate resulting from a change in the LIBOR Market Index Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs.  The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrowing Base” means, as of any date of determination, the lesser of (a) an amount equal to 60.0% of the aggregate Appraised Values of all Properties constituting Borrowing Base Properties on such date and (b) an amount which, if deemed to be the denominator of Debt Yield, would produce a Debt Yield equal to 14.0%.

“Borrowing Base Certificate” has the meaning given such term in Section 9.3.(b).

“Borrowing Base NOI” means, as of any date of determination, the aggregate Net Operating Income of all Properties constituting Borrowing Base Properties on such date for the period of four consecutive fiscal quarters of the Borrower most recently ended and for which reporting information is available.  For purposes of determining Borrowing Base NOI, if a Borrowing Base Property has been owned or leased by the Borrower or a Subsidiary for a period of at least two full consecutive fiscal quarters but less than four consecutive fiscal quarters, then the Net Operating Income for such Borrowing Base Property shall be annualized in a manner reasonably acceptable to the Agent.

“Borrowing Base Property” means a Property which the Agent and the Requisite Lenders have agreed to include in calculations of the Borrowing Base pursuant to Section 4.1. and for which all of the conditions set forth in Section 4.2. have been satisfied.  Notwithstanding the foregoing, a Borrowing Base Property shall cease to be included in calculations of the Borrowing Base if (a) at any time such Property shall cease to be an Eligible Property, (b) the Agent shall cease to hold a valid and perfected first priority Lien in such Borrowing Base Property, in all outstanding Equity Interests of the Property Owner of such Property and in any other Collateral related to such Property, or (c) there shall have occurred and be continuing an “Event of Default” under and as defined in the Security Instrument or an event of default under any other Security Document relating to such Borrowing Base Property.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan any such day that is also a day on which dealings in deposits of Dollars are carried out in the London interbank market.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capitalization Rate” means 9.00%.

“Cash Equivalents” means:  (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Collateral” means any real or personal property securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document or Specified Derivatives Contract to which it is a party, and includes, without limitation, all “Collateral” under and as defined in any Security Instrument, all “Management Agreements” under and as defined in any Property Management Contract Assignment, all “Pledged Collateral” under and as defined in the Pledge Agreement, and all other property subject to a Lien created by a Security Document.

“Collateral Account” means a special non-interest bearing deposit account or securities account maintained by, or on behalf of, the Agent and under its sole dominion and control.

“Commitment” means, as to any Lender, such Lender’s Revolving Commitment or such Lender’s Term Commitment.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 9.3.(a).

“Consolidated Adjusted Asset Value” means, on any date of determination, the sum (without duplication) of (a) the aggregate Adjusted Asset Value of all Storage Properties of the Borrower and its Subsidiaries on such date plus (b) the undepreciated book value (determined in accordance with GAAP) of all Development Properties plus (c) the Acquisition Price of all Properties owned in fee simple or leased by a Loan Party for less than 2 fiscal quarters as of such date of determination plus (d) the book value (determined in accordance with GAAP) of all other tangible assets of the Parent and its Subsidiaries as of such date, provided that, (x) the portion of the Consolidated Adjusted Asset Value attributable to clause (d) above shall not exceed 5.0% of the Consolidated Adjusted Asset Value and (y) the portion of the Consolidated Adjusted Asset Value attributable to Development Properties shall not exceed 15% of the Consolidated Adjusted Asset Value.  The Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Consolidated Adjusted Asset Value calculations consistent with the above described treatment for wholly owned assets.

“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Parent and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, amortization and/or impairment charges with respect to goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and

(f) any other non-cash charges (including non-cash charges under Financial Accounting Standards Board Statement No. 123R), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining such Consolidated Net Income), (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) any other non-cash income and (iv) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) all regularly scheduled payments made during such period on account of principal of Indebtedness of the Parent or any of its Subsidiaries, other than balloon, bullet or similar principal payments which repay in full such Indebtedness, (c) Preferred Dividends accumulated (whether or not declared or payable) by the Parent or any of its Subsidiaries during such period and (d) the Parent’s and its Subsidiaries’ pro-rata share of all expenses and payments referred to in the preceding clauses (a) and (b) of any Unconsolidated Affiliate of the Parent or any of its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the total interest expense of Parent and its Subsidiaries (including that attributable to Capital Lease Obligations and any capitalized interest expense) for such period with respect to all outstanding Indebtedness of Parent and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by the Parent and its Subsidiaries with respect to letters of credit, bankers’ acceptance financing and net costs of Parent and its Subsidiaries under Derivatives Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), plus the Parent’s and its Subsidiaries’ pro-rata share of all such expenses of any Unconsolidated Affiliates of the Parent or any Subsidiary.

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of Parent and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Parent or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Applicable Law applicable to such Subsidiary.

“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given parcel of real property (including, without limitation, the cost of acquiring such parcel of real property, reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs) as reasonably determined by the Parent in good faith.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.10.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.11.

“Credit Event” means any of the following:  (a) the making (or deemed making) of any Loan, (b) the Continuation of a LIBOR Loan, (c) the Conversion of a Base Rate Loan into a LIBOR Loan, and (d) the issuance of a Letter of Credit.

“Credit Rating” means the rating assigned by a rating agency to the senior unsecured long term Indebtedness of a Person.

“Debt Yield” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Borrowing Base NOI to (b) the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means any Lender, as determined by the Agent in good faith or, in the event that the Lender then acting as Agent is a Defaulting Lender, the Requisite Lenders in good faith, that (a) has failed to fund (or has failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund) any portion of a Loan, participations in Letter of Credit Liabilities under Section 2.4.(j) or participations in Swingline Loans under Section 2.3.(e), in each case required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Agent or any other Lender in writing that, or has made a public statement to the effect that, it does not intend to comply with any of its funding obligations under this Agreement, or (d) has become or is

(i) insolvent or (ii) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Commitment Percentage of the aggregate outstanding principal amount of Revolving Loans and Term Loans of all Lenders (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Revolving Loans and Term Loans) over the aggregate outstanding principal amount of all Revolving Loans and the Term Loan of such Defaulting Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, commonly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Development Property” means a Property currently under development as a Storage Property that does not have an Occupancy Rate of 50% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.  The term “Development Property” shall include, but shall not be limited to, real property of the type described in the immediately preceding sentence to be acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate pursuant to an executed purchase agreement, such acquisition to be consummated upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.  A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 36 months shall cease to constitute a Development Property notwithstanding the fact that such Property does not have an Occupancy Rate of at least 50%.

“Dollars” or “$” means the lawful currency of the United States of America.

“Effective Date” means the later of:  (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless a Default or Event of Default shall exist, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Property” means a Property which satisfies all of the following requirements:  (a) such Property is owned, or leased under a Ground Lease, by the Borrower or a Wholly Owned Subsidiary that is a Guarantor; (b) such Property is a Storage Property; (c) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia; (d) neither such Property, nor any interest of the Borrower or any Subsidiary thereof therein, is subject to any Lien (other than Permitted Liens described in clauses (a) through (e), (g) and (i) of the definition thereof or other Liens only if such other Liens are terminated or released to the satisfaction of the Agent in its sole discretion prior to the inclusion of such Property in the Borrowing Base) or any Negative Pledge; (e) if such Property is owned or leased by a Subsidiary that is a Guarantor, (i) none of the Borrower’s or the Parent’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens described in clauses (a) through (e), (g) and (i) of the definition thereof) or any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person:  (A) to create Liens on such Property as security for Indebtedness of the Parent, the Borrower or such Subsidiary, and (B) to sell, transfer or otherwise dispose of such Property; and (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

“Environmental Indemnity Agreement” means an Environmental Indemnity Agreement executed by a Loan Party in favor of the Agent for the benefit of the Secured Parties and substantially in the form of Exhibit B.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following:  Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Group” means the Parent, the Borrower, the other Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary (or whose sole asset is an Equity Interest in such a Subsidiary) and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Existing Credit Agreement” has the meaning given such term in the recitals hereto.

“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the last sale price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

“FIRREA” means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended.

“Fitch” means Fitch, Inc., and its successors.

“Floating Rate Indebtedness” means any Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness to the extent that such Person has not entered into an interest rate swap agreement, interest rate “cap” or “collar” agreement or other similar Derivatives Contract with a Person not an Affiliate of such Person and which, as of the date of determination, effectively limits such interest rate exposure in respect of such Indebtedness to a fixed rate less than or equal to (a) the rate (as determined by the Agent) borne by United States 10-year Treasury Notes at the time the applicable Derivatives Contract became effective plus (b) 1.50%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, for any period, with respect to the Parent and its Subsidiaries, (a) Consolidated Net Income of the Parent and its Subsidiaries for such period, plus

(b) real estate depreciation and amortization (excluding amortization of financing costs), plus (c) amortization associated with the purchase of property management companies, plus (d) non-cash charges for the impairment of real estate assets for such period, minus, to the extent included in the statement of such Consolidated Net Income for such period (without duplication), (e) gains (or losses) from debt restructuring and sales of property, and after adjustments for Unconsolidated Affiliates (with adjustments for Unconsolidated Affiliates calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for Unconsolidated Affiliates and the payment of Preferred Dividends, as interpreted by the National Association of Real Estate Investment Trusts in its May, 1995, White Paper on Funds From Operations; provided that, the following shall be excluded when calculating Funds From Operations: (i) non-cash adjustments for loan amortization costs and (ii) interest expense charges (or benefits) for minority interest marked-to-market adjustments arising under Statement of Financial Accounting Standards No. 150 of the Financial Accounting Standards Board as interpreted under GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of 30 years or more from the Agreement Date (or such shorter period as the Requisite Lenders may agree); (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including without limitation, the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and in any event shall include the Parent, each Material Subsidiary, each Pledgor and each Property Owner.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean the Amended and Restated Guaranty to which the Guarantors are parties substantially in the form of Exhibit C.

“Hazardous Materials” means all or any of the following:  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” of any Person at any date, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (including trade payables incurred in the ordinary course of such Person’s business but excluding accrued expenses); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person; (h) all Off-Balance Sheet Obligations of such Person; (i) all obligations of such Person in respect of Guaranties of obligations of the kind referred to in clauses (a) through (h) above; (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (k) net obligations of such Person under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefore as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such person is not liable therefore, provided that, Indebtedness shall include such person’s pro-rata share of Indebtedness of any joint venture in which such person is a partner, regardless if such person is liable therefor.  Any calculation of Indebtedness hereunder shall be made in a manner consistent with the last sentence of Section 1.2.

“Indemnified Costs” has the meaning given that term in Section 13.9.(a).

“Indemnified Party” has the meaning given that term in Section 13.9.(a).

“Indemnity Proceeding” has the meaning given that term in Section 13.9.(a).

“Intellectual Property” has the meaning given that term in Section 7.1.(t).

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 1, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing:  (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“L/C Commitment Amount” equals $15,000,000.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns, and as the context requires, includes the Swingline Lender; provided, however, except as otherwise expressly provided herein, the term “Lender” shall not include any Lender or any of its Affiliates in such Person’s capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.4.(a).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Lender (other than the Lender acting as the Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.4.(i), and the Lender acting as the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Agent of their participation interests under such Section.

“Level” shall be the “Level” column as set forth in the definition of the term “Applicable Margin.”

“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the greater of (a) the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%), referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, 2 Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America) and (b) the LIBOR Floor.  Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Floor” means one and one-half percent (1.50%).

“LIBOR Loan” means a Revolving Loan or a Term Loan bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day).  The LIBOR Market Index Rate shall be determined on a daily basis and in no event shall be less than the LIBOR Floor.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capital Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capital Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan, a Term Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, each Security Document, each Letter of Credit Document, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract).

“Loan Party” means each of the Parent, the Borrower, each Guarantor and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations.  Schedule 1.1.(A) sets forth the Loan Parties in addition to the Parent and the Borrower as of the Agreement Date.

“Major Lease” shall mean, as to any Property, any lease with respect to a Property (other than a lease for storage space at such Property) which (i) accounts for twenty percent (20%) or more of such Property’s total rental income, or (ii) covers more than twenty percent (20%) of the gross leasable area of the Property.

“Marketing Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to provide certain services to such Loan Party’s customers and to provide certain information to such Loan Party’s tenants.

“Marketing Agreement Assignment” means an Assignment of Marketing and Ancillary Services Agreement and Subordination of Marketing Fees executed by a Loan Party in favor of the Agent for the benefit of the Secured Parties substantially in the form of Exhibit S or otherwise in form and substance reasonably satisfactory to the Agent.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent, the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, any other Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” has the meaning given that term in Section 11.1.(e)(i).

“Material Subsidiary” means (a) any Subsidiary of the Parent that owns, or otherwise has any interest in, any Borrowing Base Property or any other property or asset which is taken into account when calculating the Borrowing Base; (b) any Subsidiary (other than an Excluded Subsidiary) that has total assets greater than or equal to 5.0% of total assets of the Borrower determined on a consolidated basis (calculated as of the end of the fiscal quarter most recently ending for which financial statements are available) or (c) any Subsidiary (other than an

Excluded Subsidiary) that has total revenues greater than or equal to 5.0% of the total revenues of the Borrower determined on a consolidated basis (calculated for the fiscal quarter most recently ending for which financial statements are available). In any event, the term “Material Subsidiaries” shall mean and include all Subsidiaries (other than Excluded Subsidiaries) of the Borrower, which, together with the Borrower, account for 90.0% or more of the Adjusted Total Revenue of the Borrower determined on a consolidated basis for the fiscal quarter most recently ended for which financial statements are available. If more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to the “Material Subsidiaries” shall be specified by the Borrower.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage Receivables” means a promissory note secured by a Lien in an interest in real property of which the Parent, the Borrower or another Subsidiary is the holder and retains the right of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Storage Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods):  (a) rents and other revenues received in the ordinary course of business from operating such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) during such period minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property (other than those expenses normally covered by a management fee and other than Capital Expenditures), including, but not limited to, taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses during such period minus (c) the Reserves for Capital Expenditures for such Property for such period minus (d) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in the amount of five percent (5.0%) of the gross revenues for such Property for such period.

“Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions, listing fees, financial printing costs and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for exceptions for fraud, misapplication of funds, environmental indemnities, bankruptcy, transfer of collateral in violation of the applicable loan documents, failure to obtain consent for subordinate financing in violation of the applicable loan documents and other exceptions to nonrecourse liability which are customary for nonrecourse financings at the time as determined by the Agent) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.  Liability of a Person under a completion guarantee, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Note” means a Revolving Note, a Term Note or a Swingline Note.

“Notice of Borrowing” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.11. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.3. evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively:  (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  The term “Obligations” does not include Specified Derivatives Obligations.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) aggregate leasable square footage of all completed space of such Property actually occupied by non-Affiliate tenants paying rent at market rates pursuant to binding leases as to which no monetary default has occurred and has continued for a period in excess of 60 days to (b) the aggregate leasable square footage of all completed space of such Property.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, the Borrower, any other Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 13.5.(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means:  (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 8.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially and adversely impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Secured Parties; (f) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 7.1.(f); (g) in the case of any Collateral encumbered by a Security Document, other Liens expressly permitted by such Security Document; (h) in the case of any Excluded Subsidiary, Liens on the assets of such Excluded Subsidiary securing the Indebtedness of such Excluded Subsidiary that caused such Subsidiary to be an Excluded Subsidiary; (i) Liens with respect to which an Approved Title Insurance Company has insured the Agent and the Lenders against pursuant to an ALTA 2006 Form Mortgagee’s Policy of Title Insurance or other form reasonably acceptable to the Agent in favor of the Agent for the benefit of the Lenders and (j) any Lien consisting of a purchase money security interest that secures purchase money Indebtedness permitted by Section 10.3. and incurred in the ordinary course of business in connection with the purchase of “Equipment” (as such term is defined in the UCC), provided such Lien is limited to the Equipment purchased.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledge Agreement” means the Pledge Agreement executed by the Borrower and the Pledgors in favor of the Agent for the benefit of the Secured Parties and substantially in the form of Exhibit H.

“Pledgor” means the Borrower or any Subsidiary, in either case, that owns, directly or indirectly, any Equity Interests of a Property Owner.

“Post-Default Rate” means a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus four percent (4.0%).

“Potential Defaulting Lender” means any Lender, as reasonably determined by the Agent in good faith or, in the event that the Lender then acting as Agent is a Defaulting Lender, the Requisite Lenders in good faith, that: (a) has failed to comply with, or has made a public statement to the effect that it does not intend to comply with, its funding obligations under one or more syndicated credit facilities or other agreements in which it commits or is obligated to extend credit (other than this Agreement); (b)  has a parent corporation or other Affiliate that is subject to any condition or event described in the immediately preceding clause (a); or (c) has, or whose parent corporation has, a Credit Rating of less than BBB-/Baa3 (or equivalent) from either S&P or Moody’s.  As used in this definition, the term “parent corporation” means, with respect to a Lender, any Person Controlling such Lender, including without limitation, the bank holding company (as defined in Regulation Y of the Board of Governors of the Federal Reserve System), if any, of such Lender.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or any of its Subsidiaries.  Preferred Dividends shall not include dividends or distributions (a) to the extent paid or payable to the Parent or any of its Subsidiaries, or (b) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Agent located at One Wachovia Center, Charlotte, North Carolina, or such other office of the Agent as the Agent may designate from time to time.

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower.

“Property Management Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of a Borrowing Base Property.

“Property Management Contract Assignment” means an Assignment of Management Agreement and Subordination of Management Fees executed by a Loan Party in favor of the Agent for the benefit of the Secured Parties substantially in the form of Exhibit I or otherwise in form and substance reasonably satisfactory to the Agent.

“Property Owner” means a direct or indirect Wholly Owned Subsidiary of the Borrower which owns or leases a Borrowing Base Property.

“Protective Advance” means all sums expended as determined by the Agent to be necessary or appropriate after any Loan Party fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 13.2.

“Register” has the meaning given that term in Section 13.5.(c).

“Regulatory Change” means, with respect to any Lender, any change (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) effective after the Agreement Date in Applicable Law or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

“REIT” means a “real estate investment trust” under the Internal Revenue Code.

“Release” has the meaning given that term in Section 4.3.

“Requisite Lenders” means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if all of the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote).  Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders.  For purposes of this definition, a Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Reserves for Capital Expenditures” means, with respect to any Storage Property for any period, an amount equal to (a) the aggregate leasable square footage of all completed space of such Property multiplied by (b) $0.15 per square foot multiplied by (c) the number of days actually elapsed during such period divided by (d) 365.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, president and chief financial officer of the Parent, the Borrower or the corresponding officer of each such Subsidiary or, if any of the foregoing is a partnership, such officer of its general partner.

“Restricted Payment” means:  (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding.

“Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1., (b) to issue (in the case of the Lender then acting as the Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.4.(a) and 2.4.(i), respectively (but in the case of the Lender acting as the Agent excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders) and (c) to participate in Swingline Loans pursuant to Section 2.3.(e), in each case, in an amount up to, but not exceeding, the amount set forth for such

Lender on Schedule 1.1.(B) as such Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.13. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.5.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” has the meaning given that term in Section 2.12.(a).

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien, and in the case of the Parent and any of its Subsidiaries, shall include (without duplication) the Parent’s and its Subsidiaries’ pro rata shares of the Secured Indebtedness of their Unconsolidated Affiliates.

“Secured Party” means the Agent, each Lender and each Specified Derivatives Provider.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Document” means any Security Instrument, any Property Management Contract Assignment, any Marketing Agreement Assignment, the Pledge Agreement, the Environmental Indemnity Agreement and any financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Agent’s Liens in any of the Collateral.

“Security Filing” has the meaning given that term in Section 9.4.(b).

“Security Instrument” means a mortgage, deed of trust, deed to secure debt or other similar security instrument executed by the Borrower or a Subsidiary of the Borrower in favor of the Agent for the benefit of the Secured Parties, substantially in the form of Exhibit J.

“Significant Subsidiary” means any Subsidiary to which 5.0% or more of Consolidated Adjusted Asset Value is attributable.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such

Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract relating to a Loan that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Parent, the Borrower or any other Loan Party and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Parent, the Borrower or any other Loan Party, as applicable, under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender, that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Storage Property” means a Property primarily operated as a self-storage facility.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supermajority Lenders” means, as of any date, Lenders having at least 75% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or if all the Commitments have been terminated or reduced to zero, Lenders holding at least 75% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote).  Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Supermajority Lenders.  For purposes of this definition, a Lender (other than the

Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding, $20,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wachovia Bank, National Association, together with its respective successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

“Swingline Note” means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit K.

“Swingline Termination Date” means the date which is 7 Business Days prior to the Termination Date.

“Tangible Net Worth” means, for any Person on any date of determination, (a) such Person’s total stockholders’ equity determined on a consolidated basis, plus (b) accumulated depreciation and amortization, minus (c) the following (to the extent reflected in determining stockholders’ equity of such Person):  (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” has the meaning given that term in Section 3.12.

“Term Commitment” means, as to a Lender, such Lender’s obligation to make a Term Loan pursuant to Section 2.2.(a) in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1.1.(B) as such Lender’s “Term Commitment Amount”.

“Term Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.2.(a).

“Term Note” has the meaning given that term in Section 2.12.(b).

“Termination Date” means December 7, 2012.

“Tie-In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a title insurance policy covering property located in such jurisdiction which endorsement effectively ties coverage to other title insurance policies covering properties located within such jurisdiction and/or properties located in other jurisdictions, as applicable.

“Titled Agents” means each of the Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent, and the Documentation Agent and their respective successors and permitted assigns.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit R to be delivered to the Agent pursuant to Section 2.16., as the same may be amended, restated or modified from time to time with the prior written approval of the Agent.

“Type” with respect to any Revolving Loan or Term Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in which such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness.

“Wachovia” means Wachovia Bank, National Association, together with its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

Section 1.2.  General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan

Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Eastern time.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.3.  Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining compliance by the Borrower or the Parent with any financial covenant contained in any of the Loan Documents, only the pro rata share of the Borrower or the Parent, as applicable, of the revenues, expenses, assets, liabilities and other financial statement items of a Subsidiary that is not a Wholly Owned Subsidiary shall be included; provided, however, for purposes of determining the Parent’s compliance with any such financial covenant the Borrower shall be considered to be a Wholly Owned Subsidiary of the Parent.

ARTICLE II. CREDIT FACILITIES

Section 2.1.  Revolving Loans.

(a)           Generally.  Subject to the terms and conditions hereof, including without limitation Section 2.15., during the period from the Effective Date to but excluding the

Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Revolving Commitment.  Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

(b)           Requesting Revolving Loans.  The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans.  Each Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing.  Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice.  The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent (but in any event no later than 2:00 p.m. on the date of receipt by the Agent).  Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

(c)           Disbursements of Revolving Loan Proceeds.  No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  Subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.  With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Revolving Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower no later than 11:00 a.m. on the date requested by the Borrower the amount of such Revolving Loan to be provided by each such Lender.

(d)           [Intentionally Omitted.]

Section 2.2.  Term Loans.

(a)           Term Loans.  Subject to the terms and conditions hereof, including without limitation, Section 2.15., each Lender severally and not jointly agrees to make a Term Loan to the Borrower on the Effective Date in an aggregate principal amount of up to, but not exceeding, the amount of such Lender’s Term Commitment.  Upon funding of the Term Loans, the Term Commitments shall terminate.  Once repaid, the principal amount of any Term Loan may not be reborrowed.

(b)           Requesting Term Loans.  The Borrower shall give the Agent notice (which notice must be received by the Agent no later than 11:00 a.m. on the date that is one Business Day prior to the anticipated Effective Date) requesting that the Lenders make the Term Loans on the Effective Date and specifying the amount of Term Loans to be borrowed.  Upon receipt of such notice the Agent shall promptly notify each Lender.  The Notice of Borrowing provided by the Borrower in the preceding sentence shall be irrevocable once given and binding on the Borrower.

(c)           Disbursements of Term Loan Proceeds.  No later than 1:00 p.m. on the Effective Date, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Term Loan to be made by such Lender.  Subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the Effective Date.

(d)           Repayment of Term Loans Outstanding under Existing Credit Agreement.  The Borrower and the Lenders agree that on the Effective Date all “Term Loans” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be repaid with the proceeds of the Term Loans to be made by the Lenders hereunder on the Effective Date.

Section 2.3.  Swingline Loans.

(a)           Swingline Loans.  Subject to the terms and conditions hereof, including without limitation, Section 2.15., during the period from the Effective Date to but excluding the Swingline Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b)           Procedure for Borrowing Swingline Loans.  The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 3:00 p.m. on the proposed date of such borrowing.  Any such notice given telephonically shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice.  On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 4:00 p.m. on such date (or 12:00 noon if the Borrower delivered the applicable Notice of Swingline Borrowing to the Swingline Lender before 10:00 a.m. on the proposed date of such borrowing).

(c)           Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.  Interest payable on Swingline Loans is solely for the account of the Swingline Lender.  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)           Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $100,000 and integral multiples of $100,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  Any voluntary prepayment of a Swingline Loan must be in integral multiples of $50,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 2:00 p.m. on the day prior to the date of such prepayment.  The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)           Repayment and Participations of Swingline Loans.  The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 7 Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to repay a Swingline Loan.  Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing).  In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf for such purpose), request a borrowing of Revolving Loans that are Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan.  The amount limitations of Section 3.5.(a) shall not apply to any borrowing of Revolving Loans that are Base Rate Loans made pursuant to this subsection.  The Swingline Lender shall give notice to the Agent of any such borrowing of Revolving Loans not later than 12:00 noon on the proposed date of such borrowing and the Agent shall give prompt notice of such borrowing to the Lenders.  No later than 2:00 p.m. on such date, each Lender will make available to the Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender and, to the extent of such Revolving Loan, such Lender’s participation in the Swingline Loan so repaid shall be deemed to be funded by such Revolving Loan.  The Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  At the time each Swingline Loan is made, each Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage in such Swingline Loan.  If the Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any Default or Event of Default described in Section 11.1.(f) or 11.1.(g), upon notice from the Agent or the Swingline Lender, each Lender severally agrees to pay to the Agent for the account of the Swingline Lender in respect of such participation the amount of such Lender’s Commitment Percentage of each outstanding Swingline Loan.  If such amount is not in fact made available to the Agent by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon demand therefor by the Agent or the Swingline Lender, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due such Lender hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).  A Lender’s obligation to make payments in respect of a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Section 11.1.(f) or 11.1.(g)) or the termination of the Commitments of any Lender, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)            Defaulting Lenders.  Upon demand by the Swingline Lender at any time while a Lender is a Defaulting Lender or a Potential Defaulting Lender, the Borrower shall deliver to the Agent for the benefit of the Swingline Lender within one Business Day of such demand, cash collateral or other credit support satisfactory to the Swingline Lender in its sole discretion in an amount equal to such Defaulting Lender’s or Potential Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans then outstanding; provided, however, that the amount of cash collateral required to be provided by the Borrower pursuant to this subsection (f) will be reduced by the amount of cash collateral then held by the Agent pursuant to Section 3.11.(b) for the purpose of cash collateralizing such Defaulting Lender’s Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding.

Section 2.4.  Letters of Credit.

(a)           Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount.

(b)           Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower.  Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance or (ii) the Termination Date; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Termination Date.

(c)           Requests for Issuance of Letters of Credit.  The Borrower shall give the Agent written notice at least 5 Business Days (or such shorter period as may be acceptable to the Agent in its sole discretion) prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date.  The Borrower shall also execute and deliver such customary letter of credit application forms and other forms and agreements as reasonably requested from time to time by the Agent.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such forms and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article VI., the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days (or such shorter period as may be acceptable to the Agent in its sole discretion) following the date after which the Agent has received all of the items required to be delivered to it under this subsection.  The Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)           Reimbursement Obligations.  Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand; provided, however, the Agent’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection).  Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.4.(i) such Lender’s Commitment Percentage of such payment.

(e)           Manner of Reimbursement.  Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement.  If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Agent not later than 1:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The limitations of Section 3.5.(a) shall not apply to any borrowing of Revolving Loans under this subsection.

(f)            Effect of Letters of Credit on Commitments.  Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)           Agent’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by, any of the following except to the extent resulting from the gross negligence or willful misconduct of the Agent or a Lender, as applicable, as determined by a court of competent jurisdiction in a final, non-appealable judgment: (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Agent’s or any Lender’s rights or powers hereunder.  Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Agent or any Lender any liability to the Borrower or any Lender.  In this regard, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances:  (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 13.9., but not in limitation of the Borrower’s unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the preceding subsection (e), the Borrower shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.

(h)           Amendments, Etc.  The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders (or all of the Lenders if required by Section 13.6.) shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6.(b).

(i)            Lenders’ Participation in Letters of Credit.  Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Agent with respect to such Letter of Credit, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender’s Commitment Percentage of the Agent’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the third and last sentences of Section 3.6.(b)).

(j)            Payment Obligation of Lenders.  Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.4.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing.  If the notice referenced in the second sentence of Section 2.4.(e) is received by a Lender not later than 11:00 a.m., then such Lender shall make such payment available to the Agent not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Agent not later than 1:00 p.m. on the next succeeding Business Day.  Each Lender’s obligation to make such payments to the Agent under this subsection, and the Agent’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(f) or 11.1.(g) or (iv) the termination of the Commitments.  Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)           Information to Lenders. The Agent shall periodically deliver to the Lenders information setting forth the Stated Amount of all outstanding Letters of Credit.  Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.4.(j).

(l)            Defaulting Lenders.  Upon demand by the Agent at any time while a Lender is a Defaulting Lender or a Potential Defaulting Lender, the Borrower shall deliver to the Agent within one Business Day of such demand, cash collateral or other credit support satisfactory to the Agent in its sole discretion in an amount equal to such Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding; provided, however, that the amount of cash collateral required to be provided by the Borrower pursuant to this subsection (l) will be reduced by the amount of cash collateral then held by the Agent pursuant to Section 3.11.(b) for the purpose of cash collateralizing such Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding.

Section 2.5.  Rates and Payment of Interest on Loans.

(a)           Rates.  The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)            during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)           during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest.  Accrued and unpaid interest on each Loan shall be payable (i) monthly in arrears on the first day of each calendar month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.  All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)           Inaccurate Financial Statements or Compliance Certificates.  If any financial statement or Compliance Certificate delivered pursuant to Section 9.3. is shown to be inaccurate as a result of any action or inaction on the part of the Borrower, and not as a result of any adjustments or modifications in GAAP or any other applicable accounting rules made subsequent to the delivery of any such financial statement or Compliance Certificate having a retroactive effect (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct Compliance Certificate for such Applicable Period and (ii) the Borrower shall immediately pay to the Agent for the account of the Lenders the additional accrued additional interest owing calculated based on such higher Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with Section 3.2. This subsection shall not in any way limit the rights of the Agent and Lenders (x) with respect to the last sentence of the immediately preceding subsection (a) or (y) under Article XI.  The Borrower shall not be required to reimburse the Agent or the Lenders in relation to any recalculation of interest or fees required by this provision at any time after the first anniversary of the Termination Date.

Section 2.6.  Number of Interest Periods.

There may be no more than (a) 8 different Interest Periods for LIBOR Loans that are Revolving Loans and (b) 4 different Interest Periods for Term Loans, in each case, outstanding at the same time.

Section 2.7.  Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans and the Term Loans on the Termination Date.

Section 2.8.  Prepayments.

(a)           Optional.  Subject to Section 5.4., the Borrower may prepay any Loan at any time without premium or penalty.  The Borrower shall give the Agent at least one Business Day’s prior written notice of the prepayment of any Revolving Loan or Term Loan.

(b)           Mandatory.  If at any time:

(i)            the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the Borrowing Base at such time, or

(ii)           the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate Revolving Commitments at such time, the Borrower shall, within 3 calendar days after the occurrence of such excess, pay to the Agent for the accounts of the Lenders the amount of such excess.

(c)           Application of Prepayments.  Amounts paid under the preceding subsection (b) shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations.  If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

(d)           Derivatives Contracts.  No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contract between the Borrower and any Lender (or any Affiliate of any Lender).

Section 2.9.  [Intentionally Omitted.]

Section 2.10.  Continuation.

So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.11. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.11.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Revolving Loan or a Term Loan (including a Base Rate Loan made pursuant to Section 2.3.(e)) of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist.  Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted.  Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans.  Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.12.  Notes.

(a)           Revolving Notes.  The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit L (each a “Revolving Note”), payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

(b)           Term Notes.  The Term Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit M (each a “Term Note”), payable to the order of such Lender in a principal amount equal to the amount of its Term Commitment as originally in effect and otherwise duly completed.

(c)           Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.

(d)           Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.13.  Voluntary Reductions of the Revolving Commitments.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than 3 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent; provided, however, if the Borrower seeks to reduce the aggregate amount of the

Revolving Commitments below $100,000,000, then the Revolving Commitments shall all automatically and permanently be reduced to zero.  The Agent will promptly transmit such notice to each Lender.  The Revolving Commitments, once terminated or reduced may not be increased or reinstated.

Section 2.14.  Expiration or Maturity Date of Letters of Credit Past Termination Date.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Agent, for the benefit of the Agent and the Lenders, an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account.

Section 2.15.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Agent shall not be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.13. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments:

(a)           the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitment at such time; or

(b)           the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Borrowing Base at such time.

Section 2.16.  Funds Transfer Disbursements.

(a)           Generally.  The Borrower hereby authorizes the Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form.  The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or, (ii) made in the Borrower’s name and accepted by the Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower.  The Borrower further agrees and acknowledges that the Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire of funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower.  The Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower.  If the Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Agent takes these actions the Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Agent and the Borrower.  The Borrower agrees to notify the Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Agent’s confirmation to the Borrower of such transfer.

(b)           Funds Transfer.  The Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  The Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require the use of a bank unacceptable to the Agent or any Lender or prohibited by any Governmental Authority; (iii) cause the Agent or any Lender, in their reasonable judgment, to violate any regulatory risk control program or guideline promulgated by the Board of Governors of the Federal Reserve System or any other similar program or guideline; or (iv) otherwise cause the Agent or any Lender to violate any Applicable Law.

(c)           Limitation of Liability.  Neither the Agent nor any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Agent’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Agent, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation; provided, however, that, the Agent and the Lenders shall be liable to the extent any of the above were the result of the Agent’s or Lenders’ gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Neither the Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.  Payments.

(a)           Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Agent for the account of a Lender under this Agreement or any other Loan Document shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  If the Agent fails to pay such amounts to such Lender, within one Business Day of receipt of such amounts, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

(b)           Presumptions Regarding Payments by Borrower.  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein:  (a) each borrowing from the Lenders under Section 2.1.(a), 2.3.(d) and 2.4.(e) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) and under the first sentence of Section 3.6.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.13. shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making of Term Loans under Section 2.2.(a) shall be made from the applicable Lenders, pro rata according to the amounts of their respective Term Commitments; (e) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them; (f) each payment of interest on Term Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Term Loans then due and payable to the respective applicable Lenders; (g) the Conversion and Continuation of Revolving Loans or Term Loans of a particular Type (other than Conversions provided for by Section 5.6.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans or Term Loans, as applicable, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (h) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.4., shall be pro rata in accordance with their respective Revolving Commitments; and (i) the Lenders’

participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be pro rata in accordance with their respective Revolving Commitments.  All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired and funded a participating interest in any such Swingline Loan pursuant to Section 2.3.(e), in which case such payments shall be pro rata in accordance with such participating interests).

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 11.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall, subject to Section 3.11. if applicable, share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 11.5., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Minimum Amounts.

(a)           Borrowings and Conversions.  Except as otherwise provided in Sections 2.3.(d) and 2.4.(e), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess thereof.  Each borrowing, Conversion and

Continuation of LIBOR Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount.

(b)           Prepayments.  Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans then outstanding).  Each voluntary prepayment of Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Term Loans then outstanding).

(c)           Reductions of Revolving Commitments.  Each reduction of the Revolving Commitments under Section 2.13. shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $2,000,000 in excess thereof.

(d)           Letters of Credit.  The initial Stated Amount of each Letter of Credit shall be at least $100,000.

Section 3.6.  Fees.

(a)           Unused Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an unused facility fee with respect to the average daily difference between the (i) aggregate amount of the Revolving Commitments and (ii) the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount of all Letter of Credit Liabilities (the “Unused Amount”).  Such fee shall be computed by multiplying the Unused Amount with respect to such quarter by the corresponding per annum rate set forth below:

Unused Amount	Unused Fee
> 50% of the aggregate amount of Revolving Commitments	0.50%
< 50% of the aggregate amount of Revolving Commitments	0.40%

Such fee shall be payable quarterly in arrears on the last day of each March, June, September or December of each calendar year.  Any such accrued and unpaid fee shall also be payable on the Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.

(b)           Letter of Credit Fees.  The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans (or while an Event of Default exists, at a per annum rate equal to 4.0%) times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be.  The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Termination Date, (iii) the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent.  In addition, the Borrower shall pay to the Agent for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to the greater of (i) $500 or (ii) one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit payable (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date.  The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date).  The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(c)           Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing by the Borrower and the Agent from time to time.

(d)           Extension Fee Under Existing Credit Agreement.  For the avoidance of doubt, the extension fee referenced in Section 3.6.(d) of the Existing Credit Agreement shall not be payable under this Agreement.

Section 3.7.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

Section 3.8.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9.  Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.5.(a)(i) and (ii) and in Section 2.3.(c).  Notwithstanding the

foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, unused fees, closing fees, letter of credit fees, underwriting fees, default charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10.  Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.11.  Defaulting Lenders.

(a)           Generally.  If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Loan Document, or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders or the Supermajority Lenders, shall be suspended while such Lender remains a Defaulting Lender; provided, however, that the foregoing shall not permit an increase in such Lender’s Commitment or an extension of the maturity date of such Lender’s Loans or other Obligations owing to such Lender, in each case, without such Lender’s consent.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), then the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  No Commitment of any Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section, performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies of the Borrower, the Agent and the Lenders against a Defaulting Lender under this Section are in addition to any other rights and remedies the Borrower, the Agent and the Lenders may have against such Defaulting Lender under this Agreement, any of the other Loan Documents, Applicable Law or otherwise.

(b)           Treatment of Payments.  Until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of the Revolving Loans or Term Loans shall, unless the Requisite Lenders agree otherwise, be applied to the outstanding principal balance of the Revolving Loans and Term Loans of the applicable Lenders that are not Defaulting Lenders.  Notwithstanding the terms of Section 3.3., no Defaulting Lender shall be entitled to any share in any payment obtained by any of the other Lenders on any Obligation owing by the Borrower or any Loan Party.  Any amount paid by the Borrower, whether through the exercise of any Lender’s right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments, for the account of a Defaulting Lender under this Agreement or any other Loan Document will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Agent in a segregated non-interest bearing account until such Defaulting Lender has ceased to be a Defaulting Lender in accordance with subsection (f) below, and, subject to any applicable requirements of law, such amount may be applied at such time or times as may be determined by the Agent in its sole discretion, first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or the Swingline Lender under this Agreement, second, if determined by the Agent or requested by the Swingline Lender, held in such account as cash collateral for such Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding and for such Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans then outstanding, third, to the funding of any Loan in respect of which the such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, fourth, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement.  If such Lender is still a Defaulting Lender and any amounts remain in such account on the date that the Commitments are terminated and all Obligations of the Borrower hereunder and under the other Loan Documents are paid in full, at which time such amounts will be applied by the Agent to the making of payments from time to time in the following order of priority:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent and the Swingline Lender under this Agreement; second, to the payment of interest then due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; third, to the payment of Fees then due and payable to the Lenders other than Defaulting Lenders, ratably among them in accordance with the amounts of such Fees then due and payable to them; fourth, to pay principal of all Loans, Reimbursement Obligations and other Letter of Credit Liabilities then due and payable to the Lenders other than Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them; fifth, to the ratable payment of all other Obligations then due and payable to the Lenders other than Defaulting Lenders; and sixth, after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(c)           Fees.  During any period that a Lender is a Defaulting Lender, such Defaulting Lender’s Commitment and outstanding Loans shall be excluded for purposes of calculating any Fee payable to the Lenders under Sections 3.6.(a) and (b), and during such period the Borrower shall not be required to pay, and such Defaulting Lender shall not be entitled to receive, any such Fees otherwise payable to such Defaulting Lender under such Sections.

(d)                                 Borrowing Requests.  While any Lender is a Defaulting Lender or a Potential Defaulting Lender, the Borrower authorizes each of the Agent and the Swingline Lender (which authorization is irrevocable and coupled with an interest) to give, in such Person’s discretion, Notices of Borrowing pursuant to Section 2.1. in such amounts and at such times as may be required to (i) reimburse any Reimbursement Obligation that has become due and payable, (ii) repay an outstanding Swingline Loan or (iii) cash collateralize the Obligations of the Borrower in respect of outstanding Letters of Credit in an amount equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letters of Credit.

(e)                                  Purchase of Defaulting Lender’s Commitment.  During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Revolving Commitment and Term Loan to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b).  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Revolving Commitment and Term Loan via an assignment subject to and in accordance with the provisions of Section 13.5.(b).  In connection with any assignment initiated by the Borrower or any Lender who is not a Defaulting Lender, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and, notwithstanding Section 13.5.(b), shall pay to the Agent an assignment fee in the amount of $10,000.

(f)                                    Cure.  If the Borrower, the Agent and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Agent will so notify the Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and make such other adjustments as the Agent may determine to be necessary to cause the interest of the Lenders in the Loans and Letter of Credit Liabilities to be on a pro rata basis in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cure by a Lender under this subsection of its status as a Defaulting Lender or Potential Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

Section 3.12.  Taxes.

(a)                                  Taxes Generally.  All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits, (iii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called “Taxes”).  If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)                                     pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)                                  promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii)                               pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b)                                 Tax Indemnification.  If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.  For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)                                  Tax Forms.  Prior to the date that any Foreign Lender becomes a party hereto, such Foreign Lender shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Foreign Lender establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code.  Each such Foreign Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent.  The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Foreign Lender or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Foreign Lender or the Agent, as applicable, fails to comply with the requirements of this subsection.  If any such Foreign Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Foreign Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code.  If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent.  The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

(d)                                 USA Patriot Act Notice; Compliance.  In order for the Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Person that would be a Foreign Lender becoming a party hereto, the Agent may request, and such Person shall provide to the Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Agent to comply with Applicable Law.

ARTICLE IV. BORROWING BASE PROPERTIES

Section 4.1.  Eligibility of Properties.

(a)                                  Initial Borrowing Base Properties.  As of the Agreement Date, the Lenders have approved for inclusion in calculations of the Borrowing Base the Properties identified on Schedule 4.1.  Upon satisfaction of the conditions set forth in Section 4.2., such Properties shall become Borrowing Base Properties.

(b)                                 Additional Borrowing Base Properties.  If, after the Effective Date, the Borrower desires that any additional Eligible Property be included in calculations of the Borrowing Base, the Borrower shall so notify the Agent in writing, such notification to include a certification by the Borrower that such Property is an Eligible Property; provided, however, that (x) if any portion of a Property is leased under a ground lease that would qualify as a Ground Lease but for the failure to satisfy clause (a) of the definition of “Ground Lease”, or (y) if such Property is not primarily operated as a self-storage facility, and as a result of either condition set forth in the foregoing clauses (x) or (y), a Property would not qualify as an Eligible Property, then in such case, the Borrower may nevertheless submit such Property for inclusion in the Borrowing Base subject to the approval of the Requisite Lenders.  No Property will be evaluated for inclusion as a Borrowing Base Property unless it is an Eligible Property, subject to the immediately preceding sentence, and unless and until the Borrower delivers to the Agent each of the following, in form and substance reasonably satisfactory to the Agent:

(i)                                     A description of such Property, such description to include the age, location and size of such Property;

(ii)                                  An operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, provided that, with respect to any period such Property was not owned by the Borrower or a Subsidiary, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge;

(iii)                               A current rent roll in substantially the form attached hereto as Exhibit Q and a one-year occupancy history of such Property each certified by a representative of the Borrower to be true and correct, provided that, with respect to any period such Property was not owned by the Borrower or a Subsidiary, the occupancy history shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge;

(iv)                              Such projections and other information concerning the anticipated operation of such Property as the Agent may reasonably request;

(v)                                 Budgets with respect to any capital expenditures to be made with respect to such Property within the next twelve months; and

(vi)                              Such other information the Agent may reasonably request in order to evaluate the Property which information is readily available to the Borrower or can be obtained by the Borrower without unreasonable expense.

(c)                                  Approval by Agent and Lenders; Appraisals.  Upon receipt of all of the above items, the Agent shall order an Appraisal of such Property in order to determine the Appraised Value thereof.  If, after receipt and review of all of the above items (other than the Appraisal), the Agent is prepared to proceed with acceptance of such Property as a Borrowing Base Property, the Agent will so notify the Borrower and each Lender within 10 Business Days after receipt of all of the above items (other than the Appraisal) and will submit all such items to the Lenders.  After obtaining the Appraisal of such Property, the Agent will promptly submit the Appraisal and the Appraised Value to the Lenders, for approval by the Requisite Lenders and each Lender shall notify the Agent whether it approves of the designation of such Property as a Borrowing Base Property within 10 Business Days of the submission by the Agent of the Appraisal and the Appraised Value for such Property.  If a Lender shall fail to so notify the Agent within the 10 Business Day Period set forth in the immediately preceding sentence, then such Lender shall be deemed to have approved of such Property.  Upon approval of such Property by the Requisite Lenders, and upon execution and delivery of all of the documents required to be provided under Section 4.2., such Property shall become a Borrowing Base Property.

(d)                                 Tax Mitigation.  In the case of any Property located in a jurisdiction imposing a mortgage recording tax, the Agent and the Lenders agree to take such actions as the Borrower may reasonably request to achieve any available and permissible mortgage recording tax savings, in each case consistent with local practice and Applicable Law, so long as taking such actions will not, in the Agent’s reasonable discretion, impair the Agent’s Lien on such Property.

Section 4.2.  Conditions Precedent to a Property Becoming a Borrowing Base Property.

No Property shall become a Borrowing Base Property until the Borrower shall have caused to be executed and delivered to the Agent and the Lenders all documents and instruments required to be so executed and delivered under Section 4.1., the Requisite Lenders shall have approved of, or shall have been deemed to have approved of, such Property as provided in such Section, and the Borrower shall have caused to be executed and delivered to the Agent the following instruments, documents and agreements in respect of such Property, each to be in form and substance reasonably satisfactory to the Agent:

(a)                                  A Security Instrument executed by each Loan Party owning (or leasing) such Property, the form of such Security Instrument to be modified as appropriate (i) to conform to the Applicable Laws of the jurisdiction in which such Property is located and (ii) to implement the provisions of Section 4.1.(d), if applicable;

(b)                                 An Environmental Indemnity Agreement executed by the Parent, each such Loan Party, and if not the Borrower, the Borrower;

(c)                                  [Intentionally Omitted];

(d)                                 A “Phase I” environmental assessment of such Property, and a “Phase II” environmental assessment of such Property if warranted by such “Phase I” environmental assessment, in each case, not more than 12 months old prepared by Partner Engineering and Science, Inc. or such other environmental engineering firm reasonably acceptable to the Agent and upon which the Agent and the Lenders are expressly permitted to rely pursuant to a reliance letter addressed to the Agent and the Lenders in form and substance reasonably satisfactory to the Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Property;

(e)                                  Copies of all engineering, mechanical, structural and maintenance studies performed with respect to such Property not more than twelve months old upon which the Agent and the Lenders are expressly permitted to rely pursuant to a reliance letter addressed to the Agent and the Lenders in form and substance reasonably satisfactory to the Agent;

(f)                                    Evidence that all insurance required for such Property under the applicable Loan Documents is currently in effect;

(g)                                 [Intentionally omitted];

(h)                                 Copies of any applicable ground leases and estoppels from ground lessors relating to such Property if such estoppels are required to be provided by such ground lessor pursuant to such ground leases and if such estoppels are not so required, if requested by the Agent, the Borrower shall use its commercially reasonable efforts to obtain such estoppels;

(i)                                     Copies of (x) all Major Leases, Property Management Agreements, Marketing Agreements, franchise or license agreements, any reciprocal easement agreements and all other material contracts, licenses or permits, if any, which relate to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property, and (y) if such Property is not yet owned by the Borrower or a Subsidiary, the purchase agreement pursuant to which the Borrower or a Subsidiary is to acquire such Property;

(j)                                     If requested by the Agent, a Property Management Contract Assignment and/or a Marketing Agreement Assignment executed by each such Loan Party and the applicable property manager or marketing services provider, respectively;

(k)                                  If requested by the Agent, a reciprocal easement agreement estoppel with respect to any reciprocal easement agreements for such Property;

(l)                                     [Intentionally omitted];

(m)                               If requested by the Agent, collateral assignments of the other material contracts, operating permits and licenses, franchise or license agreements and any other rights or benefits of such Property, relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property;

(n)                                 If requested by the Agent, estoppel certificates and subordination, non-disturbance and attornment agreements, from any tenant leasing any of such Property pursuant to a Major Lease (other than any tenant only leasing storage space at such Property);

(o)                                 An ALTA 2006 Form mortgagee’s Policy of Title Insurance (without any creditor’s rights exclusion) or other form acceptable to the Agent in favor of the Agent for the benefit of the Secured Parties with respect to such Property, including endorsements with respect to such items of coverage as the Agent may reasonably request (which endorsements may include, without limitation, applicable zoning endorsements with respect to additional Properties submitted after the Effective Date) and which endorsements are available, in the amount of coverage required in the following sentence, issued by an Approved Title Insurance Company and with reinsurance (with direct access agreements) with title insurance companies reasonably acceptable to the Agent, showing the fee simple title (or a leasehold estate if leased under a Ground Lease) to the land and improvements described in the applicable Security Instrument as vested in the Borrower or a Subsidiary, and insuring that the Lien granted by such Security Instrument is a valid Lien against said property, subject only to such restrictions, encumbrances, easements and reservations as are reasonably acceptable to the Agent.  The amount of coverage under such policy must equal (i) 100% of the Appraised Value (based on the “stabilized value”)

of such Property (excluding the value of any personal property located at such Property and subject to increase without material cost through the use of “tie-in” endorsements or other provisions) or (ii) to the extent that a “tie-in” endorsement is not available, 125% of the Appraised Value (based on the “stabilized value”) of such Property (excluding the value of any personal property located at such Property);

(p)                                 Copies of all documents of record reflected in Schedule B of such Policy of Title Insurance;

(q)                                 If such Property is located in a Tie-In Jurisdiction and a “tie-in” endorsement is available, endorsements to all other existing title insurance policies issued to the Agent with respect to all other Properties located in that Tie-In Jurisdiction and/or other Tie-In Jurisdictions, as applicable, reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the aggregate amount of the Appraised Values of all such Properties (including the Property to be included as a Borrowing Base Property but excluding the value of any personal property located at such Property) but in no event in an amount in excess of the aggregate amount of the Revolving Commitments and the outstanding principal balance of the Term Loans;

(r)                                    A current or currently certified survey of such Property certified to the Agent and the Lenders by a surveyor licensed in the jurisdiction where such Property is located to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;

(s)                                  If not adequately covered by the survey certification, a certificate from a licensed engineer or other professional satisfactory to the Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration, or, if it is, evidence of flood insurance;

(t)                                    A zoning report prepared by Massey Consulting Group or such other firm reasonably acceptable to the Agent with respect to such Property evidencing compliance with applicable zoning and land use laws and building ordinances or codes (including, without limitation, copies of final certificates of occupancy relating to such Property or such other evidence reasonably acceptable to the Agent that occupancy permits have been issued for the Property) or that such Property is the subject of a legal non-conforming use;

(u)                                 [Intentionally Omitted];

(v)                                 The Pledge Agreement, or if the Pledge Agreement is already in effect, a supplement to the Pledge Agreement, executed by each Person that owns, directly or indirectly, any Equity Interests of the Property Owner of such Property, subjecting all such Equity Interests to the Lien of the Pledge Agreement;

(w)                               All certificates, if any, representing any such Equity Interests, together with an undated stock power for each such certificate executed in blank by a duly authorized officer or agent of the Loan Party with rights in any such Equity Interests, together with an

Acknowledgment and Consent, substantially in the form of Schedule 2 to the Pledge Agreement, duly executed by the issuer of such Equity Interest;

(x)                                   The results of a recent UCC, tax, judgment, bankruptcy and lien search in each of the jurisdictions in which UCC financing statements or other filings or recordations should be made to evidence or perfect Liens in such Property, such Equity Interests and all other Collateral related to such Property;

(y)                                 Each document (including, without limitation, any UCC financing statement) required by any Security Document or under Applicable Law or reasonably deemed necessary or appropriate by the Agent to be entered into, filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected first-priority Lien in such Property and all other Collateral relating to such Property, shall have been entered into, filed, registered or recorded or shall have been delivered to the Agent and be in proper form for filing, registration or recordation, as appropriate;

(z)                                   An opinion of counsel admitted to practice law in the jurisdiction in which such Property is located and reasonably acceptable to the Agent, addressed to the Agent, each Lender and each other Secured Party covering such legal matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(aa)                            An opinion of counsel qualified to render legal opinions regarding the law of the jurisdiction in which the Borrower is formed (or if the Property is owned or leased by a Subsidiary, in the jurisdiction where such Subsidiary is formed) reasonably acceptable to the Agent, addressed to the Agent, each Lender and each other Secured Party covering such legal matters relating to the formation and existence and power of the Person executing documents, and the due authorization, execution and delivery of the applicable Security Documents and other documents for consummating the transactions contemplated hereby as the Agent may reasonably request;

(bb)                          If the Property Owner of such Property or any Subsidiary that owns, directly or indirectly, any Equity Interests of such Property Owner is not already a Guarantor, an Accession Agreement executed by each such Person and all of the items that would have been required to be delivered to the Agent under Section 6.1.(a)(v) through (a)(ix) and (a)(xvi) had such Subsidiary been a Loan Party on the Effective Date;

(cc)                            A Borrowing Base Certificate calculated after giving pro forma effect to the inclusion of such Property as a Borrowing Base Property; and

(dd)                          Such other due diligence materials (including, without limitation, inspection reports prepared by an architect or engineer reasonably acceptable to the Agent and addressed to the Agent for the benefit of the Lenders with respect to any Property that the Borrower has submitted to become a Borrowing Base Property), instruments, documents, consents, agreements, financing statements, certificates, opinions and other Security Documents consistent with the existing terms and conditions of the Loan Documents as the Agent may reasonably request.

Section 4.3.  Release of Borrowing Base Properties.

(a)                                  Subject to clause (b) below, from time to time the Borrower may request, upon not less than 5 Business Days prior written notice to the Agent, that a Borrowing Base Property and related Collateral be released from the Liens created by the Security Documents applicable thereto, which release (the “Release”) shall be effected by the Agent if all of the following conditions are satisfied as of the date of such Release:

(i)                                     no Default or Event of Default exists or would exist immediately after giving effect to such Release;

(ii)                                  the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects immediately prior to and after giving effect to such Release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents;

(iii)                               the Borrower shall have delivered to the Agent a certificate from the Borrower’s chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (a) and (b);

(iv)                              the Borrower shall have delivered to the Agent all documents and instruments reasonably requested by the Agent in connection with such Release including, without limitation, the following:

(A)                              all documents being requested by the Borrower to effect such Release, including releases of applicable Security Documents; and

(B)                                a certificate of a Responsible Officer of the Borrower certifying that the Release is required in connection with the sale of the Borrowing Base Property to be released or in connection with the Borrower or its applicable Subsidiary obtaining secured financing that will be secured by such Borrowing Base Property;

(v)                                 the Borrower shall have delivered a Compliance Certificate showing pro forma compliance with the covenants set forth in Section 10.1. after giving effect to such Release; and

(vi)                              the Borrower shall have delivered to the Agent a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to such Release and indicating that the outstanding principal balance of the Loans, together with the aggregate principal amount of all Letter of Credit Liabilities and the Derivatives Termination Value of all Specified Derivatives Contracts, will not exceed the Borrowing Base after giving effect to such Release and any prepayment of Obligations to be made concurrently with such Release.

(b)                                 In the event that a Property is no longer deemed to be a Borrowing Base Property because an “Event of Default” under and as defined in the Security Instrument or an event of default under any other Security Document relating to such Borrowing Base Property has occurred and is continuing, the Borrower may request, upon not less than 5 Business Days prior written notice to the Agent, that a Borrowing Base Property and related Collateral be released from the Liens created by the Security Documents applicable thereto, which Release shall be effected by the Agent if no Default or Event of Default exists as of the date of Release or would exist immediately after giving effect to such Release.

Section 4.4.  Frequency of Calculations of Borrowing Base; Calculation Methodology.

Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered by the Borrower, and accepted by the Agent, under Section 6.1.  Thereafter, the Borrowing Base shall be the amount set forth as such in a Borrowing Base Certificate delivered by the Borrower, and accepted by the Agent, from time to time under Section 4.2.(cc), 4.3.(a)(vi) or 9.3.(b).  Any increase in the amount of the Borrowing Base shall become effective as of the next determination of the Borrowing Base as provided in this Section, provided that (a) the applicable Borrowing Base Certificate substantiates such increase and (b) if the increase in the Borrowing Base is attributable in whole or in part to an increase in the Appraised Value of a Borrowing Base Property, the Borrower delivers to the Agent prior to the effectiveness of such increase, and at the Borrower’s sole cost and expense, the following: (i) with respect to any such Borrowing Base Property not located in a Tie-In Jurisdiction, an endorsement to the title insurance policy in favor of the Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than 100% of the Appraised Value of such Property and (ii) with respect to any such Borrowing Base Property located in a Tie-In Jurisdiction, an endorsement to the title insurance policy in favor of the Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than the Appraised Value of such Property, as well as endorsements to all other existing title insurance policies issued to the Agent with respect to all other Properties located in Tie-In Jurisdictions reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the aggregate amount of the Appraised Values of all such Properties but in no event in an amount in excess of the aggregate amount of the Commitments.

Section 4.5.  Frequency of Appraisals.

The Appraised Value of a Borrowing Base Property shall be determined or redetermined, as applicable, under each of the following circumstances:

(a)                                  In connection with the acceptance of a Property as a Borrowing Base Property, the Agent shall determine the Appraised Value thereof as provided in Section 4.1.; or

(b)                                 Upon the Borrower’s written request for a redetermination of the Appraised Value of a Property, the Agent shall redetermine the Appraised Value of such Property (based on a new Appraisal of such Property obtained by the Agent), all at the Borrower’s expense; or

(c)                                  At any time on or before June 7, 2012, but no more than once during the term of this Agreement, the Agent may redetermine the Appraised Value of a Borrowing Base Property (based on a new Appraisal obtained by the Agent), all at the Borrower’s expense; or

(d)                                 At any time while a Default or an Event of Default exists, the Agent may redetermine the Appraised Value of a Borrowing Base Property (based on a new Appraisal obtained by the Agent), all at the Borrower’s expense.

Section 4.6.  Additional Appraisals Required under Applicable Law.

If under FIRREA or any other Applicable Law, a Lender is required to obtain an Appraisal of any Borrowing Base Property in addition to any other Appraisal previously obtained with respect to such Property pursuant to this Agreement, the Agent shall have the right to cause such an Appraisal to be prepared at the Borrower’s cost and expense.  The Borrowing Base shall be redetermined as a result of delivery of any such new Appraisal if Applicable Law requires such redetermination, in which case the Borrowing Base shall be redetermined in the manner required under such Applicable Law.

ARTICLE V. YIELD PROTECTION, ETC.

Section 5.1.  Additional Costs; Capital Adequacy.

(a)                                  Capital Adequacy.  If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.  Any Participant’s right to receive compensation pursuant to this subsection (a) is limited by the terms of Section 13.5.(d) and (e).

(b)                                 Additional Costs.  In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Agent for the account of each affected Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)                                  Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.6. shall apply).

(d)                                 Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

(e)                                  Notification and Determination of Additional Costs.  Each of the Agent and each Lender and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder.  The Agent or such Lender or such Participant agrees to furnish to the Borrower (and in the case of a Lender or a Participant, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section.  Absent manifest error, determinations by the Agent or any Lender or any Participant of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 5.2.  Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)                                  the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

(b)                                 the Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for an Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining such LIBOR Loans;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

Section 5.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.6. shall be applicable).

Section 5.4.  Compensation.

The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a)                                  any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)                                 any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, an amount equal to the then present value of (a) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the applicable Interest Period at the rate applicable to such LIBOR Loan, less (b) the amount of interest that would accrue on the same LIBOR Loan or for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.  Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 5.5.  Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12. or 5.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Revolving Commitment and Term Loan to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12. or 5.1. with respect to periods up to the date of replacement.

Section 5.6.  Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c) or 5.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(c) or 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1. or 5.3. that gave rise to such Conversion no longer exist:

(a)                                  to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)                                 all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Commitments.

Section 5.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article V. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1.  Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

(a)                                  The Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agent:

(i)                                     Counterparts of this Agreement executed by each of the parties hereto;

(ii)                                  Revolving Notes and Term Notes executed by the Borrower, payable to each Lender and complying with the applicable provisions of Section 2.12., and the Swingline Note executed by the Borrower;

(iii)                               The Guaranty executed by the Parent and each other Guarantor existing as of the Effective Date;

(iv)                              A Transfer Authorizer Designation Form effective as of the Agreement Date;

(v)                                 An opinion of counsel to the Loan Parties, addressed to the Agent and, the Lenders, addressing the matters set forth in Exhibit N;

(vi)                              The articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Borrower and each other Loan Party certified as of a recent date by the Secretary of State (or comparable official) of the state of formation of such Loan Party;

(vii)                           A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State (or comparable official) of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (or comparable official and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(viii)                        A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Swingline Borrowings, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

(ix)                                Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (x) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (y) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(x)                                   Certificates of insurance evidencing the existence of all insurance required to be maintained by Loan Parties pursuant to the Agreement, and the Agent shall be reasonably satisfied with the type and extent of such coverage;

(xi)                                The Fees then due and payable under Section 3.6., and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;

(xii)                             A Borrowing Base Certificate calculated as of the Effective Date;

(xiii)                          A Compliance Certificate calculated as of September 30, 2009 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);

(xiv)                         A certificate of the chief financial officer of the Borrower, including reasonably detailed supporting calculations, certifying that the aggregate principal amount of all Loans made on the Effective Date, together with the aggregate amount of all Letter of Credit Liabilities as of the Effective Date, does not exceed the lesser of:

(A)                              an amount equal to 60.0% of the Appraised Value of all Properties constituting Borrowing Base Properties as of the Effective Date;

(B)                                an amount equal to (x) the Borrowing Base NOI of all Properties constituting Borrowing Base Properties as of the Effective Date divided by (y)(A) the Applicable Mortgage Constant times (B) 1.5; and

(C)                                an amount which, if deemed to be the denominator of Debt Yield, would produce a Debt Yield equal to 14.0%.

(xv)                            All of the items required to be delivered under Sections 4.1. and 4.2. with respect to each Property identified on Schedule 4.1.; and

(xvi)                         Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

(b)                                 In the good faith judgment of the Agent and the Lenders:

(i)                                     There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and the other Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)                                  No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)                               The Parent, the Borrower and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iv)                              There shall not have occurred or exist any other material adverse change or material disruption in the loan syndication, financial, banking or capital markets that, in the reasonable judgment of the Joint Lead Arrangers, has impaired or could reasonably be expected to impair, the syndication of the Loans, either (i) occurring on or after August 6, 2009, or (ii) occurring prior to August 6, 2009 but becoming known to the Joint Lead Arrangers after August 6, 2009.

Section 6.2.  Conditions Precedent to All Loans and Letters of Credit.

The obligations of the Lenders to make any Loans, and of the Agent to issue Letters of Credit, are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (c) in the case of the issuance of a Letter of Credit or the making of a Swingline Loan, no Lender shall be a Defaulting Lender or Potential Defaulting Lender; provided, however, in the case of the issuance of a Letter of Credit, the Agent may, in its sole and absolute discretion, waive this condition precedent on behalf of itself and all Lenders.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article VI. have been satisfied.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Section 7.1.  Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Agent and each Lender as follows:

(a)                                  Organization; Power; Qualification.  Each of the Parent, the Borrower, the other Loan Parties, and each other Subsidiary is a corporation, partnership, trust or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership, trust or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)                                 Ownership Structure.  As of the Agreement Date, Part I of Schedule 7.1.(b) is a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary,

(i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the Agreement Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)                                  Authorization of Agreement, Etc.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)                                 Compliance of Loan Documents with Laws, Etc.  The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Parent, the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party other than Liens created under the Loan Documents.

(e)           Compliance with Law; Governmental Approvals.  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to the Parent, the Borrower, such other Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)            Title to Properties; Liens.  As of the Agreement Date, Part I of Schedule 7.1.(f) is a complete and correct listing of all of the real property owned or leased by the Parent, the Borrower, each other Loan Party and each other Subsidiary.  Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.  As of the Agreement Date, there are no Liens against any assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary except for Permitted Liens.

(g)           Existing Indebtedness.  Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Parent, the Borrower and the other Subsidiaries, including without limitation, Guarantees of the Parent, the Borrower and the other Subsidiaries, and indicating whether such Indebtedness is Secured Indebtedness (and if so whether such Indebtedness is Nonrecourse Indebtedness) or Unsecured Indebtedness.

(h)           Material Contracts.  Schedule 7.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, the noncompliance with which would give any other party thereto the right to terminate such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)            Litigation.  Except as set forth on Schedule 7.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Parent, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.  There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Parent, the Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j)            Taxes.  All federal, state and other tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Parent, the Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.6.  As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Parent, the Borrower, each other Loan Party and each other Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)           Financial Statements.  The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ending December 31, 2008, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the fiscal year ending on such dates, with the audit report thereon of Deloitte & Touche LLP and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of June 30, 2009, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity of the Parent and its Subsidiaries for the period of three fiscal quarters ending on such date.  Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).  Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)            No Material Adverse Change; Solvency.  Since December 31, 2008, there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or business of the Parent and its Subsidiaries taken as a whole.  Each of the Loan Parties is Solvent.  No Loan Party is entering into any of the transactions contemplated by the Loan Documents with the actual intent to hinder, delay, or defraud any creditor.  Each Loan Party has received reasonably equivalent value in exchange for the obligations incurred by it under the Loan Documents to which it is a party.

(m)          ERISA.  Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliance which could not reasonably be expected to have a Material Adverse Effect.  As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n)           Not Plan Assets; No Prohibited Transaction.  None of the assets of the Parent, Borrower, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(o)           Absence of Defaults.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case:  (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party or by which the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Environmental Laws.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) neither the Parent nor the Borrower has received notice of, and neither is otherwise aware of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Parent, the Borrower, any other Loan Party or any other Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws. To the knowledge of the Parent and the Borrower, no Hazardous Materials generated at or transported from any of the Borrowing Base Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List, 40 C.F.R. Section 300 Appendix B, or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to have a Material Adverse Effect.

(q)           Investment Company; Etc.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an

“investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)            Margin Stock.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)           Affiliate Transactions.  Except as permitted by Section 10.11., none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to any transaction with an Affiliate.

(t)            Intellectual Property.  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person.  The Parent, the Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)           Business.  As of the Agreement Date, the Parent, the Borrower and the other Subsidiaries are substantially engaged in the business of the ownership, operation, acquisition and development of self-storage facilities in the United States of America, together with other business activities incidental thereto.

(v)           Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower or any of the other Subsidiaries ancillary to the transactions contemplated hereby.

(w)          Accuracy and Completeness of Information.  No written information, report or other papers or data (excluding financial projections and other forward looking statements)

furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Parent, the Borrower, any other Loan Party or any other Subsidiary or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading.  All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, present fairly in all material respects, the financial position of the Persons involved as at the date thereof and the results of operations for such periods and in accordance with GAAP consistently applied throughout the periods involved (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).  All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  As of the Effective Date, no fact is known to the Parent or the Borrower which has had, or may in the future have (so far as the Parent or the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.

(x)            REIT Status.  The Parent qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(y)           Borrowing Base Properties.  Each of the Properties included in calculations of the Borrowing Base satisfies all of the requirements contained in the definition of “Eligible Property” (except to the extent such requirements were waived by the Requisite Lenders at the time such Property was approved as a Borrowing Base Property) and each Lien in the Collateral relating to each Borrowing Base Property purported to be created under any Security Document is a valid and perfected Lien on such Collateral having the priority required by the applicable Loan Documents.

(z)            Border Zone Properties.  None of the Borrowing Base Properties has been designated as a “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq. and the regulations adopted in accordance therewith, and, to the best of the Borrower’s knowledge, there has been no occurrence or condition on any real property adjoining or in the vicinity of any Borrowing Base Property that could cause such Property or any part thereof to be designated as such a “border zone property”.

(aa)         OFAC.  None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds of the Loans or Letters of Credit will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(bb)         Embargoed Person.  To the best of the knowledge of the Parent and the Borrower: (i) none of the funds or other assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under the laws of the United States of America, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that investment in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loans and other financial accommodations made by the Lender under the Loan Documents is in violation of Applicable Law (any such any person, entity or government being an “Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable, with the result that the investment in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) none of the funds of the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable, have been derived from any unlawful activity with the result that investment in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loans and other financial accommodations to be extended under the Loan Documents would be in violation of Applicable Law.

Section 7.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower or any other Loan Party prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower to the Agent and the Lenders under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VIII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.6., each of the Parent and the Borrower shall comply with the following covenants:

Section 8.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.7., the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.2.  Compliance with Applicable Law and Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party, the noncompliance with which would give any other party thereto the right to terminate such Material Contract.

Section 8.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties necessary in the conduct of its business, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 8.4.  Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on, their respective businesses as described in Section 7.1.(u).

Section 8.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance on a replacement cost basis with financially sound and reputable insurance companies (in any event having a Credit Rating of at least “A” from S&P or Fitch except with respect to the insurance company currently providing automobile, earthquake and flood insurance (the “Exempt Insurer”), in which case the Exempt Insurer shall maintain a Credit Rating from S&P or Fitch equal to or better than the Credit Rating assigned to it by S&P or Fitch as of the Closing Date and any insurance company (or companies) replacing the Exempt Insurer with respect to automobile, earthquake and/or flood insurance shall have a Credit Rating of at least “A” from S&P or Fitch) against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and insurance certificates, in form acceptable to the Agent, providing that the insurance coverage required under this Section (including without limitation, both property and liability insurance) is in full force and effect and stating that coverage shall not be cancelable or materially changed without ten (10) days prior written notice to the Agent of any cancellation for nonpayment or premiums, and not less than 30 days’ prior written notice to the Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that the Agent for the benefit of the Secured Parties, is named as lender’s loss payee and additional insured, as appropriate, on all insurance policies that the Borrower, any Loan Party or any other Subsidiary actually maintains with respect to any Borrowing Base Property and improvements on such Borrowing Base Property.  Such insurance shall include all of the following:

(a)           Insurance against loss to such Properties on an “all risk” policy form, covering insurance risks no less broad than those covered under a Special Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss-Special Form,” in the then current form, and such other risks as the Agent may reasonably require, in amounts equal to the full replacement cost of the Borrowing Base Properties including fixtures and equipment, interest in leasehold improvements, and the cost of debris removal, with, if required by the Agent, an agreed amount endorsement, and with deductibles of not more than $50,000, except that any deductibles for any insurance covering damage by windstorm may be in amounts up to 5% of the value of the Borrowing Base Property insured;

(b)           Business income insurance in amounts sufficient to pay during any period in which a Borrowing Base Property may be damaged or destroyed, for a period of at least 12 months; (i) at least 100% of all rents and (ii) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by tenants of the Borrowing Base Property;

(c)           During the making of any alterations or improvements to a Borrowing Base Property, carry or cause to be carried builder’s completed value risk insurance against “all risks of physical loss” for the full replacement cost of the construction Properties;

(d)           Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Properties are now, or at any time while the Obligations or any portion thereof remains unpaid shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on the Properties, or as such lesser amounts as may be available under Federal flood insurance programs;

(e)           Commercial general public liability insurance, with the location of the Properties designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Properties, with Borrower or the applicable Subsidiary listed as the named insured, with such limits as Borrower or the applicable Subsidiary may reasonably require (but in no event less than $5,000,000);

(f)            Terrorism coverage on each Borrowing Base Property so long as the Terrorism Risk Insurance Act of 2002, as amended (“TRIA”), is in effect and, if TRIA shall be repealed or shall expire, the Borrower shall maintain at all times terrorism coverage on the Borrowing Base Properties in an amount not less than 5% of the Appraised Value of the Borrowing Base Properties; and

(g)           Such other insurance, including, without limitation, earthquake and environmental coverages, relating to the Properties and the uses and operation thereof as the Agent may, from time to time, reasonably require.

Section 8.6.  Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Parent, the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

Section 8.7.  Visits and Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives or agents of the Agent and, if such visit or inspection is arranged by the Agent, of any Lender, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of the Borrower, to:  (a) visit and inspect all properties of the Parent, the Borrower, such other Loan Party or such other Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance; provided that, so long as no Event of Default exists, the Borrower shall only be required to pay the expenses of the Agent (and not the expenses of any other Lender), with respect to one such visit and inspection per calendar year.  If requested by the Agent, the Parent and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or, if the same has been arranged by the Agent, any Lender, to discuss the financial affairs of the Parent, the Borrower, any other Loan Party and any other Subsidiary with its accountants.

Section 8.8.  Use of Proceeds; Letters of Credit.

The Borrower shall use the proceeds of the Loans to repay the Indebtedness existing under the Existing Credit Agreement, and shall use the proceeds of the Loans and the Letters of Credit for general corporate purposes only.  No part of the proceeds of any Loan or Letter of Credit will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

Section 8.9.  Environmental Matters.

The Parent and the Borrower shall, and shall cause all of the other Loan Parties and the other Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  If the Parent, the Borrower, any other Loan Party or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower, any other Loan Party or any other Subsidiary alleging violations of any Environmental Law or requiring the Parent, the Borrower, any other Loan Party or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Parent, the Borrower, any other Loan Party or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by the Parent, the Borrower, any other Loan Party or any other Subsidiary.  The Parent and the Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 8.10.  Books and Records.

The Parent and the Borrower shall, and shall cause each of the other Loan Parties and the other Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 8.11.  Further Assurances.

The Parent and the Borrower shall, at their sole cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.12.  New Subsidiaries; Guarantors; Release of Guarantors and Pledgors.

(a)           Requirement to Become Guarantor.  Within 10 Business Days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary after the Effective Date, the Borrower shall cause to be delivered to the Agent each of the following items, each in form and substance satisfactory to the Agent:  (i) an Accession Agreement executed by such Material Subsidiary and (ii) the items that would have been delivered under Section 6.1.(a)(v) through (a)(ix) and (a)(xvi) if such Material Subsidiary had been a Guarantor on the Effective Date; provided, however, promptly (and in any event within 10 Business Days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.  The Borrower shall send to each Lender copies of each of the foregoing items once the Agent has received all such items with respect to a Material Subsidiary.

(b)           Other Guarantors.  The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by executing and delivering to the Agent the items required to be delivered under the immediately preceding subsection (a).

(c)           Release of a Guarantor.  The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as:  (i) such Guarantor (x) qualifies, or will qualify simultaneously with its release from the Guaranty, as an Excluded Subsidiary, or (y) in the case of a Material Subsidiary, has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Material Subsidiary or a Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) such Guarantor is not a Property Owner and does not own, directly or indirectly, any Equity Interests of a Property Owner, other than Equity Interests in a Property Owner whose Borrowing Base Property is being released under Section 4.3. (in which case the release under this Section shall be effected simultaneously with the applicable Release under Section 4.3.); (iv) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; (v) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (vi) the Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Agent in its sole discretion) prior to the requested date of release.  Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(d)           Release of Pledge.  In connection with a Release of a Borrowing Base Property under Section 4.3. and simultaneously with the effectiveness of such Release, the Agent shall release from the Lien of the Pledge Agreement the Equity Interests of (i) the Property Owner of such Borrowing Base Property and (ii) the Equity Interests of any other Subsidiary indirectly owning any Equity Interests of such Property Owner so long as such Subsidiary does not own, directly or indirectly, any Equity Interests in any other Property Owner.

Section 8.13.  REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 8.14.  Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

ARTICLE IX. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall cause to be furnished to each Lender (or to the Agent if so provided below) at its Lending Office:

Section 9.1.  Quarterly Financial Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 9.2.  Year-End Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Parent) (including without limitation, the fiscal year ending December 31, 2009), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer, treasurer, or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the audit report thereon of independent certified public accountants of recognized national standing, whose report shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and report to the Agent and the Lenders.

Section 9.3.  Compliance Certificate; Borrowing Base Certificate.

(a)           At the time financial statements are furnished pursuant to Sections 9.1. and 9.2., and within 5 Business Days of the Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit O (a “Compliance Certificate”) executed by the chief financial officer, treasurer, or chief accounting officer of the Parent:  (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Parent and the Borrower were in compliance with the covenants contained in Sections 10.1., 10.2. and 10.4. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.  Together with each Compliance Certificate delivered in connection with quarterly or annual financial statements, the Borrower and the Parent shall deliver a report, in form and detail reasonably satisfactory to the Agent, setting forth a Statement of Funds From Operations for the fiscal period then ending.

(b)           At the time financial statements are furnished pursuant to Sections 9.1. and 9.2., in connection with the addition of a Property to the Borrowing Base pursuant to Section 4.2.(cc), in connection with the release of a Property from the Borrowing Base pursuant to Section 4.3.(a)(vi) in connection with the redetermination of the Appraised Value of a Property under Section 4.5.(b) or (c) or under Section 4.6., and at any other time within 5 Business Days of the Agent’s reasonable request, a certificate substantially in the form of Exhibit P (a “Borrowing Base Certificate”) executed by the chief financial officer, treasurer, or chief accounting officer of the Parent: (a) setting forth in reasonable detail the calculations required to establish the Borrowing Base and (b) attaching a schedule identifying the Borrowing Base Properties and setting forth the Appraised Value of each Borrowing Base Property.

Section 9.4.  Other Information.

(a)           Management Reports.  Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants;

(b)           Securities Filings.  Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, the Borrower, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange (any such registration statement, report and other periodic report referred to as a “Security Filing”);

(c)           Shareholder Information.  Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any other Loan Party or any other Subsidiary;

(d)           ERISA.  If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and of which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(e)           Litigation.  To the extent the Parent, the Borrower or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any other Subsidiary are being audited;

(f)            Modification of Organizational Documents.  A copy of any amendment to the articles of incorporation, bylaws, partnership agreement, operating agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party within 15 Business Days after the effectiveness thereof;

(g)           Change of Management or Financial Condition.  Prompt notice of any change in the senior management of the Parent, the Borrower or any other Loan Party and any change in the business, assets, liabilities, financial condition or results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;

(h)           Default.  Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Parent or the Borrower obtaining knowledge thereof:  (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)            Judgments.  Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties;

(j)            Notice of Violations of Law.  Prompt notice if the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(k)           Budget.  As soon as available, and in any event no later than 45 days after the end of each fiscal year of the Parent, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Parent stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(l)            Material Asset Sales.  Prompt notice of the sale, transfer or other disposition of any material assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary to any Person other than the Parent, the Borrower, any other Loan Party or any other Subsidiary;

(m)          Material Contracts and Specified Derivatives Contracts.  Promptly upon entering into any Material Contract or Specified Derivatives Contract after the Agreement Date, a copy to the Agent of such Material Contract or Specified Derivatives Contract;

(n)           Cash Flow Projections.  Concurrently with the delivery of the items required pursuant to the immediately preceding subsection (k), and, if requested by the Agent, concurrently with the delivery of the financial statements required pursuant to Section 9.1., consolidated statements of projected cash flow of the Parent, the Borrower and the other Subsidiaries for the immediately following period of 4 consecutive fiscal quarters of the Parent;

(o)           Derivatives Termination Values.  Concurrently with the delivery of the financial statements required pursuant to Section 9.1., and promptly upon the request of the Agent (provided that the Agent may make such request no more frequently than once each calendar month), the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding;

(p)           [Intentionally Omitted]; and

(q)           Other Information.  From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request.

Section 9.5.  Delivery of Documents.

Documents required to be delivered by the Borrower pursuant to Article IX. (to the extent any such documents are not otherwise included in a Security Filing) may be delivered electronically, including, without limitation, by posting such documents to the Borrower’s internet website (www.u-store-it.com); provided, that (a) if such documents are posted to the Borrower’s website, then such documents will only be deemed to have been delivered on the date that the Borrower provides notice to the Agent of the posting of such documents and only if such documents are publicly available without charge on such website and (b) if such documents are delivered by other electronic means, such documents shall be deemed to have been delivered on the date on which such documents are received by the Agent for posting on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Agent has access (whether a commercial, third-party website (such as Intralinks or SyndTrak) or a website sponsored by the Agent); provided further that the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by Section 9.3. to the Agent.  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.6.  Public/Private Information.

The Parent and the Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent or the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and the other Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 9.7.  USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender (for itself and/or as the Agent for all Lenders hereunder) may from time-to-time request, and the Parent and the Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE X. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., each of the Parent and the Borrower, as applicable, shall comply with the following covenants:

Section 10.1.  Financial Covenants.

The Parent shall not permit:

(a)           Maximum Consolidated Leverage Ratio.  The ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated Adjusted Asset Value, to exceed (x) 0.675 to 1.00 at any time from the Effective Date through and including December 31, 2010, and (y) 0.65 to 1.00 at any time thereafter.

(b)           Minimum Consolidated Fixed Charge Coverage Ratio.  The ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Parent most recently ending to (ii) Consolidated Fixed Charges for such period, to be less than 1.45 to 1.00 at any time.

(c)           Minimum Tangible Net Worth.  Tangible Net Worth at any time to be less than (i) $827,029,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances by the Parent and its Subsidiaries after September 30, 2009 (other than Equity Issuances to the Parent, the Borrower or any other Subsidiary).

(d)           Floating Rate Indebtedness.  The ratio of (i) Floating Rate Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Consolidated Total Indebtedness, to exceed 0.35 to 1.00 at any time.

(e)           Minimum Appraised Value.  The aggregate Appraised Values of all Properties constituting Borrowing Base Properties to be less than $400,000,000 at any time.

Section 10.2.  Restricted Payments.

The Parent shall not, and shall not permit the Borrower or any other Subsidiary to, declare or make any Restricted Payment; provided, however, that the Parent, the Borrower and the other Subsidiaries may declare and make the following Restricted Payments so long as no Default or Event of Default would result therefrom:

(a)           the Borrower may declare or make cash distributions to the Parent and other holders of partnership interests in the Borrower during the period of four consecutive fiscal quarters most recently ending to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders in an aggregate amount not to exceed the greater of (i) the amount required to be distributed for the Parent to remain in compliance with Section 8.13. or (ii) 95.0% of Funds From Operations;

(b)           the Borrower may make cash distributions of capital gains to the Parent and other holders of partnership interests in the Borrower to the extent necessary for the Parent to make, and the Parent may make, cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Internal Revenue Code;

(c)           the Parent, the Borrower and any other Subsidiary may acquire the Equity Interests of a Subsidiary that is not a Wholly Owned Subsidiary;

(d)           a Subsidiary that is not a Wholly Owned Subsidiary may make cash distributions to holders of Equity Interests issued by such Subsidiary; and

(e)           Subsidiaries may pay Restricted Payments to the Parent, the Borrower or any other Subsidiary.

Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Borrower may only declare and make cash distributions to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may so distribute, an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 8.13.  If a Default or Event of Default specified in Section 11.1.(a), Section 11.1.(b), Section 11.1.(f) or Section 11.1.(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2.(a), the Parent shall not, and shall not permit the Borrower or any other Subsidiary to, make any Restricted Payments to any Person other than to the Parent, the Borrower or any other Subsidiary.

Section 10.3.  Indebtedness.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

Section 10.4.  Certain Permitted Investments.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries to exceed the applicable limits set forth below:

(a)           Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, such that the aggregate value of such Investments (determined in a manner consistent with the definition of Consolidated Adjusted Asset Value or, if not contemplated under the definition of Consolidated Adjusted Asset Value, as determined in accordance with GAAP) to exceed 15.0% of Consolidated Adjusted Asset Value at any time;

(b)           raw land, such that the current book value of all raw land as a percentage of Consolidated Adjusted Asset Value exceeds (i) 1.0% at any time on or before March 31, 2011 or (ii) 5.0% at any time thereafter;

(c)           real property under construction such that the aggregate Construction Budget for all such real property as a percentage of Consolidated Adjusted Asset Value exceeds (i) 5.0% at any time on or before March 31, 2011 or (ii) 7.5% at any time thereafter;

(d)           Properties leased under ground leases by the Parent or any of its Subsidiaries, as lessee, such that the value of such Properties (determined in accordance with the applicable provisions of the definition of Consolidated Adjusted Asset Value) exceeds 7.5% of Consolidated Adjusted Asset Value at any time; and

(e)           Mortgage Receivables and Investments in Persons (other than Investments in Subsidiaries and Unconsolidated Affiliates), such that the aggregate value of such Mortgage Receivables and Investments exceeds 5.0% of Consolidated Adjusted Asset Value at any time.

In addition to the foregoing limitations, (i) the aggregate value of all of the items subject to the limitations in the preceding clauses (a) through (e) shall not exceed 25.0% of Consolidated Adjusted Asset Value at any time and (ii) the aggregate value of all of the items subject to the limitations in the preceding clauses (b) through (e) shall not exceed 15.0% of Consolidated Adjusted Asset Value at any time.

Section 10.5.  Investments Generally.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

(a)           Investments in Subsidiaries in existence on the Agreement Date and disclosed on Part I of Schedule 7.1.(b);

(b)           Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Material Subsidiary, and is not an Excluded Subsidiary, the terms and conditions set forth in Section 8.12. are satisfied;

(c)           Investments permitted under Section 10.4.;

(d)           Investments in Cash Equivalents;

(e)           intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries provided that such Indebtedness is permitted by the terms of Section 10.3.;

(f)            loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices; and

(g)           any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Section 10.6.  Liens; Negative Pledges; Other Matters.

(a)           The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of their respective properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

(b)           The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 10.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on (A) only the property securing such Indebtedness as of the date such agreement was entered into and (B) if such property is owned by an Excluded Subsidiary, the Equity Interests issued by such Excluded Subsidiary or any Excluded Subsidiary that directly or indirectly owns Equity Interests in such Excluded Subsidiary; (ii) in an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; or (iii) Negative Pledges contained in the agreements described on Schedule 10.6. to the extent such Negative Pledges apply to Equity Interests issued by the Borrower or other Subsidiary of the Parent identified on such Schedule.

(c)           The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to:  (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

Section 10.7.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to:  (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a)           any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Parent and the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any Loan Party (other than the Parent and the Borrower) may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification to the effect that immediately after and after giving effect to such action, no Default or Event of Default is or would be in existence; (ii) if the survivor entity is a Material Subsidiary (and not an

Excluded Subsidiary) within 10 Business Days of consummation of such merger, the survivor entity (if not already a Guarantor) shall have executed and delivered an assumption agreement in form and substance satisfactory to the Agent pursuant to which such survivor entity shall expressly assume all of such Loan Party’s Obligations under the Loan Documents to which it is a party; (iii) within 30 days of consummation of such merger, the survivor entity delivers to the Agent the following:  (A) items of the type referred to in Sections Section 6.1.(a)(v) through (a)(ix) and (a)(xvi) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Agent and still in effect), (B) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (C) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (D) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (iv) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request; provided, however, if such merger involves a Property Owner or a Subsidiary owning, directly or indirectly, any Equity Interests of a Property Owner, the Borrowing Base Property of any such Property Owner shall be excluded from calculations of the Borrowing Base unless and until the Agent has confirmed to its satisfaction that it has a valid, perfected and first-priority Lien in the applicable Borrowing Base Property and any related Collateral;

(b)           the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)           a Person may merge with and into the Parent or the Borrower so long as (i) the Parent or the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower or a Subsidiary (other than the Borrower) with and into the Parent) and (iv) the Agent has confirmed to its satisfaction that immediately after giving effect to such merger it shall have a valid, perfected and first-priority Lien in the Borrowing Base Properties and all other Collateral; and

(d)           the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may sell, transfer or dispose of assets among themselves.

Section 10.8.  Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 10.9.  Modifications to Material Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 10.10.  Modifications of Organizational Documents.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 10.11.  Transactions with Affiliates.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Parent, the Borrower or any of its other Subsidiaries and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) transactions among Loan Parties.

Section 10.12.  ERISA Exemptions.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 10.13.  Derivatives Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, enter into or become obligated in respect of, Derivatives Contracts other than (a) Specified Derivatives Contracts and (b) other Derivatives Contracts entered into by the Parent, the Borrower, any other Loan Party or other Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by such Person.

ARTICLE XI. DEFAULT

Section 11.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)                                  Default in Payment of Principal.  The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

(b)                                 Default in Payment of Interest and Other Obligations.  The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(c)                                  Default in Performance.  (i) The Parent or the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 8.13., Section 9.4.(h) or in Article X. or (ii) the Parent, the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document (other than a Security Document) to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the date upon which the Parent or the Borrower has received written notice of such failure from the Agent.

(d)                                 Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Loan Party under this Agreement or under any other Loan Document (other than a Security Document), or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Parent, the Borrower or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e)                                  Indebtedness Cross-Default; Derivatives Contracts.

(i)                                     The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable, within any applicable grace or cure period (not to exceed 30 days), the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) of $10,000,000 or more (or $25,000,000 or more in the case of Nonrecourse Indebtedness) (all such Indebtedness being “Material Indebtedness”); or

(ii)                                  (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof;

(iii)                               any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv)                              there occurs an “Event of Default” under and as defined in any Specified Derivatives Contract as to which the Parent, the Borrower or any other Loan Party is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Parent, the Borrower or any other Loan Party is an “Affected Party” (as defined therein).

(f)                                    Voluntary Bankruptcy Proceeding.  The Parent, the Borrower, any other Loan Party, or any Excluded Subsidiary that is a Significant Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g)                                 Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party, or any Excluded Subsidiary that is a Significant Subsidiary in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such

Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h)                                 Litigation; Enforceability.  The Parent, the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, or any other Loan Document or this Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)                                     Judgment.  A judgment or order for the payment of money or for an injunction shall be entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appellate proceedings prosecuted by the Borrower in good faith and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against (X) the Parent, the Borrower and the other Loan Parties, $10,000,000 or (Y)  other Subsidiaries, $50,000,000 or (B) in the case of an injunction or other non-monetary judgment, such injunction or judgment could reasonably be expected to have a Material Adverse Effect.

(j)                                     Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower, any other Loan Party or any other Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, (i) for the Parent, the Borrower and the other Loan Parties $10,000,000 or (ii) for all other Subsidiaries $50,000,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k)                                  ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000.

(l)                                     Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents (other than a Security Document).

(m)                               Change of Control/Change in Management.

(i)                                     Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30.0% of the total voting power of the then outstanding voting stock of the Parent;

(ii)                                  During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any director whose initial nomination for, or assumption of office as, a director occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

(iii)                               The Parent or a Wholly Owned Subsidiary of the Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower; or

(iv)                              The Parent shall cease to own and control, directly or indirectly, of record and beneficially, at least 75% of the outstanding Equity Interests of the Borrower free and clear of all Liens (other than Permitted Liens of the types referred to in clauses (a), (b), (c) and (e) of the definition of Permitted Lien).

(n)                                 Validity of Material Loan Documents.  Either this Agreement or the Guaranty shall cease to be in full force and effect (other than in accordance with the terms thereof).

Section 11.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)                                  Acceleration; Termination of Facilities.

(i)                                     Automatic.  Upon the occurrence of an Event of Default specified in Section 11.1.(f) or 11.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 11.6. and (iii) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments, the obligation of the Lenders to make Loans, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Agent to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)                                  Optional.  If any other Event of Default shall exist, the Agent may, and at the direction of the Requisite Lenders shall:  (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 11.6. and (3) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, the Swingline Commitment, the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder.

(b)                                 Loan Documents.  The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)                                  Applicable Law.  The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)                                 Appointment of Receiver.  To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)                                  Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Agent, but without the approval or consent of or other action by the Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (i) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (ii) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, and (iii) to prosecute any legal action against the Parent, the Borrower or any other Loan Party to enforce or collect net amounts owing to such Specified Derivatives Provider by any such Person pursuant to any Specified Derivatives Contract.

Section 11.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 11.1.(g), the Commitments shall immediately and automatically terminate.

Section 11.4.  Marshaling; Payments Set Aside.

None of the Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations.  To the extent that any Loan Party makes a payment or payments to the Agent, any Lender or any Specified Derivatives Provider, or the Agent, any Lender or any Specified Derivatives Provider enforces any Lien or exercises any of its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law or other Applicable Law, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5.  Allocation of Proceeds.

If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, or if an Event of Default specified in Section 11.1.(a) and/or (b) shall exist, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)                                  amounts due the Agent in respect of fees and expenses due under Section 13.2.;

(b)                                 amounts due the Lenders in respect of fees and expenses due under Section 13.2., pro rata in the amount then due each Lender;

(c)                                  amounts due the Agent and the Lenders in respect of Protective Advances;

(d)                                 payments of interest on Swingline Loans;

(e)                                  payments of interest on all other Loans and Reimbursement Obligations to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(f)                                    payments of principal of Swingline Loans;

(g)                                 payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Agent for deposit into the Collateral Account;

(h)                                 payments of interest and payments of the Derivatives Termination Value, in each case in respect of any and all Specified Derivatives Contracts, to be applied for the ratable benefit of the Specified Derivatives Providers in such order as the Specified Derivatives Providers may determine in their sole discretion;

(i)                                     amounts due the Agent and the Lenders pursuant to Sections 12.9. and 13.9.;

(j)                                     payment of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents and Specified Derivatives Contracts, if any, to be applied for the ratable benefit of the Lenders and the applicable Specified Derivatives Providers; and

(k)                                  any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 11.6.  Collateral Account.

(a)                                  As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)                                 Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders.  The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c)                                  If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)                                 If an Event of Default exists, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 11.5.

(e)                                  So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities at such time.

(f)                                    The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.

Section 11.7.  Performance by Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.8.  Rights Cumulative.

The rights and remedies of the Agent and the other Secured Parties under this Agreement, each of the other Loan Documents and each of the Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Agent and the other Secured Parties may be selective and no failure or delay by the Agent or any of the other Secured Parties in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XII. THE AGENT

Section 12.1.  Authorization and Action.

Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents.  The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2.  Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Without limiting the generality of the foregoing, the Agent:  (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 6.1.) or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Secured Parties in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy, or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact.  Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2. that have not previously been waived by the Requisite Lenders.

Section 12.3.  Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.”  Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.

Section 12.4.  Agent as Lender.

The Lender acting as Agent shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender then acting as Agent in each case in its individual capacity.  Such Lender and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Secured Parties.  Further, such Lender and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, any Specified Derivatives Contract or otherwise without having to account for the same to the other Secured Parties.  The Lenders acknowledge that, pursuant to such activities, the Lender acting as Agent or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 12.5.  Collateral Matters; Protective Advances.

(a)                                  Each Lender hereby authorizes the Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b)                                 The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations and all Specified Derivatives Contracts and (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document, including without limitation, in accordance with Section 4.3.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)                                  Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or the Specified Derivatives Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

(d)                                 The Agent shall have no obligation whatsoever to the Secured Parties or to any other Person to assure that the Collateral exists or is owned by the Borrower, any other Loan Party or any other Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)                                  The Agent may make, and shall be reimbursed by the Lenders (in accordance with their Commitment Percentages) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to each Borrowing Base Property up to the sum of: (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $250,000 for each Borrowing Base Property; provided, however, the amount each Lender is required to reimburse the Agent under this clause (e) shall not exceed the amount of such Lender’s Revolving Commitment less its outstanding Revolving Loans and Letter of Credit Liabilities as of any date of determination.  Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders.  The Borrower agrees to pay on demand all Protective Advances.

(f)                                    By their acceptance of the benefits of the Security Documents, each Lender that is at any time itself a Specified Derivatives Provider, or that has an Affiliate that is a Specified Derivatives Provider, hereby, for itself, and on behalf of any such Affiliate, in its capacity as a Specified Derivatives Provider, irrevocably appoints and authorizes the Agent as its collateral agent, to take such action as contractual representative on such Specified Derivative Provider’s behalf and to exercise such powers under the Security Documents as are specifically delegated to the Agent by the terms of this Section 12.5., Section 12.6. and any Security Document, together with such powers as are reasonably incidental thereto; provided, that this subsection (f) shall not affect any of the terms of a Specified Derivatives Contract or restrict a Specified Derivatives Provider from taking any action permitted by a Specified Derivatives Contract.  For the avoidance of doubt, all references in this Section 12.5. to “Lender” or “Lenders” shall be deemed to include each Lender (and Affiliate thereof) in its capacity as a Specified Derivatives Provider.

Section 12.6.  Post-Foreclosure Plans.

If all or any portion of the Collateral is acquired by the Agent or its nominee as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations or Specified Derivatives Obligations, the title to any such Collateral, or any portion thereof, shall be held in the name of the Agent or a nominee or Subsidiary of the Agent, as administrative agent, for the ratable benefit of all Secured Parties.  The Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Supermajority Lenders.  In accordance with the approved Post-Foreclosure Plan, the Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral.  Actions taken by the Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Supermajority Lenders by way of supplement to such Post-Foreclosure Plan.  Upon demand therefor from time to time, each Lender will contribute its share (based on its Commitment Percentage) of all reasonable costs and expenses incurred by the Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral.  In addition, the Agent shall render or cause to be rendered to each Secured Party, on a periodic basis (but in any event once per calendar quarter), an income and expense statement for such Collateral, and each Lender shall promptly contribute its Commitment Percentage of any operating loss for such Collateral, and such other expenses and operating reserves as the Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan.  To the extent there is Net Operating Income from such Collateral, the Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Secured Parties.  All such distributions shall be made to the Lenders in accordance with their respective Commitment Percentages.  The Secured Parties acknowledge and agree that if title to any Collateral is obtained by the Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated and the proceeds of such liquidation will be distributed in accordance with Section 11.5. as soon as practicable.  The Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Secured Parties.  Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Agent, as Agent for the Lenders, as the beneficiary or mortgagee.  In such case, the Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Commitment Percentages as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

Section 12.7.  Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication.  Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 12.8.  Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any Lender.  Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Person.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 12.9.  Indemnification of Agent.

Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice.  Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.10.  Successor Agent.

The Agent may (i) resign as Agent under the Loan Documents at any time by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Agent under the Loan Documents if (x) the Agent is a Defaulting Lender or (y) for any acts or omissions of the Agent that constitute gross negligence or willfull misconduct of the Agent, in each case by the Requisite Lenders (other than the Lender then acting as the Agent) upon not less than 30 days’ prior written notice to the Agent.  Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Agent in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Agent).  If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Agent’s giving of notice of resignation or the Lenders’ removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents.  Such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit.  After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 12.11.  Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders.  The titles of “ Joint Lead Arranger”, “Joint Bookrunner”, “Syndication Agent” and “Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XIII. MISCELLANEOUS

Section 13.1.  Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

U-Store-It, L.P.

c/o U-Store-It Trust

460 Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

Attn:  Chief Financial Officer

Telephone:  (610) 293-5700

Telecopy: (610) 293-5720

with a copy to:

U-Store-It, L.P.

c/o U-Store-It Trust

460 Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

Attn: Senior Vice President — Chief Legal Officer

Telephone: (610) 293-5765

Telecopy:  (610) 293-5720

If to the Agent:

Wachovia Bank, National Association

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attn:  Greg Ward

Telephone: (216) 344-6945

Telecopy: (216) 344-6939

with a copy to:

Wachovia Bank, National Association

c/o Wells Fargo Real Estate Banking Group

123 North Wacker - Suite 1900

Chicago, IL 60606

Attn: Pamela Probst

Loan Administration Manager

P (312) 345-7664

F (312) 782-0969

If to a Lender:

To such Lender’s address or telecopy number, as applicable, set forth in its Administrative Questionnaire;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered.  Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received.  Neither the Agent nor any Lender shall incur any liability to any Loan Party (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

Section 13.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable and documented fees and disbursements of outside counsel to the Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the review of Properties for inclusion in calculations of the Borrowing Base and the Agent’s other activities under Article IV., including the cost of all Appraisals and the reasonable and documented fees and expenses of outside counsel to the Agent relating to all such activities, (c) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable and documented fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (e) to the extent not already covered by any of the preceding subsections, to pay the documented fees and disbursements of counsel to the Agent and any Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(f) or 11.1.(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 13.3.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Agent, each Lender, and each Affiliate of the Agent or any Lender, at any time while an Event of Default exists, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any such Affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured.

Section 13.4.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)                                  EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)                                 EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT AND ANY STATE COURT LOCATED IN CHARLOTTE, NORTH CAROLINA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL.  THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND

EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)                                  THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.5.  Successors and Assigns.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Affiliates and the partners, directors, officers, employees, agents and advisors of the Agent and the Lenders and of their respective Affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees (an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                   Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                                in any case not described in the immediately preceding subsection (A), the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the outstanding principal balance of the Revolving Loans of the assigning Lender subject to each such assignment and the outstanding principal balance of the Term Loan of such Lender (in each case determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Acceptance Agreement, as of the Trade Date) shall not be less than $5,000,000 in the case of a Revolving Commitment, or $5,000,000 in the case of a Term Loan, unless each of the Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan, Revolving Loans and the Revolving Commitment assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)                              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)                                the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not already a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)                              Assignment and Acceptance.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,500 payable by Assignor for each assignment, and the assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)                                 No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           Assignments by Specified Derivatives Provider.  If the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof).

Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.10. with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)                                  Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, (other than as provided pursuant to Section 13.5.(e)) sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender or (iii) reduce the rate at which interest is payable thereon.  Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.12., 5.1., 5.4. to the same extent as if it were the Lender it purchased such participation from and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Upon request from the Agent, a Lender shall notify the Agent and the Borrower of the sale of any participation hereunder.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.12., 5.1. and 5.4. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12. unless the Borrower consents to the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Agent, to comply with Section 3.12.(c) as though it were a Lender.

(f)                                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                 No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 13.6.  Amendments.

(a)                                  Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders) and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto; provided, however, any amendment of Sections 10.1. and 11.1.(m), or any amendment of any of the definitions related to such Sections 10.1. and 11.1.(m), or the performance or observance by the Borrower or any other Loan Party or any Subsidiary of the terms of such Sections 10.1. and 11.1.(m), or the waiver of the continuance of any Default or Event of Default resulting from a violation of Section 10.1. or a waiver of the continuance of any Event of Default under

Section 11.1.(m), may be made with, but only with, the written consent of the Supermajority Lenders (and, in the case of an amendment of such Sections, the Borrower).

(b)                                 Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:

(i)                                     increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

(ii)                                  reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii)                               reduce the amount of any Fees payable to the Lenders hereunder or postpone any date fixed for payment thereof;

(iv)                              modify the definition of the term “Termination Date” or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due), or extend the expiration date of any Letter of Credit beyond the Termination Date;

(v)                                 amend or otherwise modify the provisions of Section 3.2. or the definition of the term “Commitment Percentage”;

(vi)                              modify the definition of the term “Requisite Lenders” or “Supermajority Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 13.6. if such modification would have such effect;

(vii)                           release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 8.12.(c));

(viii)                        release the Lien of any Security Document except as permitted under Section 4.3. or Section 8.12.(d);

(ix)                                amend or otherwise modify the provisions of Section 2.15.; or

(x)                                   increase the number of Interest Periods permitted with respect to Loans under Section 2.6.

(c)                                  No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.

(d)                                 No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  Except as otherwise provided in Section 12.7., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 13.7.  Nonliability of Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender.  Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Agent and the Lenders, on the other hand; (b) neither the Agent nor any Lender has assumed or will assume any advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading hereto (irrespective of whether the Agent, any Lender or any of their respective Affiliates has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the

Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.

Section 13.8.  Confidentiality.

The Agent and each Lender shall use reasonable efforts to assure that information about the Parent, the Borrower, the other Loan Parties and other Subsidiaries, and the respective properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Agent or such Lender, as applicable, and the Borrower, but in any event the Agent and the Lenders may make disclosure:  (a) to any of their respective Affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 13.8.); (b) as reasonably requested by any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; provided, however, if the Agent or a Lender receives a summons or subpoena to disclose any such confidential information to any Person, the Agent or such Lender, as applicable, shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and the Borrower shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Borrower and the Agent or such Lender, as applicable, may deem reasonable; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate.  Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.

Section 13.9.  Indemnification.

(a)                                  The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, any Affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an

“Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or 5.1. or expressly excluded from the coverage of such Section 3.12. or 5.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to:  (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents, including without limitation, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party.

(b)                                 The Borrower’s indemnification obligations under this Section 13.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding.  In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).  This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 13.9.

(c)                                  This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)                                 All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)                                  An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower.  No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)                                    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)                                 The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the

Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

(h)                                 References in this Section to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 13.10.  Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired (or the Borrower’s obligations in respect of all outstanding Letters of Credit have been cash collateralized on terms acceptable to the Agent and the Borrower has executed and delivered a reimbursement agreement in form and substance acceptable to the Agent and such other documents requested by the Agent evidencing the Borrower’s reimbursement obligations in respect of such Letters of Credit), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate.  The indemnities to which the Agent, the Lenders and the Swingline Lender are entitled under the provisions of Sections 3.12., 5.1., 5.4., 12.9., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Agent, the Lenders and the Swingline Lender (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.11.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.12.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.13.  Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 13.14.  Obligations with Respect to Loan Parties.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties.

Section 13.15.  Limitation of Liability.

Neither the Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 13.16.  Entire Agreement.

This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

Section 13.17.  Construction.

The Borrower, the Parent, each Lender and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Parent, each Lender and the Agent.

Section 13.18.  Tax Service.

The Borrower authorizes the Agent to secure, at the Borrower’s sole cost and expense, a tax service contract requiring a one-time fee with a third party vendor which shall provide tax information satisfactory to the Agent on each Property and any Improvements thereto.

Section 13.19.  No Novation; Effect of Amendment and Restatement.

THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT.  THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR THE PARENT UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).  THE AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT EFFECTED BY THIS AGREEMENT SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE AND SHALL HAVE PROSPECTIVE EFFECT ONLY.

Section 13.20.  Specified Derivatives Contracts.

Each Lender agrees that, if a Lender enters into a Specified Derivatives Contract (for purposes of this Section, referred to as the “Specified Derivatives Lender”), it will provide written notice to the Agent within one Business Day of entering into such Specified Derivatives Contract, which such notice will set forth the terms thereof.  Promptly upon receipt of such notice, the Agent will submit such notice to the other Lenders.  Each other Lender desiring to participate in such Specified Derivatives Contract will notify the Specified Derivatives Lender of such desire within two Business Days of the Agent’s submission of such notice.  Each Lender providing timely notice to the Specified Derivatives Lender will be permitted to participate in such Specified Derivatives Contract upon terms to be determined by the Specified Derivatives Lender and each such Lender providing timely notice.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

U-STORE-IT, L.P.

By: U-Store-It Trust, its general partner

By:
Name:
Title:

U-STORE-IT TRUST

By:
Name:
Title:

[Signatures Continued on Next Page]

[Signature Page to Amended and Restated Credit Agreement with U-Store-It, L.P.]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent, as a Lender and as Swingline Lender

By:
Name:
Title:

[Signatures Continued on Next Page]

[Signature Page to Amended and Restated Credit Agreement with U-Store-It, L.P.]

[LENDER]

By:
Name:
Title:

SCHEDULE 1.1(B)

Lender Commitments

Lender	Revolving Commitment Amount	Term Commitment Amount	Aggregate Commitment
Wachovia Bank, National Association	$27,777,778	$22,222,222	$50,000,000

Wells Fargo Bank, National Association	$33,222,222	$31,777,778	$65,000,000

Bank of America, N.A.	$39,000,000	$26,000,000	$65,000,000

Regions Bank	$33,333,333	$26,666,667	$60,000,000

SunTrust Bank	$25,000,000	$20,000,000	$45,000,000

PNC Bank, National Association	$22,222,223	$17,777,777	$40,000,000

RBS Citizens, N.A. d/b/a Charter One	$22,222,223	$17,777,777	$40,000,000

BMO Capital Markets Financing, Inc.	$19,444,444	$15,555,556	$35,000,000

US Bank National Association	$19,444,444	$15,555,556	$35,000,000

FirstMerit Bank, N.A.	$8,333,333	$6,666,667	$15,000,000

Total:	$250,000,000.00	$200,000,000.00	$450,000,000.00

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment and Acceptance Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly

(1)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                 Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

provided in this Assignment and Acceptance Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	U-Store-It, L.P.

4.	Administrative Agent: Wachovia Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of December 7, 2009 among U-Store-It, L.P., the Lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(9)		CUSIP Number
			$	$		%
			$	$		%

[7.	Trade Date:	](10)

[Page break]

(5)                                 List each Assignor, as appropriate.

(6)                                 List each Assignee, as appropriate.

(7)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” etc.)

(8)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10)                          To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                    , 20       [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance Agreement are hereby agreed to:

ASSIGNOR[S](11)

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](12)

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Page Break]

(11)                          Add additional signature blocks as needed.

(12)                          Add additional signature blocks as needed.

[Consented to and](13) Accepted:

[NAME OF AGENT], as Agent

By:
Name:
Title:

[Consented to:](14)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(13)                          To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(14)                          To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender) is required by the terms of the Credit Agreement.

ANNEX 1

[                               ](15)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE AGREEMENT

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.5.(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.5.(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date specified for this Assignment and Acceptance Agreement, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1. or 9.2., as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance Agreement and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by

(15)                          Describe Credit Agreement at option of Agent.

[the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Acceptance Agreement.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Acceptance Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.  This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT B

FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of December 7, 2009, by U-Store-It, L.P., a Delaware limited partnership (“Borrower”),  U-STORE-IT TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Parent”), USI II, LLC, a Delaware limited liability company (“USI II”), and YSI XXIX LP, a Delaware limited partnership (“YSI XXIX”), each having an address at c/o U-Store-It Trust, 460 Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087 (USI II and YSI XXIX, collectively, “Guarantor”, and collectively with Borrower and Parent, “Indemnitor”) in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (together with its successors and assigns, “Agent”) for itself and for each Lender (as defined in the Credit Agreement (defined herein)), (b) the Secured Parties (as defined in the Credit Agreement), individually and collectively (together with Agent, collectively, “Indemnitees”) and (c) the Indemnified Parties (defined below).

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to the terms of that certain Amended and Restated Guaranty dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Guarantor in favor of Agent and the other Secured Parties, Guarantor has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein; and

WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, each Indemnitor desires to execute this Agreement in favor of Indemnitees and Indemnified Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, Indemnitor agrees as follows:

Section 1.                                            Definitions.  All capitalized terms used in this Agreement not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.  For purposes hereof, the following terms shall have the following meanings:

“Collateral” means, individually and/or collectively, as the context may require, the meaning given that term in each Security Instrument.

“Environmental Damages” means all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), Liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, attorneys’ fees and disbursements and consultants’ fees, which are incurred at any time as a result of the existence of any Hazardous Materials in, upon, about or beneath the Collateral or migrating to or from the Collateral, or the existence of a violation of Environmental Requirements pertaining to the Collateral, and regardless of whether or not the existence of such Hazardous Materials or the violation of such Environmental Requirements arose prior to the present ownership or operation of the Collateral or as a result of the acts or omissions of Indemnitor or any parties related to Indemnitor, including, without limitation:

(i)                                     claims, judgments, damages, losses, penalties, fines, liabilities, Liens, costs and expenses of any investigation or defense of any claim, suit or administrative proceeding or investigation or any directive of any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality, whether or not such is ultimately defeated, and of any settlement or judgment;

(ii)                                  damages for personal injury, or injury to property or natural resources occurring in, upon, about or off of the Collateral, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

(iii)                               diminution in the value of the Collateral, and damages for the loss of or restriction on the use of or adverse impact on the marketing of the Collateral or any portion thereof;

(iv)                              any loss resulting from a loss of priority of the Security Instrument due to the imposition of a Lien against the Collateral; and

(v)                                 fees incurred for the services of attorneys, consultants, engineers, contractors, experts, laboratories and all other costs incurred in connection with the investigation, clean up or remediation of Hazardous Materials or any violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Collateral or any other property or otherwise expended in connection with such conditions; and

(vi)                              liability to any Person to indemnify such Person for costs expended in connection with the items referenced in this definition.

“Environmental Requirements” means any present and future Applicable Laws, orders, approvals, plans, authorizations, guidelines, concessions, franchises and similar items (whether now existing or hereafter enacted or promulgated), of all governmental or quasi-governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, municipalities and political subdivisions of any of them and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:

(i)                                     the following statutes, as amended, any successor statute thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), Federal Clean Water Act of 1977 (33 U.S.C. Section 1251 et seq.), Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978 (7 U.S.C. Section 136 et seq.), Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Federal Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), and National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Solid Waste Disposal Act, the Mine Safety and Health Act, the Occupational Safety and Health Act, the Federal Water Pollution Control Act, the Endangered Species Act, the National Environmental Policy Act, and the River and Harbors Appropriation Act;

(ii)                                  any and all other requirements relating to Hazardous Materials, including, but not limited to, those pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature and any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like (as well as common law) conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Collateral; requiring notification or disclosure of Releases of Hazardous Materials or other environmental condition of the Collateral to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Collateral; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Collateral; and

(iii)                               all requirements pertaining to the protection of the health and safety of employees or the public.

“Hazardous Materials” has the meaning given such term in the Credit Agreement and in any event includes any substance:

(i)                                     the presence of which requires notification, investigation or remediation under any Environmental Requirement; or

(ii)                                  which is or becomes defined as “hazardous”, “toxic”,  “noxious”, “waste”, “substance”, “material”, “pollutant” or “contaminant” or words of similar meaning or regulatory effect under any present or future Environmental Requirements or requires remediation under any present or future Environmental Requirement or amendments thereto; or

(iii)                               which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or municipality or any political subdivision of any of them; or

(iv)                              the presence of which on the Collateral causes or threatens to cause a nuisance upon the Collateral or to adjacent properties or poses or threatens to pose a hazard to the Collateral or to the health or safety of Persons on or about the Collateral; or

(v)                                 which contains (a) asbestos; (b) gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (c) polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation; (d) Microbial Matter; or (e) lead; or

(vi)                              which contains or emits radioactive particles, waves or material, including radon gas.

“Improvements” has the meaning given such term in the Security Instrument.

“Indemnified Parties” means Indemnitees, any Person who is or will have been involved in the origination of the Loans, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, (as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Collateral, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitees’ assets and business).

“Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living.

“Obligations” has the meaning given such term in the Security Instrument.

“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.

“Release” means, with respect to any Hazardous Materials, any release of Hazardous Materials, including, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Remediation” means any remediation relating to Hazardous Materials, including, without limitation, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material; any actions to prevent, cure or mitigate any Release of any Hazardous Material; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials or to anything referred to herein.

“Security Instrument” means, collectively, those certain mortgages, deeds of trust, deeds to secure debt, and/or similar security instruments, each dated the date hereof from Borrower and/or Guarantor as grantor thereunder, in favor of Agent as beneficiary thereunder, covering the Collateral and other related collateral more particularly described therein, and given as an security for the repayment of the Obligations.

Section 2.                                            Hazardous Materials at the Property.  Indemnitor shall keep and maintain the Collateral in compliance with all, and shall not cause or permit the Collateral to be in violation of, Environmental Requirements relating to conditions on, under or about the Collateral.  Indemnitor shall not use, generate, manufacture, store, dispose of or permit to exist in, on, under or about the Collateral any Hazardous Material; provided, however, that Indemnitor may use and store janitorial and cleaning supplies used in the ordinary course of maintaining the Collateral and tenants, if permitted by their respective leases, are permitted to store and maintain Hazardous Materials in such quantities and types as are customarily held by Persons engaged in the same or similar lines of business, but all of the foregoing shall be done only in compliance with all Environmental Requirements.  Indemnitor shall keep the Collateral free and clear of all liens and other encumbrances imposed pursuant to any Environmental Requirement, whether due to any act or omission of Indemnitor or any other Person.

Section 3.                                            Audit, Cooperation and Access.  Upon reasonable notice to Indemnitor, if an Event of Default exists, or if no Event of Default exists but Agent has a reasonable good faith belief that conditions at the Collateral present an imminent and substantial endangerment to human health or the environment, Agent shall have the right, but not the obligation, to enter upon the Collateral at all reasonable times to assess any and all aspects of the environmental condition of the Collateral and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Agent) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Indemnitor shall cooperate with and provide Agent and any such Person designated by the Agent with access to the Collateral.  Indemnitor shall reimburse Agent for the costs of Agent’s activities under this Section. Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Agent to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Material) in, on, under or from the Collateral, which such Remediation is required under Environmental Requirements; (ii) comply with any Environmental Requirement; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment

Section 4.                                            Hazardous Materials Claims.  Indemnitor represents and warrants that, to the best of its knowledge, (a) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, been instituted, contemplated or threatened against the Collateral, or against Indemnitor with respect to the Collateral, pursuant to any Environmental Requirements; (b) no violation or non-compliance with Environmental Requirements has occurred with respect to the Collateral at any time; (c) no claims have, at any time, been made or threatened by any third party against the Collateral or against Indemnitor with respect to the Collateral, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a), (b) and (c) above are hereinafter referred to as “Hazardous Materials Claims”).

Section 5.                                            Environmental Representations and Warranties.  Except as otherwise disclosed by those certain Phase I environmental reports (or Phase II environmental reports, if required) in respect of the Collateral delivered to Agent (collectively referred to below as the “Environmental Report”), copies of which have been provided to Agent, Indemnitor represents and warrants that to the best of its knowledge, (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Collateral, except those that are both (i) in compliance with all Environmental Requirements and with permits issued pursuant thereto and (ii) fully disclosed to Agent in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in, on, under or from the Collateral which have not been fully remediated in accordance with Environmental Requirements; (c) there is no threat of any Release of Hazardous Materials migrating to the Collateral; (d) Indemnitor has truthfully and fully provided to Agent, in writing, any and all information relating to conditions in, on, under or from the Collateral that is known to Indemnitor and that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Materials in, on, under or from the Collateral and/or to the environmental condition of the Collateral; (e) the Collateral currently displays no evidence of water infiltration or water damage; (f) there are no prior or current complaints by tenants at the Collateral regarding water infiltration or water damage or leaks or odors related thereto; and (g) the Collateral currently displays no conspicuous evidence of the growth of Microbial Matter.

Section 6.                                            Remediation Activity.  Without Agent’s prior written consent, Indemnitor shall not take any remedial action in response to the presence of any Hazardous Materials on, under or about the Collateral, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise might, in Agent’s reasonable judgment, substantially impair the value of Indemnified Parties’ security hereunder; provided, however, that Agent’s prior consent shall not be necessary (a) with respect to any remedial action, to the extent such proposed remedial action proposes remedies and controls that are no more stringent than those remedies and controls consistent with the current use of the Collateral, or (b) in the event that the presence of any Hazardous Material on, under, or about the Collateral either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain such consent before taking such action, provided that in such event Indemnitor shall notify Agent as soon as practicable of any action so taken.  Agent agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) Indemnitor establishes to the reasonable satisfaction of Agent that there is no reasonable alternative to such remedial action which would result in less impairment of Indemnified Parties’ security hereunder.

Section 7.                                            Participation.  Subject to Section 18 hereof, Indemnified Parties shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by any Person in connection with any Hazardous Materials Claims.

Section 8.                                            Indemnification.  Not in limitation of any other obligations of Indemnitor to indemnify Indemnified Parties contained in any of the other Loan Documents, Indemnitor hereby unconditionally and irrevocably indemnifies and agrees to reimburse, defend, exonerate, pay and hold harmless Indemnified Parties and their respective directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees and invitees, from and against any and all Environmental Damages arising from the presence of Hazardous Materials in, upon, about or beneath the Collateral or migrating to or from the Collateral, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Collateral and the activities thereon, or the breach of any warranty or covenant or the inaccuracy of any representation of Indemnitor contained herein or in any of the other Loan Documents pertaining to Hazardous Materials or other environmental matters, including, without limitation, the covenants contained in Section 3.4 of the Security Instrument; provided, however, that notwithstanding the foregoing, Indemnitor shall have no liability hereunder to any Indemnified Parties with respect to any expense, damage or loss suffered by any Indemnified Parties arising from Hazardous Materials in, upon, about or beneath the Collateral or migrating to or from the Collateral to the extent that such presence or migration of Hazardous Materials first occurs after the date upon which title to the Collateral is transferred to Agent, its nominee, any agent or receiver appointed on behalf of Agent or any third party transferee of the Collateral in the event of foreclosure of the Security Instrument or conveyance of the Collateral in lieu thereof, if such presence or migration does not arise from the acts or omissions of Borrower, Guarantor, or their respective affiliates.  The obligations of Indemnitor under this Section shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings or investigations or any directives of any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality even if such claims, suits or proceedings are groundless, false or fraudulent and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against any Indemnified Parties.

Section 9.                                            Enforcement.  Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Security Instrument, or any other Loan Documents or any of the Collateral, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnified Parties from suing on the Note, foreclosing, or exercising any power of sale under the Security Instrument, or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitees expressly elect in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitees are entitled to do in its sole and absolute discretion.  It is not necessary for a Credit Agreement Event of Default to have occurred pursuant to and as defined in the Security Instrument for Indemnified Parties to exercise their rights pursuant to this Agreement.

Section 10.                                      Survival.  The obligations of Indemnitor under this Agreement shall survive (i) the repayment of all Obligations and other sums due under the Credit Agreement and other Loan Documents; (ii) the release of the Collateral or any portion thereof from the lien of the Security Instrument; (iii) the reconveyance or foreclosure of the Collateral under the Security Instrument (notwithstanding that all or a portion of the obligations secured by the Security Instrument shall have been discharged thereby); (iv) the acquisition of the Collateral by any Indemnitees or any nominee or agent thereof; and/or (v) the transfer of all or any of any Indemnitees’ rights in and to the Obligations and/or the Collateral; and shall continue to be the personal liability, obligation and indemnification of Indemnitor, binding upon Indemnitor, forever.

Section 11.                                      No Impairment of Liability.  The liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment, or foreclosure of the Obligations or Security Instrument or any sale or transfer of all or part of the Collateral, (iii) any exculpatory provision contained in any of the Loan Documents limiting recourse to the Collateral or to any other security, or limiting Indemnified Parties’ rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made under any of the Loan Documents, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of Applicable Law, Indemnitees’ voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Obligations or Loan Documents, or (vii) Agent’s failure to record or file any Loan Document (or Agent’s improper recording or filing of any such Loan Documents) or to otherwise perfect, protect, secure or insure any Lien given as security for the Obligations; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

Section 12.                                      Interest.  Indemnitor shall pay Agent for the benefit of Secured Parties, on demand, interest, at the applicable Post-Default Rate on any costs or expenses incurred by Agent in the enforcement of this Agreement or on any sums Agent is obligated to pay in respect to the matters with respect to which this Agreement is given, from the date of Agent’s demand.

Section 13.                                      No Effect.  The obligations of Indemnitor hereunder (i) shall not be affected by any investigation by or on behalf of Indemnified Parties or by any information which Indemnified Parties may have obtained with respect to the matters indemnified against by the Indemnitor hereunder and (ii) are separate and distinct from its obligations under the other Loan Documents.

Section 14.                                      Inconsistent Provisions.  The provisions of this Agreement shall govern and control over any inconsistent provision of any other Loan Document, including, without limitation, any exculpatory or non-recourse provisions contained in any of the Loan Documents, it being expressly understood and agreed that any exculpatory or non-recourse provisions contained in any Loan Document shall not apply to the obligations of Indemnitor under this Agreement.

Section 15.                                      Counsel.  If at any time or times hereafter Indemnified Parties employ counsel for advice or other representation (i) with respect to the enforcement of the terms and provisions of this Agreement against Indemnitor, (ii) to represent Indemnitees or any of them in any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, Indemnitor, or any other party) in any way or respect relating to this Agreement or the matters subject to this Agreement, or (iii) to enforce Indemnitor’s obligations hereunder, then, in any of the foregoing events, all of the attorneys’ fees and other expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by Indemnitor to Agent.

Section 16.                                      Indemnitor’s Waivers.  (a) Indemnitor waives any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnified Parties to proceed against any of the security for the Obligations before proceeding under this Agreement against the Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due immediately upon demand, and if such payment is not immediately made, interest shall accrue on such amount at the Post-Default Rate until such amount, plus interest, is paid in full.  Indemnitor expressly waives and relinquishes all rights and remedies accorded by Applicable Law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnified Parties.  Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of Indemnified Parties against the Indemnitor hereunder and any rights of subrogation to any collateral securing the Obligations until the Obligations shall have been paid in full.

(b)  INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOANS EVIDENCED BY THE NOTE, THE

APPLICATION FOR THE LOANS EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

Section 17.                                      Notice of Claims and Inquiries.  Indemnitor shall promptly notify Agent upon receipt of any written inquiry, notice, claim, charge, cause of action or demand or upon receipt of any verbal inquiry, notice, claim, charge, cause of action or demand of any Governmental Authority or quasi-governmental authority or any other type of verbal inquiry, notice, claim, charge, cause of action or demand pertaining to the matters indemnified hereunder and to Hazardous Claims, including, without limitation, any notice of inspection, abatement or noncompliance, stating the nature and basis of such inquiry or notification.  Indemnitor shall promptly deliver to Agent any and all documentation or records as Agent may request in connection with such notice or inquiry, and shall keep Agent advised of any subsequent developments.

Section 18.                                      Indemnified Parties’ Participation.  Upon written request by any Indemnified Parties, Indemnitor shall defend same (if requested by Indemnified Parties, in the name of the Indemnified Parties) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld.  Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 19.                                      Subrogation.  Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Collateral or otherwise obligated by law to bear the cost.  Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

Section 20.                                      No Discharge.  No dissolution, liquidation, insolvency, bankruptcy or other matter with respect to Indemnitor shall affect this Agreement or any of Indemnitor’s obligations hereunder.

Section 21.                                      Event of Default and Remedies.  Any breach of any covenant, representation or warranty of any Indemnitor hereunder shall constitute an “Event of Default” hereunder, and shall entitle Agent to exercise all remedies hereunder, at law or in equity, or as otherwise provided in the Loan Documents.

Section 22.             Indemnitor’s Representations and Warranties.  Indemnitor represents and warrants that:

(a)     it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b)     its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Collateral is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Collateral is subject;

(c)     to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)     it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)     to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)      this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

Section 23.             Loan Sales and Participations; Disclosure of Information.  The provisions of Section 13.5 and 13.8 of the Credit Agreement are hereby incorporated herein by reference as if the same were fully set forth herein.

Section 24.             Severability.   This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all Applicable Law.  If any provision of any of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.

Section 25.             Enforceability. Indemnitor hereby acknowledges that: (a) the obligations undertaken by Indemnitor in this Agreement are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Agent and the other Secured Parties’ consideration for entering into this transaction, Agent and the other Secured Parties have specifically bargained for the waiver and relinquishment by Indemnitor of all such defenses, and (d) Indemnitor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Indemnitor does hereby represent and confirm to Agent and the other Secured Parties that Indemnitor is fully informed regarding, and that Indemnitor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Indemnitor, and (iv) the legal consequences to Indemnitor of waiving such defenses.  Indemnitor acknowledges that Indemnitor makes this Agreement with the intent that this Agreement and all of the informed waivers herein shall each and all be fully enforceable by Agent for the benefit of Secured Parties, and that Agent and the other Secured Parties are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

Section 26.             Notice to Parties. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement or the Guaranty, as applicable.

Section 27.             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 28.             Headings.   The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Sections or Subsections.

Section 29.             Modification.  This Agreement may only be amended, revised, waived or otherwise modified by a written instrument or instruments as provided in Section 13.6. of the Credit Agreement.

Section 30.             Successors and Assigns. The covenants, agreements and obligations of Indemnitor hereunder shall be binding upon Indemnitor and its respective legal representatives, successors and assigns, and the rights, remedies and benefits of Indemnified Parties hereunder shall inure to the benefit of Indemnified Parties and their respective legal representatives, successors and assigns. There are no parties who or which are intended to be a third party beneficiary of any benefit conferred under this Agreement, except for the legal representatives, successors and assigns of Indemnified Parties.

Section 31.             Loan Document.  This Agreement shall constitute a Loan Document for purposes of the Security Instrument and the other Loan Documents, but this Agreement is not secured by the Security Instrument.

Section 32.             Joint and Several Liability.  If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

Section 33.             No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

Section 34.             Time is of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Indemnitor under this Agreement.

Section 35.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

Section 36.             California State Specific Provisions.  (a) Inconsistencies.            In the event of any inconsistencies between the terms and conditions of this Section 36 and the other Articles of this Agreement, the terms and conditions of this Section 36 shall control and be binding.

(b)           Waivers.  In connection with the enforcement of Indemnitor’s obligations under this Agreement, Indemnitor hereby waives:

(i)            an election of remedies by any Indemnified Party, even though that election of remedies, such as a non judicial foreclosure with respect to any security for the Loan (whether such security is real property or personal property), for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise,

(ii)           any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, or

(iii)          without limiting the generality of the foregoing, Indemnitor hereby expressly waives any and all benefits which might otherwise be available to Indemnitor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 in connection with the enforcement of Indemnitor’s obligations under this Agreement.

(c)           Loan Amount No Limitation.  The amount of Indemnitor’s liability under this Agreement is unrelated to, and independent of, the amount of any loss that Indemnitees may suffer by reason of the failure of the Loan to be repaid in full, and shall not be determined by reference to the amount of any Loan loss.  No amount paid to any Indemnified Party pursuant to this Agreement shall be considered to be paid on account of the Loan or any deficiency or loss suffered by Indemnitees by reason of the failure of the Loan to be repaid in full.  The enforcement of this Agreement by any Indemnified Party shall not be construed as an indirect attempt to recover any such Loan loss.  Indemnitor acknowledges that Indemnitor may have liability under this Agreement even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under the Security Instrument, and that the amount of Indemnitor’s liability hereunder could exceed the entire amount paid by Indemnitor for the Property.

(c)  Legal Effect of Agreement.  Indemnitor and Indemnitees agree that: (i) this Agreement is intended as Indemnitees’ written request for information (and Indemnitor’s response) concerning the environmental condition of the real Property security as required by California Code of Civil Procedure Section 726.5; and (ii) each provision in this Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real Property security is intended by Indemnitees and Indemnitor to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736, and as such it is expressly understood that Indemnitor’s duty to indemnify Indemnitees hereunder shall survive: (i) any judicial or non judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Security Instrument; and (iii) the satisfaction of all of Indemnitor’s obligations under the Notes, the Security Instrument, the Credit Agreement and the other Loan Documents.

(d)  Inspection Rights.  Indemnitees shall have the right to enter and inspect the Property for any Hazardous Materials pursuant to California Civil Code Section 2929.5, to obtain a court order to enforce that right, and to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Indemnitees’ right to enter and inspect the Property.

(e)  Remedies.  Upon any breach of this Agreement (after the expiration of any applicable notice and cure periods), Indemnitees shall have the right to commence and maintain an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred or advanced by Indemnitees (collectively, the “Environmental Costs”) relating to the cleanup, remediation or other response action required by any Environmental Requirements or which Indemnitees believe necessary to protect the Property.

Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Notes, the Security Instrument, the Credit Agreement or the other Loan Documents, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and Indemnitor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Security Instrument; provided, however, the aforementioned personal liability of Indemnitor shall not be deemed to include the owners of equity interests in Indemnitor or any employees or agents of Indemnitor.

(f)  Remedies Upon Environmental Impairment.  If a Credit Agreement Event of Default (as defined in the Security Instrument) exists, in addition to any other remedies provided therein and applicable law, the Indemmitee shall have the right to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such Property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Indemnitor and all of Indemnitor’s assets and property for the recovery of any deficiency, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Indemnitees and Indemnitor, for purposes of California Code of Civil Procedure Section 726.5, Indemnitor shall have the burden of proving that Indemnitor or any related party (or any affiliate or agent of Indemnitor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Materials. Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Notes, the Security Instrument, the Credit Agreement or the other Loan Documents, all judgments and awards entered against Indemnitor under this Section and California Code of Civil Procedure Section 726.5 shall be exceptions to any non-recourse or exculpatory provisions of the Notes, Credit Agreement, and the other Loan Documents and Indemnitor shall be fully and personally liable for all such judgments and awards entered against Indemnitor.

(g)  California Code Sections.  This Agreement is intended to be cumulative of any rights of Indemnitees under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. Indemnitor hereby agrees that, to the extent permitted by applicable Legal Requirements, its liability hereunder shall not be affected by any restrictions or limitations which such statutes may contain.

(h)  Survival.  The indemnity in this Agreement is intended to be operable under 42 U.S.C. 9607(e)(1), and any successor section thereof, and shall survive the foreclosure, release or reconveyance of the Security Instrument, whether by payment of the Loan or any deed-in-lieu of foreclosure of the Property and shall thereafter only terminate as expressly and specifically provided herein.

Section 37.             New Jersey State Specific Provisions.  (a) In the event that any inconsistencies between the terms and conditions of this Section 37 and the other terms and conditions of this Agreement, the terms and conditions of Section 37 shall control and be binding.

(b)           New Jersey Spill Act and ISRA.  (i) Indemnitor represents and warrants, based upon the environmental report of the Property delivered in connection with the Loan and information that Indemnitor knows, that: (A) no portion of the Property has ever been used by Indemnitor or any former owner, occupant or operator to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials, whether or not any of those parties has received notice or advice from any governmental agency or other source with respect thereto; (B) no portion of the Property is now nor at any time that Indemnitor has owned the Property, nor at any time prior to Indemnitor acquiring title to the Property has ever been, used as a “Major Facility,” as that term is defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (said Spill Compensation and Control Act together with any amendments or revisions thereof and any regulations promulgated pursuant thereto being hereinafter collectively called the “Spill Act”), and that Indemnitor has not used, and does not intend to use, any portion of the Property for that purpose; (C) at any time that Indemnitor has owned the Property and at any time prior to Indemnitor acquiring title to the Property, Hazardous Materials have not been transported from the Property to another location which is not in compliance with all Environmental Requirements;  (D) there are no environmental permits required for current or anticipated uses of the Property; (E) no lien has been attached to the Property under the Spill Act or any other Environmental Requirements; and (F) Indemnitor has not in the past, and does not now own, operate or control any “Major Facility” (as such term is defined in the Spill Act) or any hazardous or solid waste disposal facility.

(ii)           If a lien is filed against the Property pursuant to the Spill Act or any other Environmental Requirement, Indemnitor shall immediately either: (A) pay the claim and remove the lien from the Property, or (B) furnish (x) a bond reasonably satisfactory to Agent and the title insurance company which insures the priority of the lien of the Security Instrument in the amount of the claim out of which the lien arises, (y) a cash deposit in the amount of the claim out of which the lien arises, or (z) other security reasonably satisfactory to Agent in an amount sufficient to discharge the claim out of which the lien arises.  In addition to the foregoing, Indemnitor hereby agrees to defend, indemnify and to save the Indemnified Parties harmless from and against all loss, damage, liability and expense (including reasonable attorney’s fees and expenses) which the Indemnified Parties may sustain by reason of any lien filed against the Property pursuant to the Spill Act or any other federal, state or local laws, ordinances, rules or regulations.

(iii)          All references herein to executives, departments, funds, statutes, and acts of the State of New Jersey are not intended to be exclusive and shall be deemed to apply to any successors, replacements, amendments, thereof and any additional statutes, rules, regulations, organizations and persons of a similar nature, whether of the State of New Jersey or the United States of America.

(iv)          Indemnitor (A) hereby represents and warrants that, to the best of Indemnitor’s knowledge, after due inquiry, no portion of the Property constitutes an “industrial establishment” (as such term is defined in the New Jersey Industrial Site Recovery Act, Senate No. 1070, N.J. Laws 1993, c. 139 (effective June 16, 1993), N.J.S.A. 13:1K-6 et. seq. and N.J.A.C. 7:26B et. seq., and the regulations promulgated pursuant thereto (said New Jersey Industrial Site Recovery Act together with any amendments, supplements, modifications or revisions thereof and any regulations promulgated pursuant thereto and any successor statutes, laws or regulations and any guidelines and directives of the New Jersey Department of Environmental Protection (“DEP”) issued pursuant to or implementing ISRA hereinafter collectively called “ISRA”)) and is not otherwise subject to ISRA and (B) hereby covenants and agrees that Indemnitor shall not, and shall not permit any Tenant to, engage in operations at the

Property such that any portion of the Property would be deemed an “industrial establishment” under ISRA or would otherwise be subject to ISRA.

(v)           Without limitation of the foregoing, in the event that any portion of the Property is determined to be an “industrial establishment” or otherwise subject to ISRA, then, upon Agent and Secured Parties’ request, and in all events no later than ten (10) days prior to “closing, terminating or transferring operations” (as defined in ISRA) by Indemnitor and/or any one or more Tenants, Indemnitor, at its sole cost and expense, shall demonstrate compliance with ISRA by providing Agent and Secured Parties with certified true copies of any and all of the following, as may be applicable pursuant to ISRA, including but not limited to:

(A)          a General Information Notice (“GIN”), preliminary assessment report (“PAR”), and/or site investigation report (“SIR”) (as such terms are defined in ISRA) and all other environmental reports, including, but not limited to, a Remedial Action Work Plan submitted by or on behalf of Indemnitor to or prepared by a Licensed Site Remediation Professional until it receives a Response Action Outcome (as such terms are defined in ISRA);

(B)           a Negative Declaration Affidavit (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and copies of any Final Decision Documents (as such term is defined in the Spill Act) DEP related thereto;

(C)           a De Minimis Quantity Exemption Affidavit (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and proof of approval of such Exemption by DEP;

(D)          a Remediation in Progress Waiver Application (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and proof of approval of such Waiver by DEP;

(E)           a Remediation Certification Application submitted to the DEP by or on behalf of Indemnitor and the approved Remediation Certification (as such term are defined in ISRA);

(F)           a No Further Action Letter (as such term is defined in ISRA) issued by DEP related to any of the submittals described in this sub-clause (v);

(G)           a Response Action Outcome (as such term is defined in ISRA) submitted on behalf of Indemnitor to the DEP and the related Remedial Action Permit issued by DEP;

(H)          a Regulated Storage Tank Waiver Application (as such term is defined in ISRA) submitted by or on behalf of Indemnitor to the DEP and proof of approval of such Waiver by DEP;

(I)            proof of ISRA fees submitted to DEP as required in connection with any of the submittals described in this sub-clause (v), as well as proof Indemnitor or one or more of its Tenants posted the necessary Remediation Funding Source (as such term is defined in ISRA), if required.

Nothing in this sub-clause (v) shall be construed as limiting Indemnitor’s obligation to otherwise comply with ISRA.

(vi)          In the event that Indemnitor or any of its Tenants are required to perform Remediation, regardless of whether such Remediation is required under ISRA or other Environmental Requirement, then Indemnitor shall obtain and promptly and diligently implement and perform such activities necessary to complete the Remediation as required by the Environmental Requirements. Indemnitor shall establish and maintain, or cause Tenant to establish and maintain, all appropriate financial assurances required under the Environmental Requirements, including, but not limited to, any Remediation Funding Source.  The Remediation shall be implemented in accordance with the requirements of the approved Remedial Action Workplan or Remediation Certification, as the case may be, or as may be otherwise ordered or directed by DEP or a Licensed Site Remediation Professional, as the case may be, until a Final Remediation Document (as such term is defined in the Spill Act) has been issued or delivered.  Indemnitor expressly understands and acknowledges that Indemnitor’s compliance with the provisions of sub-clause (v) and this sub-clause (vi) may require Indemnitor to expend funds or do acts after the expiration or termination of the term of one or more Leases.  Indemnitor shall expend such funds and do such acts and shall not be excused therefrom even though the term of the applicable Lease shall have previously expired or been terminated and notwithstanding any provisions in any such Lease or in ISRA placing the burden of compliance on a tenant, and provide an affidavit dated not more than ten (10) days nor less than five (5) days prior to the closing, terminating or transferring of operations that it is in full compliance with and has not received any notice that it has violated the terms of the Remedial Action Workplan or the Remediation Certification, as the case may be, including without limitation, the terms regarding the establishment and maintenance of a Remediation Funding Source, such affidavit is to be provided to Agent, for the benefit of Secured Parties within two (2) days after its execution.

(vii)         The obligations and liabilities of Indemnitor under this Section 33 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

(c)           Definition of Hazardous Materials.  The following is hereby added to the Section 1 entitled “Definitions”, the paragraph defining the term “Hazardous Materials”, immediately after the words “under any present or future Environmental Requirement or amendment thereto” in subparagraph (ii):

“any substance that is a “hazardous substance” or “hazardous waste” under the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act or the New Jersey Solid Waste Management Act of N.J.A.C. 7:26C-1.3;”

[Signatures on Next Page]

IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been duly executed and delivered by Indemnitor under seal as of the day and year first above written.

INDEMNITOR:

U-STORE-IT, L.P.

By:	[U-Store-It Trust, its sole general partner]

By:
Name:
Title:

[INSERT NAME OF PROPERTY OWNER]

By:
Name:
Title:

[INSERT NAME OF PROPERTY OWNER]

By:
Name:
Title:

[INSERT NAME OF PROPERTY OWNER]

By:
Name:
Title:

EXHIBIT A

THE COLLATERAL

EXHIBIT C

FORM OF AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY dated as of December 7, 2009, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the other Secured Parties.

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the Parent previously executed and delivered to the Agent that certain Guaranty dated as of November 21, 2006 (as amended and in effect immediately prior to the date hereof, the “Existing Guaranty”);

WHEREAS, the amendment and restatement of the Existing Guaranty effected by each Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied

Obligations”):  (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to any Lender or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, the Reimbursement Obligations and all other Letter of Credit Liabilities, and the payment of all interest, Fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by any of the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (e) all Specified Derivatives Obligations of such Guarantor.

Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account.  Accordingly, none of the Agent or the other Secured Parties shall be obligated or required before enforcing this Guaranty against any Guarantor:  (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Agent or any other Secured Party which may secure any of the Guarantied Obligations.

Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the other Secured Parties with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied

Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)           any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)           any furnishing to the Agent or the other Secured Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d)           any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)           any nonperfection or impairment of any security interest or other Lien on any Collateral securing in any way any of the Guarantied Obligations;

(h)           any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Agent or the other Secured Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)            any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)            any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Agent or any of the other Secured Parties;

(k)           any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)            any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Agent and the other Secured Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise:  (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Secured Parties shall elect.

Section 5.  Representations and Warranties.  Each Guarantor hereby makes to the Agent and the other Secured Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.  Covenants.  Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Agent and/or the other Secured Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent and/or the other Secured Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Agent or any of the other Secured Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such other Secured Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such other Secured Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each

Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent or such other Secured Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such other Secured Party.

Section 10.  Subrogation.  Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent and the other Secured Parties and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.

Section 11.  Payments Free and Clear.  All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the other Secured Parties such additional amount as will result in the receipt by the Agent and the other Secured Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any Affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

Section 13.  Subordination.  Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the other Secured Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the Agent and the other Secured Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Secured Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Secured Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Secured Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Agent and the other Secured Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent and the other Secured Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any of the other Secured Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.  WAIVER OF JURY TRIAL.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH OF THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT AND ANY STATE COURT LOCATED IN CHARLOTTE, NORTH CAROLINA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM.  EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18.  Loan Accounts.  The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error.  The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Agent or any of the other Secured Parties in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any of the other Secured Parties of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.  This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21.  Successors and Assigns.  Each reference herein to the Agent or the other Secured Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder.  Subject to Section 13.8. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor.  No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Secured Parties and any such assignment or other transfer to which all of the Secured Parties have not so consented shall be null and void.

Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23.  Amendments.  This Guaranty may not be amended except in a writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.

Section 24.  Payments.  All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each

Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Limitation of Liability.  Neither the Agent nor any of the other Secured Parties, nor any Affiliate, officer, director, employee, attorney, or agent of the Agent or any of the other Secured Parties, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents.  Each Guarantor hereby waives, releases, and agrees not to sue the Agent or any of the other Secured Parties or any of the Agent’s or of any other Secured Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 29.  Definitions.  (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Proceeding” means any of the following:  (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

SECTION 30.  NO NOVATION; Prospective Guaranty.

(a)           THE PARTIES HERETO HAVE ENTERED INTO THIS GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING GUARANTY.  THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE PARENT UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.

(b)           The guaranty of the Guarantied Obligations hereunder by the Guarantors (other than the Parent) shall have prospective effect from the date hereof.

[Signature on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTORS]

By:
Name:
Title:

Address for Notices:

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn:
Telecopy Number:
Telephone Number:

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                         , 20    , executed and delivered by                                             , a                            (the “New Guarantor”), in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the other Secured Parties.

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of December 7, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Agent and the other Secured Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)           irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)           makes to the Agent and the other Secured Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)           consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn:
Telecopy Number:
Telephone Number:

Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF BORROWING

                   , 20

Wachovia Bank, National Association, as Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.             Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate principal amount equal to $                                      .

2.             The Borrower requests that such Revolving Loans be made available to the Borrower on                         , 20      .

3.             The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

[Check one box only]

☐  Base Rate Loans

☐  LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

☐    1 month

☐    3 months

☐    6 months

4.             The proceeds of this borrowing of Revolving Loans will be used for purposes that are consistent with the terms of Section 8.8. of the Credit Agreement.

5.             The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by                                                         .

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Revolving Loans are made.

If notice of the requested borrowing of Revolving Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONTINUATION

                   , 20

Wachovia Bank, National Association, as Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”),  U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.             The proposed date of such Continuation is                         , 20      .

2.             The Loans to be Continued pursuant hereto are:

[Check the relevant box]

☐  Revolving Loans

☐  Term Loans

3.             The aggregate principal amount of Loans subject to the requested Continuation is $                                                 and was originally borrowed by the Borrower on                         , 20      .

4.             The portion of such principal amount subject to such Continuation is $                                                    .

5.             The current Interest Period for each of the Loans subject to such Continuation ends on                                 , 20      .

E-1

6.             The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐    1 month

☐    3 months

☐    6 months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NOTICE OF CONVERSION

                   , 20

Wachovia Bank, National Association, as Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.11. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.             The proposed date of such Conversion is                             , 20      .

2.             Loans to be Converted pursuant hereto are:

[Check the relevant box]	☐	Revolving Loans
	☐	Term Loans

3.             The Loans to be Converted pursuant hereto are currently:

[Check one box only]	☐	Base Rate Loans
	☐	LIBOR Loans

4.             The aggregate principal amount of Loans subject to the requested Conversion is $                                           and was originally borrowed by the Borrower on                         , 20      .

5.             The portion of such principal amount subject to such Conversion is $                                      .

F-1

6.             The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐  Base Rate Loans

☐  LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

☐    1 month

☐    3 months

☐    6 months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.11. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF NOTICE OF SWINGLINE BORROWING

                , 20

Wachovia Bank, National Association, as Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.             Pursuant to Section 2.3.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $                                      .

2.             The Borrower requests that such Swingline Loan be made available to the Borrower on                         , 20      .

3.             The proceeds of this Swingline Loan will be used for purposes that are consistent with the terms of Section 8.8. of the Credit Agreement.

4.             The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by                                                             .

The Borrower hereby certifies to the Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.  In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested

G-1

Swingline Loan contained in Article VI. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3.(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of December 7, 2009, executed and delivered by each of the undersigned parties identified as “Pledgors” on the signature pages hereto and the other Persons who may become Pledgors hereunder pursuant to the execution and delivery of a Pledge Agreement Supplement substantially in the form of Annex 1 hereto (each a “Pledgor” and collectively, the “Pledgors”) in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the other Secured Parties.

WHEREAS, pursuant to the Credit Agreement, the Lenders and the Agent have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the other Pledgors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Agent through their collective efforts;

WHEREAS, each Pledgor acknowledges that it will receive direct and indirect benefits from the Lenders and the Agent making such financial accommodations available to the Borrower under the Credit Agreement; and

WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Agreement, among other things, to grant to the Agent for the benefit of the Secured Parties a security interest in the Collateral as security for the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.  Pledge.  As security for the prompt performance and payment in full of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent, for its own benefit and for the benefit of the other Secured Parties, and grants to the Agent, for its own benefit and for the benefit of the other Secured Parties, a security interest in, all of such Pledgor’s right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(a)           the Pledged Interests;

(b)           all distributions, cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof to which such Pledgor shall at any time be entitled in respect of the Pledged Interests;

(c)           all other payments due or to become due to such Pledgor in respect of any of the foregoing;

(d)           all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing;

(e)           all of such Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any of the foregoing including, without limitation, any power to (i)  terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, (x) file any claims and to take any action in connection with any of the foregoing, or (xi) otherwise act as if such Pledgor were the absolute owner of such Pledged Interests and all rights associated therewith;

(f)            all certificates and instruments representing or evidencing any of the foregoing;

(g)           all other property hereafter delivered in substitution for or in addition to any of the foregoing;

(h)           all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and

(i)            all Proceeds of any of the foregoing.

Section 2.  Representations and Warranties.  Each Pledgor hereby represents and warrants to the Agent and the other Secured Parties as follows:

(a)           Title and Liens.  Such Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral of such Pledgor. None of the Pledged Collateral is subject to any adverse claim or other Lien other than Permitted Liens of the types referred to in clauses (a), (b), (c) and (e) of the definition of “Permitted Lien”.  No Person has control of any of the Pledged Collateral other than the Agent.

(b)           Authorization.  Such Pledgor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any applicable law relating to such Pledgor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such Pledgor, or any indenture, agreement or other instrument to which such Pledgor is a party or by which it or any of the Pledged Collateral of such Pledgor or its other property may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Pledged Collateral of such Pledgor or such Pledgor’s other property whether now owned or hereafter acquired.

(c)           Validity and Perfection of Security Interest.  This Agreement is effective to create in favor of the Agent, for the benefit of the other Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral.  Such security interest will be perfected (i) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Pledged Collateral is delivered to the Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors or when control is established by the Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Pledged Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors.  Except as set forth in this subsection, no action is necessary to perfect the security interest granted by any Pledgor under this Agreement.

(d)           Pledged Equity Interests.  The information set forth on Schedule 1 hereto with respect to the Pledged Collateral of such Pledgor is true and correct.

(e)           Name, Organization, Etc.  Such Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are as set forth on Schedule 1.  Except as set forth on such Schedule, since the date of such Pledgor’s formation, such Pledgor has not changed its name or merged with or otherwise combined its business with any other Person.

(f)            Validly Issued, etc.  All of the Pledged Interests have been duly authorized, are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights of any Person.

(e)           Interests in Partnerships and LLCs.  None of the Pledged Collateral consisting of an interest in a partnership or in a limited liability company (i) is dealt in or traded on a securities exchange or in securities markets, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) otherwise constitutes a security or (v) constitutes a financial asset.

Section 3.  Covenants.  Each Pledgor hereby unconditionally covenants and agrees as follows:

(a)           No Liens; No Sale of Pledged Collateral.  Such Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), nor, without the prior written consent of the Agent, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein).

(b)           Change of Name, Etc.  Without giving the Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, such Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the UCC.

(c)           Defense of Title.  Such Pledgor will warrant and defend its title to and ownership of the Pledged Collateral of such Pledgor, at its sole cost and expense, against the claims of all Persons.

(d)           Delivery of Certificates, Etc.  If a Pledgor shall receive any certificate (including, without limitation, any certificate representing a stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument, option or rights in respect of any Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Pledgor shall hold the same in trust for the Agent and the other Secured Parties and promptly deliver the same to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms of this Agreement, as Pledged Collateral.

(e)           Uncertificated Securities.  With respect to any Pledged Collateral that constitutes a security and is not represented or evidenced by a certificate or instrument, such Pledgor shall cause the Issuer thereof either (i) to register the Agent as the registered owner of such security or (ii) to agree in writing with the Agent and such Pledgor that such Issuer will comply with the instructions with respect to such security originated by the Agent without further consent of such Pledgor.

(f)            Additional Shares.  Such Pledgor shall not permit any Issuer to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as provided herein.  Further, such Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument in a manner which would materially adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder.

(g)           Issuer Acknowledgment.  Such Pledgor shall, upon the Agent’s request therefor, cause each Issuer of Pledged Collateral and which Issuer is not a Pledgor itself, to execute and deliver to the Agent an Acknowledgment and Consent substantially in the form of Schedule 2 attached hereto.

Section 4.  Registration in Nominee Name, Denominations.  The Agent shall have the right (in its sole and absolute discretion) to hold any Equity Interests which are part of the Pledged Collateral in its own name as pledgee, the name of its nominee (as Agent or as sub-agent) or the name of the Pledgor thereof, endorsed or assigned in blank or in favor of the Agent.  Such Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to any such Equity Interests constituting Pledged Collateral registered in the name of such Pledgor.  The Agent shall at all times have the right to request that each Issuer of any Pledged Collateral issue certificates representing the Pledged Collateral and to exchange the certificates representing such Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

Section 5.  Voting Rights; Dividends, etc.

(a)           So long as no Event of Default exists:

(i)            each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that no Pledgor shall exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Collateral in the reasonable judgment of the Agent; and

(ii)           each Pledgor shall be entitled to retain and use any and all cash distributions paid on the Pledged Collateral, but any and all equity and/or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Agent to be held as collateral subject to the terms and conditions of this Agreement.

The Agent agrees to execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the distributions and other amounts which such Pledgor is authorized to retain pursuant to clause (ii) above.

(b)           If an Event of Default exists, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors are entitled to exercise pursuant to subsection (a)(i) above and/or to receive the distributions and other amounts which the Pledgors are authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the distributions and other amounts which the Pledgors shall otherwise be authorized to retain pursuant to subsection (a)(ii) above.  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this subsection (b) shall be retained by the Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 8.  If any Pledgor shall receive any distributions or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Agent and the other Secured Parties, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Agent in the identical form received, together with any necessary endorsements.

Section 6.  Event of Default Defined.  For purposes of this Agreement, “Event of Default” shall mean any of the following events, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body: (i) the failure of any Pledgor to comply with any of the terms and provisions of this Agreement; (ii) the occurrence of an “Event of Default” as such term is defined in the Credit Agreement; or (iii) any action is taken by the Issuer of any Pledged Interests or the members or trustees thereof to amend or modify the Organizational Documents in a manner that would (A) materially adversely affect the voting, liquidation, preference, redemption or other similar rights of any holder of the Pledged Interests or, (B) adversely affect the Agent’s or the other Secured Parties’ rights or remedies under this Pledge Agreement.

Section 7.  Remedies upon Default.

(a)           In addition to any right or remedy that the Agent or any of the other Secured Parties may have under the Credit Agreement, any other Loan Document or any Specified Derivatives Contract or otherwise under applicable law, if an Event of Default shall exist, the Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Agent in its discretion shall deem appropriate.  The Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any applicable law now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by applicable law, at least 5 days’ prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification.  Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice or publication (if any) of such sale.  At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Agent may determine in its sole and absolute discretion.  Neither the Agent nor any of the other Secured Parties shall be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given.  The Agent or may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Agent nor any of the other Secured Parties shall incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  At any public sale made pursuant to this Agreement, the Agent or any of the other Secured Parties and any other holder of any of the Secured Obligations, to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or any of the other Secured Parties from any Pledgor as a credit against the purchase price, and the Agent and the Lenders may, upon compliance with the terms of sale and to the extent permitted by applicable law, hold, retain and dispose of such property without further accountability to any Pledgor therefor.  For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided.  Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b)           In addition to exercising the power of sale herein conferred upon it, the Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c)           The rights and remedies of the Agent and the other Secured Parties under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have.

Section 8.  Application of Proceeds of Sale and Cash.  The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Agent or any of the other Secured Parties under the provisions of this Agreement, shall be applied in accordance with the Credit Agreement.  The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

Section 9.  Agent Appointed Attorney-in-Fact.  Each Pledgor hereby constitutes and appoints the Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Agent’s name or in the name of such Pledgor to do any of the following, during the existence of an Event of Default, provided that the Agent may take any of the actions set forth in clause (c) below regardless of whether an Event of Default exists: (a) to perform any obligation of such Pledgor hereunder in such Pledgor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Agent’s security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 12.(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.  Nothing herein contained shall be construed as requiring or obligating the Agent or the other Secured Parties to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or of the other Secured Parties or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Agent or any of the other Secured Parties.  The power of attorney granted herein is irrevocable and coupled with an interest.

Section 10.  Agent’s Duty of Care.  Other than the exercise of reasonable care to ensure that safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall responsible for preservation of all rights of such Pledgor in the Pledged Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 11.  Reimbursement of Agent.  Each Pledgor agrees to pay upon demand to the Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder, or (d) the failure by such Pledgor to perform or observe any of the provisions hereof.  Any such amounts payable as provided hereunder shall be Secured Obligations.

Section 12.  Further Assurances.  Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Agent’s reasonable discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Agent’s security interest in the Pledged Collateral, or to enable the Agent or the other Secured Parties to exercise or enforce their respective rights hereunder, including without limitation (a) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder.  Each Pledgor agrees to take, and authorizes the Agent to take on such Pledgor’s behalf, any or all of the following actions with respect to any Pledged Collateral as the Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Agent to enforce their respective rights and remedies hereunder: (i) to register in the name of the Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Agent a quantity of securities or partnership interests that constitutes all or part of the Pledged Collateral registered in the name of the Agent.  Notwithstanding the foregoing, each Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Agent.  Each Pledgor hereby authorizes the Agent to file in all necessary and appropriate jurisdictions (as determined by the Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor.  To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement.  Any property comprising part of the Pledged Collateral required to be delivered to the Agent pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgors and by such other instruments or documents as the Agent may reasonably request.

Section 13.  Securities Act.  In view of the position of any Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar applicable law hereafter enacted analogous in purpose or effect (such Act and any such similar applicable law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect.  Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, neither the Agent nor any of the other Secured Parties shall incur any responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sell.

Section 14.  Investment Property.  The Pledgor shall not, and shall not allow any issuer of any Pledged Collateral, to the extent such issuer is a limited liability company or a partnership,  to elect that Pledged Interests, except as directed or requested by the Agent, be securities governed by Article 8 of the Uniform Commercial Code.  No issuer of any Pledged Collateral has made such an election.

Section 15.  Security Interest Absolute.  All rights of the Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the documents, instruments or agreements evidencing any of the Secured Obligations, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

Section 16.  Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms.  The Pledgors or the Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

Section 17.  No Waiver.  Neither the failure on the part of the Agent or any of the other Secured Parties to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Agent or any of the other Secured Parties and any Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 18.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to a Pledgor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received or when receipt is refused; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

SECTION 19.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 20.  Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 21.  Binding Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Agent or any of the other Secured Parties as collateral under this Agreement, and any such assignment by a Pledgor shall be null and void absent the prior written consent of the Agent.

Section 22.  Termination.  Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate.  Upon termination of this Agreement in accordance with its terms the Agent agrees to take such actions as the Pledgors may reasonably request, and at the sole cost and expense of the Pledgors to evidence the termination of this Agreement.

Section 23.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 24.  Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 25.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

Section 26.  Definitions.

(a)           As used herein, the following terms have the indicated meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Event of Default” has the meaning set forth in Section 6.

“Issuer” means a Person which issued any Equity Interest that constitutes any part of the Pledged Collateral.

“Organizational Documents” means any declaration of trust, operating agreement, partnership agreement, by-laws, articles or certificate of incorporation, articles of organization, certificate of limited partnership, or other similar agreement or document.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Pledged Interests” means, with respect to each Pledgor, such Pledgor’s right, title and interest in the Equity Interests of the Issuers as described on Schedule 1, whether now owned or hereafter acquired.

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Pledged Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Collateral, or proceeds thereof (including any cash, Equity Interests, or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the UCC, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Collateral, or proceeds thereof; and (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral, or proceeds thereof.

“Secured Obligations” means, collectively, (a) with respect to the Borrower, (i) the unpaid principal of and interest on all Loans, all Reimbursement Obligations and all other Letter of Credit Liabilities, (ii) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent or any Lender of any kind, nature or description, under or in respect of the Credit Agreement or any other Loan Document to which the Borrower is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (iii) any and all costs, fees (including attorneys’ fees), and expenses which the Borrower is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise, (iv) all other Obligations of the Borrower and (v) all Specified Derivatives Obligations of the Borrower and (b) with respect to any other Pledgor, (i) all indebtedness, liabilities, obligations, covenants and duties of such Pledgor owing to the Agent or any Lender of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which such Pledgor is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (ii) any and all costs, fees (including attorneys fees), and expenses which such Pledgor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise and (iii) all Specified Derivatives Obligations of such Pledgor.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement.  Terms which are defined in the North Carolina Uniform Commercial Code have the meanings given such terms therein.

Section 26.  Joint and Several Obligations of Pledgors.  THE OBLIGATIONS OF THE PLEDGORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH PLEDGOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “SECURED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER PLEDGORS HEREUNDER.

[Signatures on Next Page]

IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

PLEDGORS:

U-STORE-IT, L.P.

	By:	U-Store-It Trust, its general partner

By:
Name:
Title:

[Other Pledgors]

Address for Notices for all Pledgors:

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn:
Telecopy Number:
Telephone Number:

Agreed to, accepted and acknowledged
as of the date first written above,

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Its:

ANNEX 1 TO PLEDGE AGREEMENT

FORM OF PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of                       , 20     (this “Supplement”) executed and delivered by                                             , a                            (the “New Pledgor”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”).

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, the Lenders and the Agent have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, to secure obligations owning by certain parties under the Credit Agreement and the other Loan Documents, the Borrower and the other “Pledgors” thereunder have executed and delivered that certain Pledge Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Agent;

WHEREAS, it is a condition precedent to the continued extension by the Lenders and the Agent of such financial accommodations that the New Pledgor execute this Supplement to become a party to the Pledge Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Pledgor, the New Pledgor hereby agrees as follows:

Section 1.  Accession to Pledge Agreement; Grant of Security Interest.  The New Pledgor agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the New Pledgor had been an original signatory to the Pledge Agreement.  Without limiting the generality of the foregoing, the New Pledgor hereby:

(a)           pledges to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a security interest in, all of the New Pledgor’s right, title and interest in, to and under the Pledged Collateral, including the Equity Interests described on Exhibit I attached hereto, as security for the Secured Obligations;

(b)           makes to the Agent and the other Secured Parties as of the date hereof each of the representations and warranties contained in Section 2 of the Pledge Agreement and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 3 thereof; and

(c)           consents and agrees to each other provision set forth in the Pledge Agreement.

SECTION 2.  GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Pledgor has caused this Pledge Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW PLEDGOR]

By:
Name:
Title:

Address for Notices:

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn:
Telephone:
Telecopy:

Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

SCHEDULE 1 TO PLEDGE AGREEMENT

Pledged Equity Interests:

Pledgor	Issuer	Jurisdiction of Formation of Issuer	Class of Equity Interest	Certificate Number (if any)	Percentage of Ownership

Pledgor Information:

Pledgor	Jurisdiction of Formation	Organizational ID No.	Location of Chief Executive Office

SCHEDULE 2 TO PLEDGE AGREEMENT

Form of Acknowledgement and Consent

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of December 7, 2009 (the “Pledge Agreement”), made by U-Store-It, L.P. and the other Pledgors party thereto in favor of Wachovia Bank, National Association, as Agent. Terms not otherwise defined herein have the respective meanings given them in the Pledge Agreement.

The undersigned agrees for the benefit of the Agent and the Lenders as follows:

(a)           The undersigned will be bound by, and comply with, the terms of the Pledge Agreement applicable to the undersigned, including without limitation, Sections 3(e) and 3(f).

(b)           The undersigned will notify the Agent in writing promptly of the occurrence of any of the events described in Section 3(d) of the Pledge Agreement.

[(c)          The undersigned will not permit any of the Equity Interests issued by it (i) to be dealt in or traded on a securities exchange or in securities markets; or (ii) to provide by its terms that it is a security governed by Article 8 of the UCC.](1)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgement and Consent under seal as of this the date first written above.

[ISSUER]

By:
Name:
Title:

(1)           Include only if the Issuer is a partnership or limited liability company.

EXHIBIT I

FORM OF ASSIGNMENT OF MANAGEMENT AGREEMENT

AND SUBORDINATION OF MANAGEMENT FEES

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (this “Assignment”) is made as of                         , 2009, by [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (“Grantor”), having a mailing address of [c/o] U-STORE-IT, L.P., [Insert Notice Address], and [INSERT NAME OF MANAGER] (“Manager”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (together with its successors and assigns, “Agent” or “Beneficiary”) for itself and for each other Secured Party (as defined in the Credit Agreement (as defined herein)), Agent having as its address for personal delivery c/o Wells Fargo Real Estate Banking Group, 200 Public Square — Suite 3200, Cleveland, OH 44114.

[Option #1 — Use if Grantor is Borrower]

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Grantor certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to that certain [Insert Name of Management Agreement] dated as of                     ,            (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and between Grantor and Manager, Grantor has employed Manager to operate and manage the Property; and

WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Grantor under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the other Secured Parties, all of its right, title and interest in, to and under the Management Agreement on the terms hereof to secure, among other things, Grantor’s obligations under the Credit Agreement.

[End of Option #1]

[Option #2 — Use if Grantor is a Guarantor]

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to the terms of that certain Guaranty dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Grantor and each of the other Guarantors in favor of Agent and the other Secured Parties, Grantor has guaranteed Borrower’s obligations to Agent and the other Secured Parties on the terms and conditions contained therein;

WHEREAS, pursuant to that certain [Insert Name of Management Agreement] dated as of                     ,            (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and between Grantor and Manager, Grantor has employed Manager to operate and manage the Property; and

WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the other Secured Parties, all of its right, title and interest in, to and under the Management Agreements on the terms hereof to secure, among other things, Grantor’s obligations under the Guaranty.

[End of Option #2]

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:

Section 1.               Definitions. Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement.  Terms defined in the Uniform Commercial Code as in effect in the state in which the Property is located have the respective meanings given such terms therein.  In addition, as used in this Assignment, the following terms shall have the following meanings:

“Assignment of Leases and Rents” has the meaning given such term in the Security Instrument.

“Collateral” has the meaning given such term in the Security Instrument.

“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument, or a default by Grantor in the performance of any of the terms, covenants and conditions of this Assignment.

[“Guaranty” has the meaning given such term in the Recitals above.]

“Management Agreement” has the meaning given such term in the Recitals above.

“Management Fees” means any and all fees payable by Grantor to Manager pursuant to the terms of the Management Agreement.

“Manager” has the meaning given such term in the Recitals above.

“Obligations” has the meaning given that term in the Security Instrument.

“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.

“Security Instrument” means that certain [Mortgage][Deed of Trust][Deed to Secure Debt], Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from [Grantor] as grantor thereunder to Agent as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as security for the repayment of the Obligations.

Section 2.               Assignment of Management Agreement. As security for the payment and performance of the Obligations, Grantor hereby assigns to Agent, for its individual benefit and the benefit of the other Secured Parties, and grants to Agent, for its individual benefit and the benefit of other Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under the Management Agreement to (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder.  Said transfer will automatically become a present, unconditional assignment, exercised by written notice from Agent to Grantor and Manager, during an existence of an Event of Default.

Section 3.               Subordination of Management Agreement and Management Fees. Grantor and Agent hereby agree that at all times prior to the termination of this Agreement, the Management Agreement shall be subordinate, inferior and subject to this Agreement, the Security Instrument and the other Loan Documents.  The Management Fees and all rights and privileges of Manager to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the Lien and payment of the Security Instrument, the Obligations and the Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Agent and the other Secured Parties thereunder.

Section 4.               Termination. At such time as the Credit Agreement has terminated in accordance with its terms and the Security Instrument is fully released or assigned of record, this Assignment shall terminate.

Section 5.               Estoppel. Manager represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Manager nor Grantor is in default under any of the terms, covenants or provisions of the Management Agreement with respect to the Property and Manager knows of no event which constitutes, or with the passage of time or the giving of notice or both would constitute, an event of default under the Management Agreement with respect to the Property, (c) neither Manager nor Grantor has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the

Property, (d) the Management Fees have been paid in full with respect to the Property and (e) a true, correct and complete copy of the Management Agreement is attached hereto as Exhibit A.

Section 6.               Grantor’s Covenants. Grantor hereby covenants with Agent that during the term of this Assignment: (a) Grantor shall not terminate or amend any of the material terms or provisions of the Management Agreement without the prior written consent of Agent, which consent shall not be unreasonably be withheld; and (b) Grantor shall, in the manner provided for in this Assignment, give notice to Agent of any notice or information that Grantor receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property.  Grantor may terminate the Management Agreement pursuant to the terms contained therein provided that (i) Grantor enters into a replacement management agreement with a property manager acceptable to Agent, in Agent’s reasonable discretion; and (ii) such replacement property manager executes an assignment and subordination agreement in the form of this Assignment or other form reasonably acceptable to Agent.

Section 7.               Intentionally Omitted.

Section 8.               Agreement by Grantor and Manager. Grantor and Manager hereby agree that while an Event of Default exists, at the option of Agent exercised by written notice to Grantor and Manager: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Manager, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance), shall be applied in accordance with Agent’s written directions to Manager; (b) Manager shall not collect or be entitled to any Management Fee; and/or (c) Agent may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Manager to transfer its responsibility for the management of the Property to a management company selected by Agent in Agent’s sole and absolute discretion.

Section 9.               Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Assignment and agrees that Manager will act in conformity with the provisions of this Assignment and the rights of Agent and the other Secured Parties hereunder or otherwise related to the Management Agreement. If the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than 30 days from the date the Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Agent and the other Secured Parties of any right they have under or in connection with this Assignment and (b) that Manager shall give at least 30-days prior written notice to Agent of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

Section 10.             Agent’s Agreement. So long as no Event of Default exists, any sums due to Grantor under the Management Agreement may be paid directly to Grantor.

Section 11.             Agent and Secured Parties Not Obligated.  Notwithstanding any other provision of this Assignment to the contrary, Grantor and Manager expressly acknowledge and agree that Grantor and Manager shall continue to observe and perform all of the conditions and obligations contained in the Management Agreement to be observed and performed by them, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Agent or the other Secured Parties to be under any obligation or liability in any respect whatsoever to any party to any Management Agreement or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained.

Section 12.             Agent Appointed Attorney-in-Fact.  Grantor hereby irrevocably appoints Agent as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument or document which Agent may deem necessary or advisable to accomplish the purposes of this Assignment and to exercise any rights and remedies Agent may have under this Assignment or Applicable Law.  The power-of-attorney granted hereby is irrevocable and coupled with an interest.

Section 13.             APPLICABLE LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 14.             Notice to Parties. Unless otherwise provided herein, communications provided for hereunder shall be in given and shall become effective as provided in the Credit Agreement:

If to Grantor:
[IF GRANTOR IS BORROWER:]

U-Store-It, L.P.
c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn: [ ]
Telephone:	[ ]
Telecopy:	[ ]

With a copy to:

U-Store-It, L.P.
c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn: [ ]
Telephone:	[ ]
Telecopy:	[ ]

[IF GRANTOR IS OWNER:]

[Insert Name of Owner]

Attn:
Telephone:	( )
Telecopy:	( )

If to the Agent:

Wachovia Bank, National Association

Attn:
Telephone:	( )
Telecopy:	( )

If to the Manager:

[Insert Name of Manager]

Attn:
Telephone:	( )
Telecopy:	( )

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section.  All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.  Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

Section 15.             Amendment. This Assignment, and any provisions hereof, may only be amended, supplemented, waived, or otherwise modified by an agreement in writing signed by the party against whom enforcement thereof is sought.

Section 16.             Successors and Assigns.  Subject to Section 13.5 of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.

Section 17.             Severability.  This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements.  If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.

Section 18.             Headings.  The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Section or Subsection.

Section 19.             Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 20.             Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[Signatures on Next Page]

IN WITNESS WHEREOF the undersigned have executed this Assignment of Management Agreement and Subordination of Management Fees as of the date and year first written above.

GRANTOR:

[INSERT NAME OF PROPERTY OWNER]

By:
Name:
Title:

MANAGER:

[INSERT NAME OF MANAGER]

By:
Name:
Title:

Acknowledged:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT A

MANAGEMENT AGREEMENT

EXHIBIT J

FORM OF SECURITY INSTRUMENT

[Subject to conformance with local law and practice of state where property is located, and for adjustment to reflect relationship of Property Owner to Borrower]

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Attention: Meryl P. Diamond, Esq.

[MORTGAGE][DEED OF TRUST], SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FILING

from

[INSERT NAME OF PROPERTY OWNER], as [mortgagor/grantor]

to

[[INSERT TRUSTEE], as Trustee, for the benefit of]

WACHOVIA BANK, NATIONAL ASSOCIATION, as [mortgagee/beneficiary]

(As Agent for the benefit of Secured Parties, and for its own account,

pursuant to the Credit Agreement described herein)

dated as of                       , 2009

Property:  [Insert Name of Property], [Insert County] County, [Insert State]

[ADD ANY APPROPRIATE LOCAL LAW LEGENDS]

THIS [MORTGAGE][DEED OF TRUST], SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Security Instrument”) is made and delivered as of                     , 200    , by [INSERT NAME OF PROPERTY OWNER], [Insert Type of Entity and State of Formation] (“Owner”), having a mailing address of c/o U-Store-It Trust, 460 Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087, as [mortgagor/grantor] [to [INSERT TRUSTEE] (“Trustee”), having a business address at [Insert Trustee Address] as trustee], for the benefit of Wachovia Bank, National Association as [mortgagee/beneficiary] in its capacity as Agent (together with its successors and assigns, “Agent”) for itself and each other Secured Party (as defined in the Credit Agreement (as hereinafter defined)), Agent having as its address for personal delivery at [Insert Agent Address].

[Option #1 — Use if Owner is Borrower]

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of                           , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Owner, the financial institutions from time to time party thereto as “Lenders”, Agent, and the other parties thereto, Lenders and Agent have agreed to make available to Owner certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, Owner’s execution and delivery of this Security Instrument to secure, among other things, its obligations under the Credit Agreement, is a condition to Agent and Lenders making, and continuing to make, such financial accommodations to Owner.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Owner, Owner agrees as follows:

[Option #2 — Use if Owner is a Guarantor]

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of                       , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to the terms of that certain Amended and Restated Guaranty dated as of                       , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Owner and each of the other Guarantors in favor of Agent and the other Secured Parties, Owner has guaranteed Owner’s obligations to Agent and the other Secured Parties on the terms and conditions contained therein; and

WHEREAS, Owner’s execution and delivery of this Security Instrument to secure, among other things, its obligations under the Guaranty is a condition to Agent and Lenders making, and continuing to make, such financial accommodations to Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Owner, Owner agrees as follows:

ARTICLE I.  DEFINED TERMS

Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement.  Terms defined in the Uniform Commercial Code as in effect in the state the Property is located in have the respective meanings given such terms therein.  In addition, as used in this Security Instrument, the following terms shall have the following meanings:

“Applicable Law” has the meaning given that term in the Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower” “[INSERT IF OWNER IS BORROWER: [means Owner [and (insert names of other Borrowers under the Credit Agreement, if any).]]] [INSERT IF OWNER IS GUARANTOR: [has the meaning given that term in the Recitals above.]]”

“Collateral” means the Property, Improvements, [Ground Lease, Ground Lease Assignments and Modifications], Fixtures, and Personalty together with:

(a)                                  all rights, privileges, easements, rights-of-way or use, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, liberties, servitudes, royalties, minerals, oil and gas rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Property and the Improvements [, including, but not limited to, those arising under and by virtue of the Ground Lease], and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Owner of, in and to the Property and the Improvements, [including, but not limited to, those arising under and by virtue of the Ground Lease,] and every part and parcel thereof, with the appurtenances thereto; and

(b)                                 all betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein; and

(c)                                  all of Owner’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation (including, but not limited to, condemnation awards and interest thereon) heretofore made or hereafter to be made by any Governmental Authority pertaining to the Property, Improvements, Fixtures or Personalty including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Property or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Property; and

(d)                                 all of Owner’s right, title and interest in and to any proceeds of insurance required or maintained pursuant to the terms of Section 3.15 hereof, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; and

(e)                                  all of Owner’s right, title and interest in, to and under any management or leasing agreement with respect to the Property and Improvements, including without limitation, (a) all rights of Owner to damages arising out of, or for, breach or default in respect thereof, and (b) all rights of Owner to perform and exercise all rights and remedies thereunder; and

(f)                                    subject to the provisions of Section 8.3 hereof, all of the Leases and Rents; and

(g)                                 any and all other security and collateral, of any nature whatsoever, now or hereafter given for the repayment or the performance and discharge of the Obligations; and

(h)                                 the right, in the name and on behalf of Owner, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Agent, on behalf of Secured Parties, in the Property.

As used in this Security Instrument, the term “Collateral” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

“Credit Agreement” has the meaning given that term in the Recitals above.

“Credit Agreement Event of Default” means an “Event of Default”, as defined in the Credit Agreement.

“Derivatives Contract” has the meaning given that term in the Credit Agreement.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Owner in connection with the Loans for the benefit of

Agent and the other Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Event of Default” means any failure, happening or occurrence described in Article V hereinbelow.

“Fixtures” means fixtures now or hereafter located on the Property and shall in any event include all materials, supplies, equipment, apparatus and other items now owned or hereafter acquired by Owner and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Property, including, but not limited to, any and all building and construction materials and supplies, furniture, furnishings, apparatus, machinery, equipment, motors, elevators, escalators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment, telephone systems, televisions and televisions systems, computer systems, and appurtenances thereto, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (but excluding in every event fixtures belonging to Tenants which do not become property of the Owner upon expiration or earlier termination of the applicable Lease).

“Governmental Authority” has the meaning given that term in the Credit Agreement.

[“Ground Lease” means that certain [                              ] dated [                            ] and recorded [                            ] in [                                  ] (the “Ground Lease”) and the leasehold estate created thereby (the “Leasehold Estate”).]

[“Ground Lease Assignments and Modifications”  means all assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, privileges and rights of Owner as tenant under the Ground Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Owner either in law or in equity, in possession or expectancy, of, in and to Lender’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the landlord under the Ground Lease (the “Ground Lessor”), and (ii) the rejection of the Ground Lease by Ground Lessor, as debtor in possession, or by a trustee for Ground Lessor, pursuant to Section 365 of the Bankruptcy Code.]

[“Ground Lessor” has the meaning given in the definition of “Ground Lease Assignments and Modifications” above.]

[“Guaranty” has the meaning given that term in the Recitals above.]

“Impositions” means (i) all real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special,

ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Collateral or the ownership, use, occupancy or enjoyment thereof, or any portion thereof; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Collateral; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees related to the Collateral.

“Improvements” means any and all structures, buildings, improvements, additions, alterations, betterments or appurtenances to the Property, whether now existing or at any time hereafter situated, placed or constructed upon the Property, or any part thereof.

“Internal Revenue Code” has the meaning given that term in the Credit Agreement.

“Leases” means any and all leases, subleases, licenses, concessions, rental agreements or other agreements (written or oral, now or hereafter in effect) which grant rights to use, enjoy and/or occupy all or any part of the Collateral or which grant a possessory interest in and to, or the right to use, all or any part of the Collateral, together with all security and other deposits made in connection therewith and all guaranties thereof, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing.

[“Leasehold Estate” has the meaning given in the definition of “Ground Lease” above.]

“Legal Requirements” means (i) any and all judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Owner, or applicable to, affecting or impacting in any way the Collateral, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Collateral or the ownership, use or occupancy thereof; (iii) Owner’s presently or subsequently effective bylaws and articles of incorporation, partnership agreement, partnership certificate, joint venture agreement, articles of organization, operating agreement, trust agreement or other form of business association agreement; (iv) any and all Leases; and (v) any and all other contracts (written or oral) of any nature that relate in any way to the Collateral and to which Owner may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Owner is granted a possessory interest in the Property.

“Loan Document” has the meaning given that term in the Credit Agreement.

“Loan Party” has the meaning given that term in the Credit Agreement.

“Loans” shall mean, collectively, all Revolving Loans, Term Loans and Swingline Loans.

“Major Lease” shall mean, as to the Collateral, any Space Lease which (i) accounts for twenty percent (20%) or more of the Collateral’s total rental income, or (ii) covers more than twenty percent (20%) of the gross leasable area at the Collateral.

“Notes” shall mean, collectively, all Revolving Notes, all Term Notes and all Swingline Notes, together with all amendments, replacements, modifications, supplements and extensions thereof.

[Option #1 — Use if Owner is Borrower]

“Obligations” means, collectively, (a) the unpaid principal of and interest on all Loans and all Letter of Credit Liabilities, (b) all other indebtedness, liabilities, obligations, covenants and duties of Owner owing to Agent or any other Secured Party of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which Owner is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by a promissory note, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (c) any and all costs, fees (including attorneys’ fees), and expenses which Owner is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise, (d) all other Obligations of Owner, and (e) all Specified Derivatives Obligations.

[Option #2 — Use if Owner is a Guarantor]

“Obligations” means, collectively, (a) all indebtedness, liabilities, obligations, covenants and duties of Owner owing to Agent or any other Secured Party of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which Owner is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by a promissory note, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (b) and any and all costs, fees (including attorneys’ fees), and expenses which Owner is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise, and (c) all Specified Derivatives Obligations.

[End of Options.]

The stated maturity date of the Obligations is [maturity date], unless accelerated or extended pursuant to the terms of the Credit Agreement or other Loan Documents (the “Termination Date”).

“Other Security Instruments” has the meaning given that term in Section 12(a) hereof.

“Permitted Encumbrances” means “Permitted Liens” (as defined in the Credit Agreement), provided however, Permitted Encumbrances shall not include Liens of the types described in clause (f), except to the extent that such Liens have attached to any Personalty of Owner, and clause (h) in the definition of the term “Permitted Liens” in the Credit Agreement.

“Personalty” means all of the Owner’s right, title and interest in, to and under all of the personal property of the Owner, now owned or hereafter acquired, located on, attached to or used in or about the Improvements and Property, including without limitation, all of the following:

(a)                                  all equipment, including without limitation, all machinery, vehicles, improvements, supplies and office furniture located on, attached to or used in and about the Improvements and Property;

(b)                                 all inventory now or hereafter relating to the Property and Improvements, including without limitation, merchandise, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, and any of the foregoing which may be returned, rejected, reclaimed or repossessed by [Trustee or] Agent from any of Owner’s customers;

(c)                                  all other goods now or hereafter relating to the Property and Improvements;

(d)                                 all accessions to any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

(e)                                  all accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements, including without limitation, (i) all rights to payment of any monetary obligation, whether or not earned by performance, (x) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or (y) for services rendered or to be rendered, (ii) all rents, fees, charges or other payments for the use or occupancy of all or any portion of the Improvements or any of the other Collateral, and (iii) all rights to payment of any interest or finance charges payable to Owner;

(f)                                    to the extent permitted to be assigned by the terms thereof or by Applicable Law, all licenses, permits, rights, orders, variances, franchises, or authorizations of or from any governmental authority or agency now or hereafter relating to the Property or Improvements;

(g)                                 all general intangibles, including without limitation, all payment intangibles, and all rights of Owner (including Owner’s rights and privileges, if any, to modify, terminate, or waive performance) under any and all contracts, agreements, guarantees, indemnities and other assurances, deposits, prepayments, unpaid rents, credits in favor of Owner, financing commitments from others, warranties on personal or real property, trademarks, tradenames, logos, copyrights, goodwill, equipment rentals, service marks, symbols, certificates, instruments, plans, specifications, books and records, and other documents, now or hereafter used in connection with the Property or the Improvements, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property and any part thereof and any Improvements or any business or activity conducted on the Property (including all rights to carry on business under such names, and all rights as a developer or declarant relating to the Property or Improvements), now or hereafter relating to the Property or Improvements, and any part thereof and all right, title and interest of Owner therein and thereunder, including, without limitation, the right, upon the happening of any Credit Agreement Event of Default, to receive and collect any sums payable to Owner thereunder;

(h)                                 any Derivatives Contract, including, but not limited to, all “accounts”, “chattel paper”, “general intangibles” and “investment property” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing;

(i)                                     all chattel paper, instruments, investment property, letter-of-credit rights, money, documents, supporting obligations and deposit accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements;

(j)                                     all insurance policies of any kind maintained in effect by the Borrower or Owner of which the Borrower or Owner is the beneficiary, now existing or hereafter acquired relating to the Property and Improvements, under which any of the property referred to in any of the preceding clauses above is insured, including without limitation, any proceeds payable to the Borrower or Owner pursuant to such policies and any unearned premiums thereon;

(k)                                  all proceeds, which in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or the other Secured Parties from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Owner (including interest thereon) from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (iii) any refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral;

(l)                                     all soil test reports, certificates of occupancy, termite bonds, payment and performance bonds, judgments, premium rebates or adjustments, and surveys;

(m)                               all of Owner’s right, title and interest under any lease which it may sign as lessee for any furniture, fixtures or equipment to be located or installed within the Property; and

(n)                                       all reserves, escrows, and deposit accounts maintained by Owner with respect to the Property, including, without limitation, all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof.

“Property” means [, individually or collectively, as the context may require,] the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Owner therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired and all additional lands, estates and development rights hereafter acquired by Owner for use in connection with the land and the development of the land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument.

“Property Material Adverse Effect” means a material adverse effect on (i) the Collateral or any portion thereof, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Owner or the Collateral or any portion thereof, (iii) the enforceability, validity, perfection or priority of the lien of this Security Instrument or the other Loan Documents, or (iv) the ability of Owner to perform its obligations under this Security Instrument or the other Loan Documents.

“REA” means, individually and/or collectively (as the context may require), each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property (or any portion thereof) and any future reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

“Rents” means the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Owner is now or hereafter may become entitled or which Owner may demand or claim, arising or issuing from or out of the Leases, or from or out of the Collateral or any part thereof, including, without limiting the generality of the foregoing, minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents, security deposits and other liquidated damages following default, premiums payable by any Tenant upon the exercise of a cancellation privilege provided for in any Lease and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Collateral, together with any and all rights and claims of any kind which Owner may have against any Tenant under any Lease or against any subtenants or occupants of the Collateral.

“Security Document” means this Security Instrument, any Property Management Contract Assignments, and any security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Agent’s Liens in any of the Collateral.

“Self-Storage Rental Agreement” means any lease or rental agreement between Owner and any Person in connection with the rental of self-storage space at the Property.

“Space Leases” means any Lease other than a Self-Storage Rental Agreement.

“Solvent” has the meaning given that term in the Credit Agreement.

“Specified Derivatives Contract” has the meaning given that term in the Credit Agreement.

“Specified Derivatives Obligation” has the meaning given that term in the Credit Agreement.

“Tenant” means the tenant or lessee under any Lease.

ARTICLE II.  GRANT AND CONVEYANCE

Section  2.1                                   Grant and Conveyance.  For and in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner does hereby (a) GRANT, BARGAIN, SELL, CONVEY, ASSIGN, MORTGAGE, TRANSFER, PLEDGE and SET OVER unto [Trustee and the Trustee’s successors and/or assigns for the benefit of Secured Parties][Agent and Agent’s successors and/or assigns for the benefit of Secured Parties], the Collateral, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Collateral and all parts, rights, members and appurtenances thereof, as security for the full and timely payment and performance of Obligations, for the benefit of [Agent][Trustee] and its successors and/or assigns for the benefit of Secured Parties, forever [IN TRUST, WITH THE POWER OF SALE, to secure payment to Agent and the other Secured Parties of the Obligations at the time and in the manner provided for its payment in the Notes and the Credit Agreement], and (b) GRANTS to [Trustee and the Trustee’s successors and/or assigns for the benefit of Secured Parties][Agent and Agent’s successors and/or assigns for the benefit of Secured Parties] a security interest in the Collateral, as further security for the full and timely payment and performance of the Obligations.

Section 2.2                                      Cancellation.  Should the Obligations be paid according to the tenor and effect of the Credit Agreement when the same shall become due and payable, and should Owner  and Borrower perform all Obligations in a timely manner, or on the earlier release of the Collateral pursuant to the terms of Section 4.3 of the Credit Agreement, then this Security Instrument shall be canceled and surrendered.

Section 2.3                                      Revolving Loan Account.  This Security Instrument secures, among other things, a “revolving loan account”, and payment of all amounts outstanding under the Credit Agreement from time to time shall not cancel or release this Security Instrument, and re-advances shall be secured to the same extent as original obligations hereunder.

ARTICLE III.  COVENANTS, WARRANTIES AND REPRESENTATIONS

Owner hereby unconditionally covenants, warrants and represents to Agent and the other Secured Parties as follows (which covenants, warranties and representations have been and will be relied upon by Agent and the other Secured Parties in advancing funds to Borrower under the

Loan Documents, and shall be deemed to be continuing covenants, warranties and representations made on a daily basis by Owner):

Section 3.1                                      Title to Collateral and Priority of this Instrument.  Owner has good, marketable and indefeasible [fee simple][leasehold] title to the Property and Improvements, and good and marketable title to the Fixtures, Personalty, free and clear of any Liens, options (except as set forth in the Leases), leases (other than the Leases), covenants and other rights, titles, interests or estates of any nature whatsoever except the Permitted Encumbrances.  This Security Instrument, when properly recorded in the appropriate records, (a) constitutes a valid and enforceable first priority lien on the Property, Improvements and Fixtures; (b) creates valid and enforceable first priority security interest in and to the Personalty and, to the extent that the terms Leases and Rents include items covered by the Uniform Commercial Code as adopted in the state where the Property is located, in the Leases and Rents; and (c) constitutes a valid and enforceable first priority assignment of the Leases and Rents not covered by such Uniform Commercial Code, all in accordance with the terms hereof.  Owner shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Agent against the claims of all Persons whomsoever.

Section 3.2                                      Authority.  Owner has all material approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property.  Owner has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument and the other Loan Documents to which it is a party.

Section 3.3                                      Validity of Security Instrument.    (a) The execution, delivery and performance of this Security Instrument by Owner and the borrowing evidenced by the Notes and the Credit Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property or any portion thereof, Owner’s organizational documents, or any indenture, agreement or other instrument to which Owner is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recording of this Security Instrument in appropriate land records in the state where the Property is located and except for Uniform Commercial Code Filings relating to the security interest created hereby), (b) this Security Instrument has been duly executed and delivered by Owner through the undersigned authorized representative of Owner and (c) this Security Instrument constitutes the legal, valid and binding obligations of Owner.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Owner, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar creditor’s rights laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Owner has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.4                                      Hazardous Materials.  To the best of Owner’s knowledge, after due inquiry, the Collateral has not been used to treat, store or dispose of any Hazardous Materials in violation of Environmental Laws, and no such Hazardous Materials (including without limitation, any materials containing asbestos), are located on, in or under the Collateral or used or emitted in connection therewith, except (a) such Hazardous Materials of kinds and in amounts ordinarily and customarily stored and used in similar properties for the purposes of cleaning and other maintenance or operations and otherwise in compliance with all Environmental Laws, or (b) as disclosed in writing in any environmental assessment reports delivered to Agent and upon which Agent and the other Secured Parties are entitled to rely.  Owner has obtained and shall maintain all licenses, permits and approvals required with respect to Hazardous Materials, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals.  Owner shall promptly notify Agent of any change in the nature or extent of any (a) Hazardous Materials, maintained on, in or under the Collateral or used or emitted in connection therewith and (b) wetlands located on the Property.  Owner has provided representations, warranties and covenants regarding environmental matters set forth in the Environmental Indemnity and Owner shall comply with the aforesaid covenants regarding environmental matters.

Section 3.5                                      Separate Tract. The Property is not a part of a larger tract of land owned by Owner or any of its Affiliates and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by this Security Instrument.

Section 3.6                                      Leases.

(a)                                  Owner has all requisite right, power and authority to assign the Leases and Rents, and no other Person has any right, title or interest therein (other than the lessee’s interest therein held by a Tenant thereunder).

(b)                                 Owner has duly and punctually performed all of the material terms, covenants, conditions and warranties of the Leases on Owner’s part to be performed.

(c)                                  Owner has delivered to Agent copies of all Space Leases, including, without limitation, all amendments and modifications thereof, that are all true, complete and correct in all material respects.  All Space Leases are valid and in full force and effect and are enforceable in accordance with their respective terms, except as set forth on the rent roll delivered to Agent by Owner contemporaneously herewith (the “Rent Roll”).  Owner has not sold, assigned, transferred, encumbered, mortgaged or pledged the Leases or the Rents, whether now due or hereafter to become due.

(d)                                 All Rents paid under Space Leases now due, or to become due, for any periods subsequent to the date hereof have not been collected more than one (1) month in advance, and payment thereof has not been anticipated more than one (1) month in advance, or waived or released, discounted, setoff or otherwise discharged or compromised.  Owner has not received any funds or deposits from any Tenant for which credit has not already been made on account of accrued Rents.

(e)                                  Except as set forth on the Rent Roll with respect to all Space Leases and except as otherwise set forth on the Rent Roll:

(i)                                     The Tenants under the Space Leases have no defenses, set-offs or counterclaims against Owner, and are not in default under any of the terms or provisions of the respective Space Leases beyond any applicable cure period;

(ii)                                  Each Tenant is in possession and paying rent and other charges under their respective Space Leases on a current basis;

(iii)                               There are no occupancy rights (written or oral), leases or other tenancies affecting any part of the Property other than the Self-Storage Rental Agreements;

(iv)                              No Rents under any Space Leases have been or will hereafter be anticipated, discounted, released, waived, compromised, or otherwise discharged except as may be expressly permitted by the Leases;

(v)                                 All Improvements and the leased space demised and let pursuant to each Space Lease have been completed as required under the Space Leases except as otherwise disclosed in writing by Owner to Agent;

(vi)                              There are no options to purchase all or any portion of the Collateral contained in any Space Lease;

(vii)                           There are no rights to first refusal to rent any additional space contained in any Space Lease; and

(viii)                        There are no options to renew by any Tenant except as stated in the Space Leases.

(f)                                    Owner shall furnish to Agent, promptly upon Agent’s request, true and complete copies of all Major Leases, and all extensions, supplements, modifications and amendments thereof.

(g)                                 Owner shall observe, perform and discharge all of its material obligations, covenants and warranties under the Leases, and Owner shall give prompt notice to Agent of any failure on the part of Owner to observe, perform or discharge any of the same.

(h)                                 Owner shall enforce or secure in the name of Agent the performance of each and every material obligation, term, covenant, condition and agreement in the Leases by any Tenant to be performed, and shall appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of the Owner and any Tenant, and, after the occurrence and during the continuance of an Event of Default, upon request by Agent, Owner shall do so in the name and on behalf of Agent, but at the sole cost and expense of Owner, and Owner shall pay all costs and expenses of Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Agent may appear.

(i)                                     So long as the Obligations remain unpaid and undischarged, and unless Agent otherwise consents in writing, the fee and the leasehold estates in and to the Collateral shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates (without implying Agent’s consent to such union) either in Owner, Agent or in any Tenant or in any third party by purchase or otherwise.

(j)                                     From time to time upon Agent’s written request, but no more than once within any twelve (12) month period unless there exists a Credit Agreement Event of Default, Owner shall furnish to Agent a current rent roll, in form and substance satisfactory to Agent, and an estoppel certificate pursuant to Section 3.41(a) hereof.

Section 3.7                                      Covenants Regarding Leases.  Owner covenants it will not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, obtained in each instance:

(a)                                  enter into any new or future Major Lease, except on the best terms reasonably obtainable, under Major Leases which shall in all respects be satisfactory to Agent as to the form and substance thereof and the credit standing of the respective Tenant thereunder;

(b)                                 cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Major Lease (except for a termination by Owner by reason of a material default by Tenant);

(c)                                  modify or amend any Major Lease so as to reduce materially the term thereof or the rent payable thereunder, or to change any renewal provision contained therein or otherwise materially increase the obligation of Owner thereunder or materially reduce the obligations of the Tenant thereunder (provided that whether or not Agent’s consent is required hereunder, Owner shall promptly provide a copy of such amendment or modification to Agent);

(d)                                 commence any summary proceeding or other action to recover possession of any space demised pursuant to any Major Lease, other than a proceeding brought in good faith by reason of a material default of any Tenant;

(e)                                  receive or collect or permit the receipt or collection of any rental payments of more than one monthly installment of rent under any Major Lease in advance of the due dates of such rental payments (whether in cash or by evidence of indebtedness);

(f)                                    take any other action with respect to any Lease which would impair the security of Agent or this Security Instrument;

(g)                                 extend any present Space Lease other than in the manner presently provided for therein;

(h)                                 except as expressly permitted by the terms of the Credit Agreement, execute an agreement or create or permit a lien which may be or become superior to any existing Space Lease affecting the Property;

(i)                                     except as expressly permitted by the terms of the Credit Agreement and except with respect to the Permitted Encumbrances, sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by operation of Applicable Law or otherwise, any Lease or any rentals under any Lease or any current or future Rents;

(j)                                     alter, modify, or change the terms of any guaranties of any Leases or consent to the release of any party thereunder, or cancel or terminate such guaranties;

(k)                                  waive, excuse, condone, discount, setoff, compromise or in any manner release or discharge any Tenant under a Major Lease of and from any obligations, covenants, conditions and agreements to be kept, observed and performed by such Tenant, including the obligation to pay Rents thereunder, in the manner and at the time and place specified therein;

(l)                                     except as expressly permitted by the terms of the Credit Agreement, consent to any assignment of any Space Lease or any subletting of the premises demised under any Space Lease; or

(m)                               request, consent, or agree to or accept the subordination of any Lease to any mortgage, deed to secure debt, deed of trust or other lien now or hereafter affecting the Property.

Section 3.8                                      Use.  Owner shall use the Collateral for commercial purposes only, including, if applicable, any on-site residences for managers or caretaker’s quarters.  Owner shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Collateral in any manner or for any purpose which (a) violates any Legal Requirement, or (b) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

Section 3.9                                      Alterations or Waste.  Owner shall not commit or permit any waste of the Collateral or make any change in the use of the Property which will in any way increase the risk of fire or other hazard arising out of the operation of the Property, and shall not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, make or permit to be made any alterations or additions to the Collateral of a material nature, except for tenant improvement work under an existing Space Lease or any other Lease approved by Agent.  Owner will not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.10                                Compliance with Legal Requirements.  Owner shall promptly and faithfully comply with, conform to and obey all present and future Legal Requirements including, without limitation, the Americans with Disabilities Act of 1990, as amended (42 USC § 12101, et seq.), the Federal Architectural Barriers Act, as amended (42 USC § 4151, et seq.), the Fair Housing Amendments Act of 1988, as amended (42 USC § 3601, et seq.) and The Rehabilitation Act of 1973, as amended (29 USC § 794) in all material respects, whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Collateral.  Owner shall give prompt notice to Agent of the receipt by Owner of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements.

Section 3.11                                Solvency.  Owner is Solvent. Neither Owner nor any partner or principal shareholder or officer of Owner is the subject of any bankruptcy, reorganization or insolvency proceeding.  No tenant under any Space Lease for a material portion of the Property, or any guarantor of such Space Lease, is the subject of any bankruptcy, reorganization or insolvency proceeding.

Section 3.12                                Prior Security Instrument Status.  Owner shall protect the first priority status of the Lien of this Security Instrument and shall not place, or permit to be placed, except for Permitted Encumbrances, otherwise convey, mortgage, hypothecate or encumber the Collateral with, any other Lien, regardless of whether same is allegedly or expressly inferior to the title created by this Security Instrument.  If any such Lien is asserted against the Collateral in violation of the first sentence of this Section 3.12, Owner shall promptly, and at its sole cost and expense, (a) give Agent written notice thereof within seven (7) days from Owner obtaining knowledge of such Lien and (b) take such action so as to cause the same to be released, bonded or stayed to Agent’s reasonable satisfaction, or so long as the property subject to the lien of this Security Instrument is not impaired, contest the same in accordance with the provisions of the Credit Agreement.  Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying facts giving rise to such asserted Lien.

Section 3.13                                Payment of Impositions.

(a)                                  Payment of Impositions.  Owner shall duly pay and discharge, or cause to be paid and discharged, the Impositions as provided in Section 8.6 of the Credit Agreement.

(b)                                 Change in Law.  If after the date hereof (i) any change in Applicable Law governing the taxation of deeds of trust, mortgages or security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes shall occur or (ii) any interpretation, directive or request applying to Agent or the other Secured Parties of or under such Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) shall be made or adopted, and in each such case Agent reasonably determines that such change, adoption would adversely affect Agent or the other Secured Parties, Owner shall promptly pay any tax resulting from such adoption, change or making on or before the due date thereof, or contest such tax, at Owner’s election (absent a Credit Agreement Event of Default), in accordance with Section 8.6 of the Credit Agreement.

Section 3.14                                Repair.  Owner shall protect and preserve the Collateral and maintain all Collateral in good repair, working order and condition, ordinary wear and tear excepted.

Section 3.15                                Insurance.

(a)                                  Types of Insurance.  Owner shall procure for, deliver to, and maintain for the benefit of Agent, or cause the Tenant(s) to procure for, deliver to and maintain for the benefit of Agent, during the term of this Security Instrument certificates evidencing paid up insurance policies (or, if there is blanket coverage, Agent shall require a certificate, or, upon Agent’s request, a copy of the underlying policy with the Collateral identified and specifically allocated amounts shown) in such amounts, form and substance as are required under Section 8.5 of the Credit Agreement.

(b)                                 Insurance Companies, Form of Policies.  All insurance policies maintained pursuant to this Section shall be in form and substance reasonably satisfactory to Agent, provided that all policies of liability coverage shall require not less than 30 days’ prior written notice to Agent of any cancellation, termination, expiration or change in coverage.  Without limiting the discretion of Agent with respect to reasonably required endorsements to insurance policies, all such policies for loss of or damage to the Collateral shall contain a standard mortgagee clause (without contribution) naming Agent as mortgagee with loss proceeds payable to Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the Collateral for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Agent under the Loan Documents; or (iv) any change in title to or ownership of the Collateral or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.

(c)                                  Proof of Insurance.  At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section, Owner shall deliver to Agent a certificate of insurance evidencing a full paid renewal or replacement thereof reasonably satisfactory to Agent.  Upon request by Agent or upon a Credit Agreement Event of Default, Owner shall deliver a copy of any insurance policies then in force with respect to the Collateral.  In the event of foreclosure of this Security Instrument or any other transfer of title to the Collateral in extinguishment of the Obligations, all right, title, and interest of Owner in and to all insurance policies then in force with respect to the Collateral shall pass to the purchaser or Agent.

(d)                                 Payment of Proceeds to Agent.  While a Credit Agreement Event of Default exists beyond any notice and cure period, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section and to collect and receive the proceeds from any such policy or policies.  Owner hereby authorizes and directs each insurance company to make payment for all losses directly to Agent. If any insurance company fails to disburse directly and solely to Agent but disburses instead either solely to Owner or to Owner and Agent jointly, Owner agrees immediately to endorse and transfer such proceeds to Agent.  Upon the failure of Owner to endorse and transfer such proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of

Owner, and Owner hereby irrevocably appoints Agent as Owner’s agent and attorney-in-fact to do so, such appointment being coupled with an interest and being irrevocable.

(e)                                  Application of Proceeds. After deducting from the insurance proceeds referred to in clause (d) above all of its expenses incurred in the collection and administration of such sums, including reasonable attorneys’ fees actually incurred, Agent shall apply the net proceeds or any part thereof:

(i)                                     upon the written request of Owner, towards the restoration of the Collateral provided  that the following conditions (the “Restoration Conditions”) are met to the reasonable satisfaction of Agent:

(a)                                  in Agent’s judgment, the Collateral can with diligent restoration, be returned to a condition at least equal to the condition thereof that existed prior to the casualty within the earlier to occur of (x) 365 days after the occurrence of the casualty or (y) 60 days prior to the Termination Date;

(b)                                 no Event of Default exists;

(c)                                  all necessary Governmental Approvals can be obtained to allow the rebuilding and reoccupancy of the Collateral;

(d)                                 there are sufficient sums available (through net proceeds and contributions by Owner, the full amount of which shall, at Agent’s option, have been deposited with Agent) for restoration or repair; and

(e)                                  any tenant of any Space Lease affected by such casualty has reaffirmed the Lease and its obligations thereunder (subject to completion of the restoration); or

(ii)                                  if the Restoration Conditions are not satisfied, to the payment of the Obligations, whether or not due and as provided in Section 11.5 of the Credit Agreement or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents;

all without affecting the Lien of this Security Instrument, and any balance of such moneys then remaining shall be paid to Owner or whomever may be legally entitled thereto.  Agent and the other Secured Parties shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(f)                                    Notwithstanding anything herein to the contrary, if (i) the Collateral can be restored to a condition at least equal to the condition thereof that existed prior to the casualty within less than 180 days after the occurrence of the casualty and at least six (6) months prior to the Termination Date, (ii) the cost of restoration is less than 10% of the Appraised Value of the Collateral, and (iii) no Credit Agreement Event of Default exists, then any applicable insurance proceeds shall be paid directly to Owner.  At the option of Owner, after providing notice to

Agent, the applicable insurance proceeds shall be applied to the restoration of the Collateral or to payment of the Obligations.

Section 3.16                                Restoration Following Casualty.  If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to, or loss or destruction of, the Collateral, Owner shall give notice thereof to Agent immediately and, if so instructed by Agent and provided that Agent agrees to apply the insurance proceeds (if any) to the restoration, repair or replacement of the Collateral as set forth in Section 3.15(f), to the extent that adequate insurance proceeds are made available, Owner shall commence and continue diligently to completion to restore, repair, replace and rebuild the Collateral in accordance with the requirements of Agent and with all Legal Requirements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

Section 3.17                                Hold Harmless.  Owner shall defend, at its own cost and expense, and hold Agent and the other Secured Parties [and Trustee] harmless from any action, proceeding or claim affecting the Collateral or the Loan Documents, and all costs and expenses incurred by Agent and/or the other Secured Parties [and/or Trustee] in protecting its interests hereunder in such an event (including all court costs and attorneys’ fees) shall be borne by Owner and secured hereby, except to the extent the same are caused by the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment, of Agent or any other Secured Party [or Trustee], as applicable.

Section 3.18                                Tax and Insurance Escrow.  While a Credit Agreement Event of Default exists, at Agent’s option, in order to implement the provisions of Sections 3.13(a) and 3.15 hereof, Owner shall pay to Agent monthly, annually, or as otherwise directed by Agent, an amount (“Escrowed Sums”) equal to the sum of (a) the annual Impositions (reasonably estimated by Agent, wherever necessary) to become due for the tax year during which such payment is so directed and (b) the insurance premiums for the same year for those insurance policies as are required hereunder.  If Agent reasonably determines that any amounts paid by Owner are insufficient for the payment in full of such Impositions and insurance premiums, Agent shall notify Owner of the increased amounts required to provide sufficient funds, whereupon Owner shall pay to Agent within 15 days thereafter the additional amount as stated in Agent’s notice.  The Escrowed Sums may be held by Agent in non-interest bearing accounts and may be commingled with Agent’s other funds.  Without limiting the foregoing, while a Credit Agreement Event of Default exists, Agent shall have the option of crediting the Escrowed Sums against the Obligations.

Section 3.19                                No Conflicts, Etc.  The execution, delivery and performance of this Security Instrument and the other Security Documents encumbering or relating to any of the Collateral, in accordance with their respective terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law relating to Owner or any of the Collateral; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Owner, or any indenture, agreement or other instrument to which Owner is a party or by which it or any of the Collateral may be bound; or (c) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral.

Section 3.20                                Not a Homestead.                                                 The Property forms no part of any property owned, used or claimed by Owner as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Property is located.  The Owner hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

Section 3.21                                No Joint Assessment.                           The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Property.  Owner shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 3.22                                REA Covenants.  Owner agrees that without the Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Owner will not enter into any new REA or execute modifications to any existing REA if such new REA or such modifications will have a Property Material Adverse Effect.  Owner shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each REA to comply with all of the terms and conditions contained in such REA.  Notwithstanding the foregoing or anything herein to the contrary, in the event any modification of an REA is entered into without Agent’s consent and the same has a Property Material Adverse Effect, such event shall not be a Credit Agreement Event of Default and shall only be an Event of Default under this Security Instrument after the expiration of any applicable notice and cure periods unless the same shall otherwise cause a Credit Agreement Event of Default pursuant to the terms of the Credit Agreement.

Section 3.23                                Intentionally Omitted.

Section 3.24                                Litigation.     There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Owner’s knowledge, threatened or contemplated against or affecting the Property or any portion thereof that has not been disclosed to Agent by Owner in writing in connection with the closing of the Loans, which, if determined adversely to Owner, would have a Property Material Adverse Effect.  Notwithstanding the foregoing or anything herein to the contrary, in the event that Owner has failed to disclose to Agent that there is any litigation or governmental proceedings pending or threatened in writing against Owner which might have a Property Material Adverse Effect, such failure shall not be a Credit Agreement Event of Default and shall only be an Event of Default under this Security Instrument after the expiration of any applicable notice and cure periods unless the same shall otherwise cause a Credit Agreement Event of Default pursuant to the terms of the Credit Agreement.  Owner shall give prompt written notice to Agent of any litigation or governmental proceedings pending or threatened in writing against Owner which might have a Property Material Adverse Effect.

Section 3.25                                Illegal Activity/Forfeiture.      (a)                                  No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Owner’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

(b)                                 There has not been and shall never be committed by Owner or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Owner’s obligations under this Security Instrument or any other Loan Document.  Owner hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 3.26                                Permitted Encumbrances.  None of the Permitted Encumbrances, individually or in the aggregate, materially and adversely (a) interferes with the benefits of the security intended to be provided by this Security Instrument or any other Security Document, (b) affects the value or marketability of the Property or any portion thereof, (c) impairs the use or the operation of the Property, or (d) impairs Owner’s ability to pay its obligations in a timely manner.

Section 3.27                                REA Representations.                          Each REA is in full force and effect and neither Owner nor, to Owner’s knowledge, any other party to any REA, is in default thereunder, and to the best of Owner’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.  Except as disclosed in the title insurance policy delivered to Agent on the date hereof, to the best of Owner’s knowledge, no REA has been modified, amended or supplemented.

Section 3.28                                Disclosure.  Owner has disclosed to Agent all material facts and has not failed to disclose any material fact that could cause any representation nor warranty made herein to be materially misleading

Section 3.29                                Not a Foreign Person.  Owner is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

Section 3.30                                Intentionally Omitted.

Section 3.31                                Intentionally Omitted.

Section 3.32                                Compliance with Credit Agreement.  Owner shall comply with all covenants set forth in the Credit Agreement relating to acts or other further assurances to be made on the part of Owner in order to protect and perfect the lien or security interest hereof upon, and in the interest of Agent in the Property.

Section 3.33                                Status of Property.

(a)                            Owner has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b)                           The Property and the present and contemplated use and occupancy thereof are in material compliance with all applicable zoning ordinances, building codes, land use laws, environmental laws and other similar Legal Requirements.

(c)                            The Property is served by all utilities required for the current or contemplated use thereof.  All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(d)                           The Property is served by public water and sewer systems.

(e)                            All public roads and streets necessary for service of and access to the Property are physically and legally open for use by the public.  The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Owner and any subsequent owners of the Property.

(f)                              The Property is free from damage caused by fire or other casualty.  The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)                           All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under Applicable Law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Security Instrument and except for such liens that are Permitted Encumbrances or except as otherwise expressly permitted by the Credit Agreement.

(h)                           Owner has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Security Instrument and the other Loan Documents and except for such liens that are Permitted Encumbrances or except as otherwise expressly permitted by the Credit Agreement.

(i)                               All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

(j)                               Except as otherwise shown on the final surveys of the Property delivered to Agent on the date hereof, all the Improvements lie within the boundaries of the Property and any building restriction lines applicable to the Property.

(k)                            To Owner’s knowledge without independent inquiry or investigation, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(l)                               No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Reform Act of 1994, as each may be amended, or any successor law or, if any portion of the Collateral is located within such area, Owner has obtained and will maintain the insurance prescribed in Section 8.5(d) of the Credit Agreement.  To the best of Owner’s knowledge, no part of the Collateral consists of or is classified as wetlands, tidelands or swamp and overflow lands.

Section 3.34                                Access to Property.  Owner shall permit agents, representatives and employees of Agent to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice or at any time upon a Credit Agreement Event of Default.

Section 3.35                                Notice of Default.  Owner shall promptly advise Agent of any default or Event of Default of which Owner has knowledge.

Section 3.36                                Cooperate in Legal Proceedings.  During the existence of a Credit Agreement Event of Default, Owner shall reasonably cooperate with Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially affect the rights of Agent hereunder or any rights obtained by Agent under any of this Security Instrument or any of the other Loan Documents and, in connection therewith, permit Agent, at its election, to participate in any such proceedings.

Section 3.37                                Performance by Owner.  Owner shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Owner under this Security Instrument and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications of changes thereto.

Section 3.38                                Awards.  Owner shall reasonably cooperate with Agent in obtaining for Agent the benefits of any proceeds or awards lawfully or equitably payable in connection with the occurrence of a casualty or any condemnation or other taking for public property of the Collateral or any rights appurtenant thereto.

Section 3.39                                Agreements.  Owner is not a party to any agreement or instrument or subject to any restriction which would have a Property Material Adverse Effect.  Owner is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Owner or the Property (or any portion thereof) is bound.  There is no agreement or instrument to which Owner is a party or by which Owner is bound that would require the subordination in right of payment of any of Owner’s obligations hereunder or under the other Loan Documents to an obligation owed to another party.  Notwithstanding the foregoing or anything herein to the contrary, in the event Owner is a party to an agreement or instrument or subject to any restriction which would have a Property Material Adverse Effect, such event shall not be a Credit Agreement Event of Default and shall only be an Event of Default under this Security Instrument after the expiration of any applicable notice and cure periods unless the same shall otherwise cause a Credit Agreement Event of Default pursuant to the terms of the Credit Agreement.

Section 3.40                                Payment of Claims.    Owner shall, in Owner’s commercially reasonable judgment, either (i) duly pay and discharge, or cause to be paid and discharged, or (ii) dispute and contest in a timely manner, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on the Property pursuant to Section 8.6 of the Credit Agreement.

ARTICLE IV.  CONDEMNATION

Section 4.1                                      Condemnation.

(a)                                  Taking.  Subject to Paragraph (d) below, if all or any portion of the Collateral is taken by condemnation or eminent domain powers of any Governmental Authority (or any transfer by private sale in lieu thereof), either temporarily or permanently, then the award and other proceeds payable in connection therewith shall be paid to Agent and applied to payment of the Obligations after deducting any costs (including reasonable attorneys’ fees) incurred by Agent in connection therewith, or otherwise applied as provided in Section 11.5 of the Credit Agreement.  Notwithstanding the foregoing or anything herein to the contrary, if the condemnation or eminent domain award is less than twenty percent (20%) of the Appraised Value of the applicable Property, then the award payable in connection therewith shall be paid to the Owner.

(b)                                 Participation in Proceedings.  Owner shall promptly notify Agent of any actual or threatened initiation of any condemnation or eminent domain proceeding as to any material part of the Collateral and, upon Agent’s request, shall promptly deliver to Agent copies of any and all papers served or received in connection with such proceedings.  Agent shall have the right, at its option, to participate in such proceedings at the sole cost and expense of Owner (including without limitation the Agent’s attorneys’ fees).  Owner shall execute such documents and take such other steps as required to permit such participation.

(c)                                  Right to Settle Claims. Agent is hereby authorized to adjust, compromise and collect any condemnation or eminent domain award or settle a claim for damages and to apply the same to the Obligations in accordance with the applicable provisions of the Loan Documents.

(d)                                 Use of Proceeds.  Owner hereby assigns to Agent for the benefit of Secured Parties any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Collateral or any rights appurtenant thereto, and Agent is authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages.  Subject to Section 3.15(g), the proceeds of any such condemnation award or proceeds or any part thereof shall be applied:

(i)                                     if the Restoration Conditions in Section 3.15(f) are satisfied, towards restoration of the Collateral; or

(ii)                                  if the Restoration Conditions are not satisfied, to the payment of the Obligations, whether or not due and as provided in Section 11.5 of the Credit Agreement, or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents.

(e)                                  Further Assignment.  Owner agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Agent may require.  If, prior to the receipt by Agent of such award or proceeds, the Collateral shall have been bid on foreclosure of this Security Instrument, Agent shall have the right to receive such award or proceeds to the extent of any unpaid Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Security Instrument, the Obligations or the other Loan Documents shall have been sought or recovered, and to the extent of attorneys’ fees, costs and disbursements incurred by Agent in connection with the collection of such award or proceeds.  If Owner fails to assign such compensation, awards, damages, claims, rights of action, and proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Owner and Owner hereby appoints Agent as Owner’s agent and attorney-in-fact so to do, such appointment being coupled with an interest and being irrevocable.

ARTICLE V.  EVENTS OF DEFAULT

An “Event of Default,” under this Security Instrument, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following (and Owner shall be entitled to no notice of default other than as provided for below):

Section 5.1                                      Credit Agreement.  The occurrence of a Credit Agreement Event of Default.

Section 5.2                                      Failure in Payment of Sums Due.  The Owner shall fail to pay when due any amounts owing by the Owner under this Security Instrument and such failure shall continue for a period of 5 Business Days after the earlier of (a) the date upon which Owner [or Borrower] obtains knowledge of such failure or (b) the date upon which Owner [or Borrower] has received written notice of such failure from Agent.

Section 5.3                                      Failure in Performance of Obligations.  Except as provided in Sections 5.5, 5.6 and 5.7 below, the failure of Owner to perform or observe any term, covenant, condition or agreement contained in this Security Instrument and not otherwise mentioned in this Article V and in the case of this Paragraph 5.3 only, if such failure shall continue for a period of 30 days after the earlier of (x) the date upon which Owner [or Borrower] obtains actual knowledge of such failure or (y) the date upon which Owner [or Borrower] has received written notice of such failure from Agent; provided that, if Owner has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Owner shall not be in default so long as Owner thereafter diligently and continuously prosecutes the cure to completion, but no such extension shall be for a period in excess of ninety (90) days or such longer period of time as may be determined by Agent in Agent’s reasonable discretion.

Section 5.4                                      Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of Owner under this Security Instrument or under any other Security Document purporting to create Lien in any of the Collateral, or any amendment hereto or thereto, or in any other writing or statement regarding any of the Collateral at any time furnished or made or deemed made by or on behalf of Owner or any other Loan Party to Agent or any other Secured Party, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

Section 5.5                                      Foreclosure of Other Liens.  If the holder of any Lien on any of the Collateral (other than Agent or any of the other Secured Parties) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder or in respect thereof and such proceedings are not contested by Owner in good faith as expressly permitted in and pursuant to Section 8.6 of the Credit Agreement.

Section 5.6                                      Due on Sale/Encumbrance.  If any of the representations or covenants in Section 9.1 hereof are breached or violated.

Section 5.7                                      Further Encumbrances.  Except as expressly permitted under the Credit Agreement or any other Loan Document, and except for the Permitted Encumbrances, Owner creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien on all or any material part of the Collateral and allows such Lien to remain for more than 30 days (regardless of whether such Lien is expressly subordinate to the lien of this Security Instrument or any other Security Document).

Section 5.8                                      Event of Default under any other Security Document.  If an Event of Default shall occur under and as defined in any other Security Document purported to create a Lien on any of the Collateral.

ARTICLE VI.  REMEDIES

6.1                                 Remedies.  If a Credit Agreement Event of Default exists after the expiration of any applicable notice and cure period, Agent may [or acting by or through Trustee may], unless the Requisite Lenders have directed the Agent otherwise, exercise any or all of the following rights, remedies and recourses:

(a)                                  Termination of License.

(i)                                     The License granted to Owner in Section 8.3 shall automatically terminate upon the occurrence of a Credit Agreement Event of Default.  Thereafter, Agent may exercise the rights, powers and privileges of landlord under the Leases, and then and thereafter, with or without taking possession of the Collateral, in Owner’s own name or in the name of Agent, demand, collect, receive, sue for, attach and levy on the Rents (including demand for Rents collected for the period in which the demand occurs) and give proper receipts, releases and acquittances therefor.

(ii)                                  Deliver a written demand to any Tenant for payment of Rents, which demand shall be sufficient evidence of each such Tenant’s obligation and authority to make all future payments of Rents to Agent without the necessity for further consent by the Owner. Owner, for itself and its agents, covenants and agrees not to countermand any such written demand to Tenants for payment of Rents.

(b)                                 Entry on Collateral.

(i)                                     Demand that Owner, and upon such demand Owner shall, forthwith surrender to Agent the actual possession of the Collateral, and to the extent not prohibited by Applicable Law, enter and take possession of all of the Collateral without the appointment of a receiver, or an application therefor, and exclude Owner and its agents and employees wholly therefrom, and have joint access with Owner to the books, papers and accounts of Owner.

(ii)                                  If Owner shall for any reason fail to surrender or deliver the Collateral or any part thereof after such demand by Agent, Agent may seek a judgment or decree conferring upon Agent the right to immediate possession or requiring Owner to deliver immediate possession of the Collateral to Agent, and Owner hereby specifically covenants and agrees that Owner shall not oppose, contest or otherwise hinder or delay Agent in any action or proceeding by Agent to obtain such judgment or decree.  Owner shall pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by this Security Instrument.

(iii)                               Upon every such entering on or taking of possession, Agent may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time, (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (B) insure or keep the Collateral insured, (C) manage and operate the Collateral and exercise all the rights and powers of Owner to the same extent as Owner could in its own name or otherwise act with respect to the same, and (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Agent, all as Agent from time to time may determine to be in its best interest.  Anything in this Security Instrument to the contrary notwithstanding, neither Agent nor any other Secured Party shall be obligated to discharge or perform the duties of the landlord to any Tenant or incur any liability as the result of any exercise by Agent of its rights under this Security Instrument, and Agent shall be liable to account only for the Rents actually received by Agent.

(iv)                              Make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any Tenant, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Collateral, and perform and discharge each and every obligation, covenant and agreement of Owner contained in any Lease, whether or not Agent takes possession of the Collateral.

(v)                                 Neither the entering upon and taking possession of the Collateral, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Credit Agreement Event of Default theretofore or thereafter occurring, or affect any notice of a Credit Agreement Event of Default or invalidate any act done pursuant to any such notice.  Neither Agent nor any other Secured Party shall be liable to Owner, anyone claiming under or through Owner, or anyone having an interest in the Collateral by reason of anything done or left undone by Agent hereunder.  Nothing contained in this subsection (b) shall require Agent to incur any expense or do any act.  If the Rents are not sufficient to meet the costs of taking control of and managing the Collateral and/or collecting the Rents, any funds expended by Agent or the other Secured Parties for such purposes shall become Obligations of Owner to Agent or the other Secured Parties, as the case may be, secured by this Security Instrument.  Such amounts, together with interest at the Post-Default Rate, and attorneys’ fees, if applicable, shall be immediately due and payable.  Notwithstanding Agent’s continuance in possession or receipt and application of Rents, Agent shall be entitled to exercise every right provided for in this Security Instrument or by Applicable Law upon the existence of a Credit Agreement Event of Default.  Any of the actions referred to in this subsection (b) may be taken by Agent at such time as Agent is so entitled, without regard to the adequacy of any security for the Obligations hereby secured.

(c)                                  Foreclosure and Sale.  Agent may (i) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (ii) with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority; or (iii) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Owner therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law.

(d)                                 Receiver.  Agent, to the extent permitted by Applicable Law, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Collateral and to collect and apply the incomes, rents, issues, profits and revenues thereof.    The receiver shall have all of the rights and powers permitted under the laws of the state where the Property is located.  Owner shall pay to Agent upon demand all expenses, including receiver’s fees, reasonable attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions of this subsection, and any such amounts paid by Agent shall be added to the Obligations and shall be secured by this Security Instrument.

(e)                                  Performance by Agent.  At Agent’s option and without any obligation to do so, pay, perform or observe any term, covenant or condition of this Security Instrument not paid, performed or observed by Owner, and all payments made or costs or expenses incurred by Agent in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Owner to Agent with interest thereon at the Post-Default Rate.  Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid.  Agent is hereby empowered to enter and to authorize others to enter upon the Collateral or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Owner or any person in possession holding under Owner.

(f)                                    Relief From Automatic Stay.  If Owner is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization, or similar proceeding, federal or state, voluntary or involuntary, under any present or future Applicable Law, Agent shall be entitled to relief from the automatic stay as to the enforcement of its remedies under the Loan Documents against the Collateral, including specifically, but not limited to, the stay imposed by 11 U.S.C. Section 362, as amended, and Owner hereby consents to the immediate lifting of any such automatic stay and will not contest any motion by Agent to lift such stay.

(g)                                 Other.  Agent may (i) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or under the Loan Documents; (ii) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; or (iii) exercise any and all other rights, remedies and recourses granted under this Security Instrument

(including, without limitation, those set forth in Articles VII, VIII and IX hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

(h)                                 Cessation of Status as an Eligible Property and as a Borrowing Base Property.  The Collateral shall cease to be an Eligible Property and shall cease to be included in calculations of the Borrowing Base automatically without any notice from or action by Agent or Lenders.

Section 6.2                                      Separate Sales.  With respect to sales hereunder, the Collateral may be sold in one or more parcels and in such manner and order as Agent, in its sole discretion, may elect [or direct Trustee to elect], it being expressly understood and agreed that the right of sale arising out of any Credit Agreement Event of Default shall not be exhausted by any one or more sales.

Section 6.3                                      Remedies Cumulative, Concurrent and Non-Exclusive.  Agent and the other Secured Parties shall have all rights, remedies and recourses granted in this Security Instrument and available under Applicable Law (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Collateral or any portion thereof), and if such Event of Default also constitutes a Credit Agreement Event of Default, all rights, remedies and recourses granted in the Loan Documents and available under Applicable Law.  All such rights and remedies (a) shall be cumulative and concurrent, to the fullest extent permitted by Applicable Law, (b) may be pursued separately, successively or concurrently against Owner, Borrower or any other Loan Party or any other Person, or against any of the Collateral (as defined in the Credit Agreement), or against any one or more of them, at the sole discretion of Agent, all to the fullest extent permitted by Applicable Law, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Owner that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

Section 6.4                                      No Conditions Precedent to Exercise of Remedies.  Neither Borrower, Owner, or any other Person obligated for payment of all or any part of, or fulfillment of all or any of, the Obligations, shall be relieved of such obligation by reason of (a) the failure of Agent or any other Secured Party to comply with any request of Owner, any Loan Party or any other Person so obligated, to foreclose this Security Instrument or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of any of the Collateral (as defined in the Credit Agreement) or the addition of any other property to such Collateral, (c) any agreement or stipulation between any subsequent owner of any of such Collateral and Agent extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Owner, such other Loan Party or such other Person, and in such event, Owner, all such other Loan Parties and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Agent, or (d) by any other act or occurrence, save and except the complete payment and the complete fulfillment of all of the Obligations.

Section 6.5             Release of and Resort to Collateral.  Agent may release, regardless of consideration, any part of the Collateral without, as to the remainder of the Collateral, in any way impairing, affecting, subordinating or releasing any of the Liens created or evidenced by any of the Loan Documents or their position as a first and prior Lien in and to the Collateral (as defined in the Credit Agreement).  For payment of the Obligations, Agent may resort to any security therefor held by Agent in such order and manner as Agent may elect.

Section 6.6             Waiver of Appraisement, Valuation, etc.  Owner agrees, to the full extent permitted by Applicable Law, that neither Owner nor anyone claiming through or under Owner will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Collateral, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other right or remedy hereunder.  Owner, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such Applicable Laws, and any and all right to have assets subject to the Lien of this Security Instrument marshaled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.

Section 6.7             Discontinuance of Proceedings.  In case Agent shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure [(through Trustee or otherwise)], entry or otherwise, or if Agent commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then in every such case (a) Owner and Agent shall be restored to their respective former positions and rights, (b) all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken, (c) each and every Credit Agreement Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Credit Agreement Event of Default and (d) neither this Security Instrument, nor the Obligations, nor any other Loan Document, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment.  Owner hereby expressly waives the benefit of any Applicable Law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the provisions of this Section.

Section 6.8             Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Collateral (including, without limitation, the Leases) shall be applied by Agent (or the receiver, if one is appointed) as provided in Section 11.5 of the Credit Agreement.

Section 6.9             Leases.  If a Credit Agreement Event of Default exists after any applicable notice and cure period, Agent, at its option, is authorized to foreclose this Security Instrument subject to the rights of any Tenants of the Collateral under any Leases, and the failure to make any Tenants parties to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted to be by Owner, a defense to any proceedings instituted by Agent to collect the Obligations.

Section 6.10           Purchase by Agent or the other Secured Parties.  Upon any foreclosure sale or sales of all or any portion of the Collateral under the power of sale herein granted, Agent and/or other Secured Parties may bid for and purchase the Collateral and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.

Section 6.11           Owner as Tenant Holding Over.  In the event of any such foreclosure sale or sales under the power herein granted, Owner shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

Section 6.12           Suits to Protect the Collateral. Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Collateral by any acts which may be unlawful or constitute an Event of Default under this Security Instrument, (b) to preserve or protect its interest in the Collateral and in the Leases and Rents arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Agent.

Section 6.13           Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Owner, its creditors or its property, Agent, to the extent permitted by Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.

Section 6.14           Occupancy After Foreclosure.  The purchaser at any foreclosure sale pursuant to Section 6.1(c) shall become the legal owner of the Collateral or the portion thereof foreclosed.  All occupants (except those which have previously executed a prior written agreement with purchaser) of the Collateral or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand, subject to the rights, if any, of Tenants.

Section 6.15           Other Rights.  (a)  The failure of Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.  Owner shall not be relieved of Owner’s obligations hereunder by reason of (i) the failure of Agent to comply with any request of Owner or any guarantor or indemnitor with respect to the Loans to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Agent and/or Lenders extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument or the other Loan Documents.

(b)           It is agreed that the risk of loss or damage to the Property is on Owner, and Agent and the other Secured Parties shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Credit Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Agent shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Agent’s possession.

(c) Agent may resort for the payment of the Obligations to any other security held by Agent in such order and manner as set forth in the Credit Agreement or as otherwise determined by Lenders.  Agent may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Agent thereafter to foreclose this Security Instrument.  The rights of Agent under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Agent  shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Agent shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 6.17           Bankruptcy.  Upon the existence of a Credit Agreement Event of Default, Agent shall have the right to proceed in its own name or in the name of Owner in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Owner, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

Section 6.18           Waiver of Counterclaim.  Owner hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Agent, any other Secured Party or any of their agents.

ARTICLE VII.  SECURITY AGREEMENT

Section 7.1             Security Interest.  This Security Instrument shall also constitute and serve as a security agreement on personal property within the meaning of under the Uniform Commercial Code as enacted in the state where the Property is located with respect to the Personalty, Fixtures, Leases and Rents.  To this end, Owner has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, to [Trustee and the Trustee’s successors and/or assigns for the benefit of Secured Parties][Agent and Agent’s successors and/or assigns for the benefit of Secured Parties] a security interest and all of Owner’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Leases and Rents now owned or hereafter owned or acquired to secure the full and timely payment, performance and discharge of the Obligations.  It is the intent of Owner, Agent and the other Secured Parties that this Security Instrument encumber all Leases and Rents, that all items contained in the definition of “Leases” and “Rents” which are included within Article 9 of the

Uniform Commercial Code as adopted in the state where the Property is located be covered by the security interest granted in this Article VII and that all items contained in the definition of “Leases” and “Rents” which are excluded from Article 9 of the Uniform Commercial Code as adopted in the state where the Property is located in be covered by the provisions of Article II and Article VIII hereof.

Section 7.2             Financing Statements.  Owner hereby authorizes Agent to file such Financing Statements and such further assurances as Agent may, from time to time, reasonably consider necessary to create, perfect and preserve Agent’s security interest herein granted, and Agent may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.

Section 7.3             Uniform Commercial Code Remedies.  Agent shall have all the rights and remedies with respect to the Personalty, Fixtures, Leases and Rents afforded to a “secured party” by the Uniform Commercial Code as adopted in the state where the Property is located as to property within the scope thereof, in addition to, and not in limitation of, the other rights and remedies afforded by the Loan Documents.

Section 7.4             Foreclosure of Security Interest.  If a Credit Agreement Event of Default exists, Agent may elect, in addition to exercising any and all other rights and remedies set forth in Article VI or referred to in Section 7.3 or Article VIII hereof, to proceed in the manner set forth in Article 9 of the Uniform Commercial Code as adopted in the state where the Property is located, relating to the procedure to be followed when a Security Agreement covers both real and personal property.

Section 7.5             No Obligation of Secured Party.  The assignment and security interest herein granted shall not be deemed or construed to constitute Agent or any other Secured Party as a trustee or mortgagee in possession of the Collateral, to obligate Agent or any other Secured Party to lease the Collateral or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 7.6             Information for Fixture Filing.  This Security Instrument is also being filed as a fixture filing with respect to the portions of the Collateral that are or are to become fixtures relating to the Property or Improvements.  Owner’s exact legal name, type of legal entity and jurisdiction of formation are as set forth in the first paragraph of this Security Instrument. Owner’s organizational identification number is [                          ].  Owner hereby represents to Agent and the other Secured Parties that since the date of Owner’s formation, Owner has not changed its name or merged with or otherwise combined its business with any Person, except as set forth in the organizational documents of Owner delivered by Owner to Agent.  Without giving Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, Owner shall not (a) change its name; (b) reorganize or otherwise become formed under the laws of another jurisdiction; or (c) become bound by a security agreement of another Person under Section 9-203(d) of the Uniform Commercial Code as in effect in any applicable jurisdiction.  The information contained in this Section is provided in connection with the requirements of the Uniform Commercial Code so that this Security Instrument shall serve as a financing statement.  The name of Owner shall be the “Debtor” and the name of the Agent shall be the “Secured Party,” and a statement indicating the collateral covered hereby is set forth in the definition of “Collateral” above.

ARTICLE VIII.  ASSIGNMENT OF LEASES AND RENTS

Section 8.1             Assignment.  For and in consideration of ONE DOLLAR ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Obligations, Owner has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER and DELIVERED, and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER ABSOLUTELY and UNCONDITIONALLY unto [Trustee and the Trustee’s successors and/or assigns for the benefit of Secured Parties][Agent and Agent’s successors and/or assigns for the benefit of Secured Parties] the Leases (whether now existing or entered into after the date hereof) and the Rents (it being intended by Owner that this assignment constitutes a present, absolute assignment and not an assignment for additional security only), subject only to the hereinafter described License, TO HAVE AND TO HOLD the Leases and the Rents unto Agent [and Trustee], its successors and assigns, for the benefit of Secured Parties forever, and Owner does hereby bind itself, its successors and assigns to WARRANT and FOREVER DEFEND the title to the Leases and the Rents unto Agent [and Trustee] against every Person whomsoever lawfully claiming or to claim the same or any part thereof.  If a Credit Agreement Event of Default exists, Agent shall have the right, power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall, to the fullest extent permitted by Applicable Law, be sufficient action by Agent to entitle Agent to immediate and direct payment of the Rents (including delivery to Agent of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided herein, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Improvements or the Property.  Owner hereby authorizes and directs the Tenants under the Leases to pay Rents to Agent upon written demand by Agent, without further consent of Owner, without any obligation to determine whether a Credit Agreement Event of Default has in fact occurred and regardless of whether Agent has taken possession of any portion of the Property, and the Tenants may rely upon any written statement delivered by Agent to the Tenants.  Any such payment to Agent shall constitute payment to Owner under the Leases, and Owner hereby appoints Agent as Owner’s lawful attorney-in-fact for giving, and Agent is hereby empowered to give, acquittances to any Tenants for such payments to Agent after a default.

Section 8.2             Continuation and Termination of Assignment.  If Owner shall pay or cause to be paid the Obligations as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date the same are to be performed and discharged in accordance with the terms of the Credit Agreement, then this assignment shall thereupon be terminated and of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in Owner without the necessity of any further act or requirement by Owner or Agent; provided, however, an affidavit, certificate, letter or statement of any officer of Agent stating that any part of the Obligations remains unpaid and undischarged shall be and constitute conclusive evidence of the validity, effectiveness or continuing force of the within assignment, and any person, firm or corporation may, and is hereby authorized to, rely thereon.

Section 8.3             Revocable License.  Provided that there exists no Credit Agreement Event of Default, Owner shall have the right under a revocable license granted hereby, and Agent hereby grants to Owner a revocable license (the “License”), to (i) collect, but not prior to accrual, all of the Rents arising from or out of the Leases, or any renewals or extensions thereof, or from or out of the Collateral or any part thereof, and (ii) to enforce the terms of the Leases.  Owner shall receive such Rents, and Owner hereby covenants that Owner shall use and apply all Rents first to the payment of the Obligations in accordance with the terms thereof and of the Loan Documents, and then to the payment of all Impositions and costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Collateral in accordance with the requirements of this Security Instrument and the obligations of Owner as the lessor under the Leases, and shall not use such Rents for purposes unrelated to the Property unless and until all current payments on the Obligations, Impositions, and such costs and expenses have been paid or provided for.

Section 8.4             Owner’s Indemnities.  Owner hereby agrees to indemnify and hold Agent and the other Secured Parties free and harmless from and against any and all liability, loss, cost, damage or expense which Agent and/or the other Secured Parties may incur under or by reason of this assignment, or for any action taken by the Agent hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Agent and/or the other Secured Parties arising out of the Leases (except to the extent caused by the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment, of Agent or any other Secured Party), including specifically, but without limitation, any claim by any Tenant of credit for Rents paid to and received by Owner, but not delivered to Agent, for any period under any Lease more than 1 month in advance of the due date thereof.  If Agent or any other Secured Party incurs any such liability, loss, cost, damage or expense, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Post-Default Rate, shall be payable by Owner to Agent immediately, without demand, and shall be secured hereby and by all other Loan Documents.

Section 8.5             Appointment of Attorney-in-Fact.  Owner hereby further constitutes and appoints Agent the true and lawful attorney-in-fact of the Owner, and, upon the occurrence and during the continuance of an Event of Default, in the name, place and stead of said Owner,  to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien and security title and security interest of this Security Instrument or any other mortgage, security deed, deed of trust or security agreement on or to any ground lease of the Collateral, or to request or require such subordination, where such reservation, option or authority was reserved to the Owner under any such Lease, or in any case where the Owner otherwise would have the right, power or privilege so to do.  The foregoing appointment is irrevocable and continuing and coupled with an interest, and such rights, powers and privileges shall be exclusive in Agent and its successors and assigns so long as any part of the Obligations secured hereby remains unpaid and undischarged.  Owner hereby warrants that Owner has not at any time prior to the date hereof exercised any such rights, and Owner hereby covenants not to exercise any such right, to subordinate any such Lease to the lien of this Security Instrument or to any other security deed, mortgage, deed of trust or security agreement or to any ground lease.

Section 8.6             Exculpation of Agent.  The acceptance by Agent of this assignment of the Leases and Rents, with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Collateral by Agent, be deemed or construed to constitute Agent a “mortgagee in possession”, nor thereafter or at any time or in any event obligate the Agent to appear in or defend any action or proceeding relating to the Leases, the Rents or the Collateral or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Lease or to assume any obligation or responsibility for any security deposits or other deposits delivered to Owner by any Tenant and not assigned and delivered to Agent, nor shall Agent be liable in any way for any injury or damage to persons or property sustained by any person or persons, firm or corporation in or about the Collateral, except, in each case, as a result of Agent’s gross negligence and willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 8.7             Agent as Creditor. Notwithstanding the license granted in Section 8.3 above, Owner agrees that Agent, and not Owner, shall be deemed to be the creditor of each Tenant in respect of assignments for the benefit of creditors in bankruptcy, reorganization, insolvency, dissolution, or receivership proceedings affecting any Tenant (without obligation on the part of Agent, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein), with an option to Agent to apply any money received by Agent as such creditor in reduction of the Obligations.

Section 8.8             Right to Further Assignment.  Agent shall have the right to assign Owner’s right, title, and interest in the Leases to any subsequent holder of this Security Instrument and to any Person acquiring title to the Property through foreclosure or otherwise.  The receipt by Agent of any Rents pursuant to the assignment set forth in Section 8.1 hereof after the institution of foreclosure proceedings under this Security Instrument shall not cure such default nor affect such proceedings or any sale pursuant thereto.  After Owner shall have been barred and foreclosed of all right, title and interest in the Property, no Agent of Owner’s interest in the Leases shall be liable to account to Owner for the Rents thereafter accruing.

Section 8.9             Cancellation Proceeds.  The Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and Tenants thereunder.  If any Lease permits cancellation thereof on payment of consideration and said privilege of cancellation is exercised, the payments made or to be made by reason thereof are hereby assigned to Agent to be applied to the Obligations in accordance with the applicable terms of the Loan Documents or to be held in trust by Agent as further security, without interest, for the Obligations.

ARTICLE IX.  MISCELLANEOUS

Section 9.1             Due on Sale/Encumbrance.  Except in accordance with the express terms and conditions contained in the Credit Agreement or any other Loan Document, Owner shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Owner, any constituent owner or other holder of a direct or indirect equity interest in Owner, any indemnitor or other guarantor of the Loans, any constituent owner or other holder of a direct or indirect equity interest in such indemnitor or guarantor, any manager or operating lessee of the Property that is affiliated with Owner or any constituent owner or other holder of a direct or indirect equity interest in such manager or such operating lessee.

Section 9.2             Specified Derivatives Contract Breakage Costs.  Owner shall pay to Agent, for the benefit of Secured Parties, any losses (including, without limitation, loss of bargain), costs (including, without limitation, cost of funding), and expenses that Agent or the other Secured Parties may incur as a result of any default in performance of the obligations of Owner pursuant to any Specified Derivatives Contract, or any termination of any Specified Derivatives Contract, if any (the “Specified Derivatives Contract Breakage Costs”). The Specified Derivatives Contract Breakage Costs shall be due and payable by Owner pursuant to the terms of any Specified Derivatives Contract.  The Specified Derivatives Contract Breakage Costs shall be immediately due and payable upon demand by Agent.

Section 9.3             Performance at Owner’s Expense.  Owner shall pay to Agent and Lenders immediately upon demand all reasonable costs and expenses incurred by Agent and Lenders in connection herewith as provided in Section 13.2 of the Credit Agreement [(and Owner hereby agrees to pay the costs and expenses of Trustee in connection herewith to the same extent as if Trustee was specifically included with Agent in the provisions of such Section)], and the same shall be secured hereby.   For all purposes of this Security Instrument, Agent’s [(and Trustee’s)] costs and expenses shall include, without limitation, all appraisal and re-appraisal fees, reasonable attorneys’ fees (including, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Agent of any documentary taxes, mortgage, mortgage recording, stamp, intangible or other similar taxes, recording fees, brokerage fees, title search fees, title insurance premiums and title surveys (including any such title related fees and premiums incurred in connection with title updates). In addition, Owner recognizes and agrees that formal written appraisals of the Collateral by a licensed independent appraiser may be required by federal regulatory reporting requirements on an annual or specialized basis, which shall be at Owner’s expense.

Section 9.4             Survival of Obligations.  Each and all of the Obligations shall survive the execution and delivery of the Loan Documents, and the consummation of the transactions contemplated thereby, and shall continue in full force and effect until the Obligations shall have been paid in full; provided however, that nothing contained in this Section 9.4 shall limit the obligations of Owner as set forth in Section 3.14 and 8.4 herein.

Section 9.5             Recording and Filing.  Owner shall cause this Security Instrument and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Agent shall reasonably request and shall pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 9.6             Notices.  All notices or other communications required or permitted to be given pursuant to this Security Instrument shall be made and delivered as provided in [If Owner is Borrower — Section 13.1 of the Credit Agreement][If Owner is Guarantor — the notice provisions of the Guaranty].

Section 9.7             No Waiver.  Any failure by Agent or the other Secured Parties to insist, or any election by Agent or the other Secured Parties not to insist, upon strict performance by Owner of any of the terms, provisions or conditions of this Security Instrument shall not be deemed to be a waiver of same or of any other term, provision or condition hereof, and Agent and the other Secured Parties shall have the right at any time or times thereafter to insist upon strict performance by Owner of any and all such terms, provisions and conditions.  No delay or omission by Agent or the other Secured Parties to exercise any right, power or remedy accruing upon any breach or Credit Agreement Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Credit Agreement Event of Default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Agent or the other Secured Parties may be exercised from time to time and as often as may be deemed expedient by Agent or the other Secured Parties.  No consent or waiver, expressed or implied, by Agent or the other Secured Parties to or of any breach or Credit Agreement Event of Default by Owner in the performance of the Obligations of Owner or to any other Credit Agreement Event of Default shall be deemed or construed to be a consent or waiver to or of any other breach or Credit Agreement Event of Default in the performance of the same or any other Obligations of Owner.  Failure on the part of Agent to complain of any act or failure to act or to declare a Credit Agreement Event of Default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder or impair any rights, powers, or remedies of Agent or the other Secured Parties hereunder.

No act or omission by Agent or the other Secured Parties shall release, discharge, modify, change or otherwise affect the liability of Owner under this Security Instrument or any of the other Loan Documents to which it is a party or in respect of any Obligations of Owner or the liability of any subsequent purchaser of the Collateral or any part thereof, or any maker, cosigner, endorser, surety or guarantor, or preclude Agent or the other Secured Parties from exercising any right, power or privilege herein granted or intended to be granted in the event of any Credit Agreement Event of Default then made or by any subsequent Credit Agreement Event of Default, or alter the Lien of this Security Instrument.  Without limiting the generality of the foregoing, Agent and the other Secured Parties may:

(a)           grant forbearance or an extension of time for the payment of all or any portion of the Obligations;

(b)           take other or additional security for the payment of the Obligations;

(c)           waive or fail to exercise any right granted hereunder or in the Credit Agreement or the other Loan Documents;

(d)           change any of the terms, covenants, conditions or agreements of the Credit Agreement, this Security Instrument, or the other Loan Documents;

(e)           consent to the filing of any map, plat or replat affecting the Collateral;

(f)            consent to the granting of any easement or other right affecting the Collateral;

(g)           make or consent to any agreement subordinating the security title, security interest or lien hereof; or

(h)           take or omit to take any action whatsoever with respect to the Credit Agreement, this Security Instrument, the Collateral or any document or instrument evidencing, securing or in any way relating to the Obligations;

all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Agent or the other Secured Parties from exercising any such right, power or privilege, or affecting the Lien of this Security Instrument.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the Obligations, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, Obligations or undertakings.

Section 9.8             Agent’s Right to Perform the Obligations.  If Owner shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, after the expiration of relevant notice and cure periods, then at any time thereafter, and without notice to or demand upon Owner and without waiving or releasing any other right, remedy or recourse Agent may have because of same, Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Owner, and shall have the right to enter the Property and Improvements for such purpose and to take all such action thereon and with respect to the Collateral as it may deem necessary or appropriate.  If Agent shall elect to pay any Imposition or other sums due with reference to the Collateral, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof.  Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.  Owner shall indemnify Agent and the other Secured Parties for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Agent pursuant to the provisions of this Section or by reason of any other provision in the Loan Documents.  All sums paid by Agent or the other Secured Parties pursuant to this Section, and all other sums expended by Agent or the other Secured Parties to which they shall be entitled to be indemnified, together with interest thereon at the Post-Default Rate from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by the Liens created by the Loan Documents and shall be paid by Owner to Agent upon demand.

Section 9.9             Covenants Running with the Land.  All Obligations contained in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Property.

Section 9.10           Successors and Assigns.  Subject to Section 13.5 of the Credit Agreement, all of the terms of this Security Instrument shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.

Section 9.11           Severability.  This Security Instrument is intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements.  If any provision of any of this Security Instrument or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.

Section 9.12           Modification.  This Security Instrument may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments as provided in Section 13.6 of the Credit Agreement.

Section 9.13           Assignment.  This Security Instrument is assignable by Agent and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

Section 9.14           Time is of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Owner under this Security Instrument.

Section 9.15           Counterparts.  This Security Instrument may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

Section 9.16           APPLICABLE LAW. THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NORTH CAROLINA AND MADE BY OWNER AND ACCEPTED BY AGENT, FOR THE BENEFIT OF SECURED PARTIES, IN THE STATE OF NORTH CAROLINA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS

MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS SECURITY INSTRUMENT AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, OWNER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE NOTES, AND THIS SECURITY INSTRUMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

Section 9.17           Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any Applicable Law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of Applicable Law.  If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Section 9.18           Subrogation.  If any or all of the proceeds of the Obligations have been used to extinguish, extend or renew any Obligations heretofore existing against the Collateral, then, to the extent of such funds so used, the Obligations and this Security Instrument shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Collateral to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Agent and are merged with the lien or security title and interest created herein as cumulative security for the repayment and the satisfaction of the Obligations.

Section 9.19           Headings.  Titles and captions of Articles, Sections, subsections and clauses in this Security Instrument are for convenience only, and neither limit nor amplify the provisions of this Security Instrument.

Section 9.20           Eligible Property.  It is acknowledged and agreed by Owner that the standards and requirements for the Collateral constituting an Eligible Property and being included in calculations of the Borrowing Base are as set forth in the Credit Agreement, and that the Collateral subject hereto may cease to be an Eligible Property and cease to be included in calculating the Borrowing Base if the Collateral is not in compliance with such eligibility requirements, notwithstanding that the Collateral may remain subject to this Security Instrument.

Section 9.21           Conflict.  Notwithstanding anything herein to the contrary, in the event of a conflict between this Security Instrument and the Credit Agreement, the Credit Agreement shall govern.

Section 9.22           Release of Collateral.  The Collateral shall be released upon payment in full of the Obligations and Agent shall promptly execute a release in recordable form evidencing the satisfaction of the Obligations.  Except upon payment in full of the Obligations, Owner shall not be entitled to a release of any portion of the Collateral from the lien of this Security Instrument except in accordance with terms and conditions of the Credit Agreement.

Section 9.23           Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY LAW, OWNER AND AGENT EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY OWNER AND AGENT, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF OWNER AND AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY OWNER AND AGENT.

[ARTICLE X. DEED OF TRUST PROVISIONS][ARTICLE X. INTENTIONALLY OMITTED]

Section 10.1         Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction.  Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.  Trustee may resign at any time upon giving thirty (30) days’ notice to Owner and to Agent.  Agent may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Agent may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Agent.  The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 10.2         Trustee’s Fees.  Owner shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 10.3         Certain Rights.  With the approval of Agent, Trustee shall have the right to take any and all of the following actions:  (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Agent) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Security Instrument or the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Agent may instruct Trustee to take to protect or enforce Agent’s rights hereunder.  Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Collateral for debts contracted for or liability or damages incurred in the management or operation of the Collateral.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 10.4         Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 10.5         Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Owner by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Owner.

Section 10.6         Succession Instruments.  Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Agent or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place.]

[ARTICLE XI. GROUND LEASE PROVISIONS][ARTICLE XI. INTENTIONALLY OMITTED]

Section 11.1         No Merger of the Fee and Leasehold Estates; Releases.  So long as any portion of the Obligations shall remain unpaid, unless Agent shall otherwise consent, the fee title to the Property and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Owner, Ground Lessor or in any other Person by purchase, operation of law or otherwise.  Agent reserves the right, at any time, to release portions of the Collateral, including, but not limited to, the Leasehold Estate, with or without consideration, at Agent’s election, without waiving or affecting any of its rights hereunder or under the Notes or the other Loan Documents and any such release shall not affect Agent’s rights in connection with the portion of the Collateral not so released.

Section 11.2         Owner’s Acquisition of the Fee Estate.  In the event that Owner, so long as any portion of the Obligations remains unpaid, shall become the owner and holder of Ground Lessor’s fee interest in the portion of the Property demised pursuant to the Ground Lease, the lien of this Security Instrument shall be spread to cover such interest and such interest shall be deemed to be included in the Collateral.  Owner agrees, at its sole cost and expense, including without limitation, Agent’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to subject the foregoing interest to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on such interest.  The foregoing shall not be construed to permit Owner to acquire the aforesaid fee interest and Owner rights to acquire additional property shall remain subject to the restrictions relating thereto contained in the Credit Agreement and the other Loan Documents.

Section 11.3         Rejection of the Ground Lease.        (a) If the Ground Lease is terminated by Ground Lessor for any reason in the event of the rejection or disaffirmance of the Ground Lease by Ground Lessor pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Owner, immediately after obtaining notice thereof, shall give notice thereof to Agent, (ii) Owner, without the prior written consent of Agent, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Owner made without such consent shall be void and (iii) this Security Instrument and all the liens, terms, covenants and conditions of this Security Instrument shall extend to and cover Owner’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease.  In addition, Owner hereby assigns irrevocably to Agent Owner’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against Ground Lessor under the Bankruptcy Code or any comparable federal or state statute or law, provided that Agent shall not exercise such rights and shall permit Owner to exercise such rights with the prior written consent of Agent, not to be unreasonably withheld or delayed, unless a Credit Agreement Event of Default exists.

(b) Owner hereby assigns to Agent Owner’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Owner under the Bankruptcy Code or comparable federal or state statute or law, provided Agent shall not exercise such right, and shall permit Owner to exercise such right with the prior written consent of Agent, not to be unreasonably withheld or delayed, unless a Credit Agreement Event of Default exists.  Further, if Owner shall desire to so reject the Ground Lease, at Agent’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, Owner shall assign its interest in the Ground Lease to Agent in lieu of rejecting the Ground Lease as described above, upon receipt by Owner of written notice from Agent of such request together with Agent’s agreement to cure any existing defaults of Owner under the Ground Lease and to provide adequate assurance of future performance of Owner’s obligations thereunder.

(c) Owner hereby assigns to Agent Owner’s right to seek an extension of the 60-day period within which Owner must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Owner under the Bankruptcy Code or comparable federal or state statute or law, provided Agent shall not exercise such right, and shall permit Owner to exercise such right with the prior written consent of Agent, not to be unreasonably withheld or delayed, unless a Credit Agreement Event of Default exists.  Further, if Owner shall desire to so reject the Ground Lease, at Agent’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, Owner shall assign its interest in the Ground Lease to Agent in lieu of rejecting such Ground Lease as described above, upon receipt by Owner of written notice from Agent of such request together with Agent’s agreement to cure any existing defaults of Owner under the Ground Lease and to provide adequate assurance of future performance of the applicable Owner’s obligations thereunder.

(d) Owner hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any Personalty of Owner not removed from the Collateral by Owner as permitted or required by the Ground Lease, shall at the option of Agent be deemed abandoned by Owner, provided that Agent may remove any such Personalty required to be removed by Owner pursuant to the Ground

Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by Owner within five (5) days of receipt by Owner of an invoice for such removal costs and expenses.]

ARTICLE XII. CROSS-COLLATERALIZATION

Section 12.1 Cross-Collateralization.  (a) Owner acknowledges that Agent and Lenders have agreed to make the Loans and other financial accommodations contemplated by the Credit Agreement to Borrower upon security of the collective interest of Owner, Borrower and the other Loan Parties in, among other things, the Borrowing Base Properties and in reliance upon the aggregate of the Borrowing Base Properties taken together being of greater value as collateral security than the sum of each individual Borrowing Base Property taken separately.  Owner acknowledges that its Obligations are secured by this Security Instrument together with the obligations of the other Loan Parties under the other Loan Documents (collectively, the “Other Loan Party Obligations”) being secured by those Other Security Instruments (as defined below) given by Loan Parties to Agent for the benefit of Secured Parties, together with their respective Loan Documents securing or evidencing such Obligations, and encumbering the other individual Borrowing Base Properties, all as more specifically set forth in the Credit Agreement.  Owner agrees that each of the Loan Documents (including, without limitation, the Security Instruments) are and will be cross-collateralized and cross-defaulted with each other so that (i) a Credit Agreement Event of Default under this Security Instrument or any Other Security Instrument is a Credit Agreement Event of Default under each of this Security Instrument and the Other Security Instruments; (ii) a Credit Agreement Event of Default under any of the Loan Documents shall constitute a Credit Agreement Event of Default under each of the other Loan Documents; (iii) each Security Instrument shall constitute security for the obligations of Loan Parties under the Loan Documents to which they are parties as if a single blanket lien were placed on all of the Borrowing Base Properties as security for all such obligations; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance and Owner waives any claims related thereto.  Upon the occurrence of a Credit Agreement Event of Default beyond any applicable notice and grace period, Agent shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Other Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all of the Obligations and/or Other Loan Party Obligations or the portion of the Obligations and/or Other Loan Party Obligations allocated to the Property in the Credit Agreement, and the lien and the security interest created by the Other Security Instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations and/or Other Loan Party Obligations then due and payable but still outstanding.  Owner acknowledges and agrees that the Property and the other individual Borrowing Base Properties are located in one or more cities and/or counties, and therefore Agent shall be permitted to enforce payment of the Obligations and/or Other Loan Party Obligations and the performance of any term, covenant or condition of the Notes, the Credit Agreement, this Security Instrument, the other Loan Documents or the Other Security Instruments and exercise any and all rights and remedies under the Notes, the Credit Agreement, this Security Instrument, the other Loan Documents or the Other Security Instruments, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Agent, in its sole discretion, in any one or more of the cities or counties in which the Property or any other Individual Property is located.  Neither the acceptance of this Security Instrument, the Notes, the Credit Agreement, the other Loan Documents or the Other Security Instruments nor the enforcement thereof in any one city or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or an any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Notes, the Credit Agreement, this Security Instrument, the other Loan Documents, or any Other Security Instruments through one or more additional proceedings in that city or county or in any other city or county.  Any and all sums received by Agent or Lenders under the Notes, the Credit Agreement, this Security Instrument, and the other Loan Documents shall be applied to the Obligations and/or the Other Loan Party Obligations in such order and priority as Agent shall determine, in its sole discretion, without regard to the Appraised Value of the Property or any individual Borrowing Base Property.  As used herein, the term “Other Security Instruments” shall mean all other Security Instruments (as defined in the Credit Agreement) securing any of the Other Loan Party Obligations.

(b) To the fullest extent permitted by law, Owner, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Owner, Owner’s partners and others with interests in Owner, and of the Borrowing Base Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Agent, on behalf of Secured Parties, under the Loan Documents to a sale of the Borrowing Base Properties for the collection of the Obligations and/or the Other Loan Party Obligations without any prior or different resort for collection or of the right of Agent, on behalf of Secured Parties, to the payment of the Obligations and/or the Other Loan Party Obligations out of the net proceeds of the Borrowing Base Properties in preference to every other claimant whatsoever.  In addition, Owner, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Owner which would require the separate sale of the Borrowing Base Properties or require the Secured Parties to exhaust their remedies against any individual Borrowing Base Property or any combination of the Borrowing Base Properties before proceeding against any other individual Borrowing Base Property or combination of Borrowing Base Properties; and further in the event of such foreclosure Owner does hereby expressly consent to and authorize, at the option of Agent, pursuant to the terms hereof, the foreclosure and sale either separately or together of any combination of the Borrowing Base Properties.

ARTICLE XIII. STATE SPECIFIC PROVISIONS

Section 13.1           Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 13 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 13 shall control and be binding.

[INSERT STATE SPECIFIC PROVISIONS]

[Signatures on Next Page]

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Owner has executed this Security Instrument under seal, as of the day and year first above written.

OWNER:

[INSERT NAME OF PROPERTY OWNER]

By:
Name:
Title:

[Acknowledgement on Next Page]

[INSERT STATE ACKNOWLEDGMENT FORM]

EXHIBIT A TO SECURITY INSTRUMENT

(Description of the Property)

EXHIBIT K

FORM OF SWINGLINE NOTE

$20,000,000	December 7, 2009

FOR VALUE RECEIVED, the undersigned, U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to WACHOVIA BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) or its registered assigns at its address at [                                                                                                                                     ], or at such other address as may be specified in writing by the Swingline Lender to the Borrower, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date and amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

This Note is the Swingline Note referred to in the Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder.  Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Swingline Lender to any Person.

The proper amount of Florida documentary stamp taxes and non-recurring intangible taxes in the amounts of $[                        ] and $[                        ] respectively, payable on the Swingline Loan and the other Obligations secured by the Security Instruments have been paid upon the recordation of the Security Instrument.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT L

FORM OF REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to                                          (the “Lender”) or its registered assigns, in care of Wachovia Bank, National Association, as Agent (the “Agent”) at Wachovia Bank, National Association, [                                                                                         ], or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of                                  AND         /100 DOLLARS ($                        ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date and amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, U-Store-It Trust, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.

The proper amount of Florida documentary stamp taxes and non-recurring intangible taxes in the amounts of $[                        ] and $[                        ] respectively, payable on the Revolving Loan and the other Obligations secured by the Security Instruments have been paid upon the recordation of the Security Instrument.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

SCHEDULE OF REVOLVING LOANS

This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT M

FORM OF TERM NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to                                          (the “Lender”) or its registered assigns, in care of Wachovia Bank, National Association, as Agent (the “Agent”) at Wachovia Bank, National Association, [                                                                                         ], or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of                                  AND         /100 DOLLARS ($                        ) (or such lesser amount as shall equal the unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of the Term Loans made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Lender.

This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

The proper amount of Florida documentary stamp taxes and non-recurring intangible taxes in the amounts of $[                        ] and $[                        ] respectively, payable on the Term Loan and the other Obligations secured by the Security Instruments have been paid upon the recordation of the Security Instrument.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note under seal as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

SCHEDULE TO NOTE

This Note evidences the Term Loan made under the within-described Credit Agreement to the Borrower, on the date, in the principal amount, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT N

FORM OF OPINION OF COUNSEL

[LETTERHEAD OF COUNSEL TO THE LOAN PARTIES]

December 7, 2009

Wachovia Bank, National Association, as Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as counsel to U-Store-It, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”) and U-Store-It Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), in connection with the negotiation, execution and delivery of that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (the “Credit Agreement”), by and among the Borrower, the Parent, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto.  We have also acted as counsel to each of the Guarantors listed on Schedule 1 attached hereto (the “Guarantors”; together with the Borrower and the Parent, the “Loan Parties”), in connection with the Guaranty and the other Loan Documents identified below to which they are party.  Capitalized terms not otherwise defined herein have the respective meaning given them in the Credit Agreement.

In these capacities, we have reviewed executed copies of the following:

(a)           the Credit Agreement;

(b)           the Notes;

(c)           the Guaranty;

(d)           the Pledge Agreement;

(e)           the Environmental Indemnity Agreement;

(f)            the Property Management Contract Assignment;

(g)           the Security Instrument(s);

(h)           the Marketing Agreement Assignment;

(i)            Title Escrow Instruction Letter executed by Borrower and each Property Owner;

[list other applicable Loan Documents]; and

(j)            the UCC-1 financing statements naming each Loan Party a party to a Security Instrument as “Debtor” and the Agent as “Secured Party” (the “Financing Statements”).

The documents and instruments set forth in items (a) through (i) above are referred to herein as the “Loan Documents”.

In addition to the foregoing, we have reviewed the [articles or certificate of incorporation, by-laws, declaration of trust, partnership agreement and limited liability company operating agreement, as applicable,] of each Loan Party and certain resolutions of the board of trustees or directors, as applicable, of each Loan Party (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion.  In our examination of documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than the signatures of officers of the Loan Parties) and the conformity to originals of documents presented to us as conformed or reproduced copies.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1.             The Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted.

2.             Each Guarantor is a [corporation, trust, partnership or limited liability company, as applicable,] duly organized or formed, validly existing and in good standing under the laws of the State of its organization or formation and has the power to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted.

3.             Each Loan Party has duly authorized the execution and delivery of the Loan Documents to which it is a party and the performance by such Loan Party of all of its obligations under each such Loan Document.

4.             Each Loan Party has duly executed and delivered the Loan Documents to which it is a party.

5.             Each Loan Document is a valid and binding obligation of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by:  (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

6.             The execution and delivery by each Loan Party of the Loan Documents to which it is a party do not, and if each Loan Party were now to perform its obligations under such Loan Documents, such performance would not, result in any:

(a)           violation of such Loan Party’s Organizational Documents;

(b)           violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which such Loan Party or its assets are subject;

(c)           breach or violation of or default under, any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or to our knowledge any other material agreement to which such Loan Party is bound or under which a Loan Party or its assets is subject;

(d)           creation or imposition of a lien or security interest in, on or against the assets of such Loan Party under any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, such Loan Party is bound or under which a Loan Party or its assets is subject; or

(e)           violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, such Loan Party or its assets are subject.

7.             The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the States of Delaware or [                      ].

8.             To our knowledge, (a) there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, could reasonably be expected to have a materially adverse effect on the validity or enforceability of any of the Loan Documents, (b) no Loan Party is subject to any bankruptcy or other insolvency proceedings or any assignment for the benefit of creditors and (c) no Loan Party or Borrowing Base Property is operating under or subject to any receiver, trustee or similar entity for the benefit of creditors.

9.             None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

10.           Assuming that Borrower applies the proceeds of the Loans as provided in the Credit Agreement, the transactions contemplated by the Loan Documents do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

11.           The consideration to be paid to the Agent and the Lenders for the financial accommodations to be provided to the Loan Parties pursuant to the Credit Agreement does not violate any law of the States of North Carolina or [                ] relating to interest and usury.

12.           The Pledge Agreement creates a valid security interest in favor of the Agent in all of the Pledged Collateral (as defined in the Pledge Agreement) in which a security interest may be created under Article 9 of the UCC.

13.           [Upon filing the Financing Statements in the Office of the Secretary of State of the State of [                  ] and the payment of all applicable filing fees, the security interest of the Agent in the Pledged Collateral granted under the Pledge Agreement will be perfected.] [Upon delivery to the Agent of the certificates representing the “Pledged Interests” pledged pursuant to the Pledge Agreement (the “Pledged Equity Interests”), together with stock powers endorsed in blank, the security interest of the Agent in the Pledged Equity Interests will be perfected.]

14.           [The Security Instrument is in a form sufficient to create a lien on all right and interest of each Loan Party a party to such Security Instrument in the “Collateral” described therein and is in a form sufficient to be deemed a “fixture filing” pursuant to the laws of the State of [                    ].  Such Security Instrument creates in favor of the Agent, as security for all obligations of each Loan Party a party to such Security Instrument purported to be secured thereby, a perfected security interest in such real and personal property and fixtures described therein as collateral.

15.           Upon filing the Financing Statement in the [Recorder’s Office of the County of [                  ] of the State of [                ] and the payment of all applicable filing fees, the security interest of the Agent in the personal property and fixtures described in the [Security Instrument] granted by the Borrower under such Security Instrument will be perfected.

16.           No transfer, mortgage, intangible, documentary stamp or similar taxes are payable by the Agent or the Lenders to the State of [                    ] or any political subdivision thereof in connection with (a) the execution and delivery of the Loan Documents, (b) the creation of the Obligations evidenced by any of the Loan Documents, (c) the perfection of the Lender’s Lien in

any of the Collateral, or (d) the recording of the Security Instrument in the real property records of [                    ] County, [                    ].](1)

This opinion is limited to the laws of the States of [                ] and North Carolina and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction.

[Other Customary Qualifications/Assumptions/Limitations]

This opinion is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Credit Agreement and may not be relied upon by any other Person, other than an Assignee of a Lender, or for any other purpose without our express, prior written consent.

Very truly yours,

[NAME OF LAW FIRM]

By:
A Partner

(1) Opinions 14, 15 and 16 to be given by each local counsel with respect to each Security Instrument.

SCHEDULE 1

Guarantors

Name	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

EXHIBIT O

FORM OF COMPLIANCE CERTIFICATE

                              , 20

Wachovia Bank, National Association, as Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Each of the Lenders Party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”) the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”) and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 9.3.(a) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:

(1)           The undersigned is the                                            of the Parent.

(2)           The undersigned has examined the books and records of the Parent and the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

(3)           To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Parent and/or the Borrower with respect to such event, condition or failure].

(4)           To the best of the undersigned’s knowledge, information and belief after due inquiry, the representations and warranties made or deemed made by the Parent, the Borrower and the other Loan Parties in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

(5)           Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Parent and its Subsidiaries were in compliance with the covenants contained in Sections 10.1., 10.2. and 10.4. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT P

FORM OF BORROWING BASE CERTIFICATE

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”) the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”) and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 9.3.(b) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders that:

1.             Schedule 1 attached hereto sets forth the calculations required to establish the Borrowing Base as of                         , 20    .

2.             The aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, as of the date hereof is $                                   and such amount does not exceed the Borrowing Base of $                                  .

3.             Schedule 2 attached hereto sets forth a list identifying each Borrowing Base Property as of the date hereof and the Appraised Value of each Borrowing Base Property.

4.             The undersigned hereby certifies as of the date hereof that clauses (a) and (b) of the first sentence of Section 6.2. are true and correct.

IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on and as of                       ,         .

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

Schedule 1

[Spreadsheet to be provided]

Schedule 2

[List of Borrowing Base Properties and Appraised Values]

EXHIBIT Q

RENT ROLL CERTIFICATION

THIS RENT ROLL CERTIFICATION (this “Certificate”) is made by [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (“Owner”), in connection with that certain Amended and Restated Credit Agreement dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [Owner,][U-Store-It, L.P. (“Borrower”)], the financial institutions party thereto and their assignees under Section 13.5 thereof (“Lenders”), Wachovia Bank, National Association, as Agent (“Agent”), and the other parties thereto.  All capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

To induce Agent and Lenders to make, and to continue to make, available to [Borrower][Owner] certain financial accommodations on the terms and conditions set forth in the Credit Agreement, Owner hereby certifies to Agent and Lenders that Exhibit A is a true, correct and complete copy of the rent roll for the Property; except that, with respect to any period any of such Property was not owned by the Borrower or a Subsidiary, the occupancy history is only certified to the best of Owner’s knowledge.

Agent and Lenders may rely on this Certificate in making, and continuing to make, available to [Owner][Borrower] the financial accommodations pursuant to the Credit Agreement.

[Signature Appears on Following Page]

Dated as of                             , 20

[OWNER]:

[Insert Name of Property Owner], [Insert Type of Entity and State of Formation]

By:
Name:
Title:

EXHIBIT A

RENT ROLL

Loan Number:

EXHIBIT R

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW  ☐ REPLACE PREVIOUS DESIGNATION   ☐  ADD   ☐   CHANGE    ☐  DELETE LINE NUMBER

The following representatives of U-Store-It, L.P. (“Borrower”) are authorized to request the disbursement of the proceeds of Loans and initiate funds transfers for Loan Number [              ] assigned to the secured revolving credit and term loan facility evidenced by the Amended and Restated Credit Agreement dated December 7, 2009, among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as the Agent for the Lenders (the “Agent”) and the other parties thereto.  The Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title	Maximum Wire Amount(18)

[Continued on next page]

(18) Maximum wire amount may not exceed the aggregate amount of the Commitments.

Loan Number:

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

Loan Number:

Date: , 20

“BORROWER”

U-Store-It, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

EXHIBIT S

FORM OF ASSIGNMENT OF MARKETING AND ANCILLARY SERVICES AGREEMENT AND SUBORDINATION OF MARKETING FEES

THIS ASSIGNMENT OF MARKETING AND ANCILLARY SERVICES AGREEMENT AND SUBORDINATION OF MARKETING FEES (this “Assignment”) is made as of                         , 2009, by [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (“Grantor”), having a mailing address of [c/o] U-STORE-IT, L.P., [Insert Notice Address], and U-STORE-IT MINI WAREHOUSES CO., an Ohio corporation (“Service Provider”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, in its  capacity as Agent (together with its successors and assigns, “Agent” or “Beneficiary”) for itself and for each other Secured Party (as defined in the Credit Agreement (as defined herein)), Agent having as its address for personal delivery                                                                   .

[Option #1 — Use if Grantor is Borrower]

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Grantor certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to that certain Marketing and Ancillary Services Agreement dated as of                     ,            (as amended, restated, supplemented or otherwise modified from time to time, the “Marketing Agreement”), by and between Grantor and Service Provider, Grantor has employed Service Provider to provide certain services to Grantor’s customers and to provide certain information to Grantor’s tenants; and

WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Grantor under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the other Secured Parties, all of its right, title and interest in, to and under the Marketing Agreement on the terms hereof to secure, among other things, Grantor’s obligations under the Credit Agreement.

[End of Option #1]

[Option #2 — Use if Grantor is a Guarantor]

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto,

Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $450,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to the terms of that certain Guaranty dated as of                     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Grantor and each of the other Guarantors in favor of Agent and the other Secured Parties, Grantor has guaranteed Borrower’s obligations to Agent and the other Secured Parties on the terms and conditions contained therein;

WHEREAS, pursuant to that certain Marketing and Ancillary Services Agreement dated as of                     ,            (as amended, restated, supplemented or otherwise modified from time to time, the “Marketing Agreement”), by and between Grantor and Service Provider, Grantor has employed Service Provider to provide certain services to Grantor’s customers and to provide certain information to Grantor’s tenants; and

WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the other Secured Parties, all of its right, title and interest in, to and under the Marketing Agreements on the terms hereof to secure, among other things, Grantor’s obligations under the Guaranty.

[End of Option #2]

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:

Section 1.                                            Definitions. Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement.  Terms defined in the Uniform Commercial Code as in effect in the state in which the Property is located have the respective meanings given such terms therein.  In addition, as used in this Assignment, the following terms shall have the following meanings:

“Assignment of Leases and Rents” has the meaning given such term in the Security Instrument.

“Collateral” has the meaning given such term in the Security Instrument.

“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument, or a default by Grantor in the performance of any of the terms, covenants and conditions of this Assignment.

[“Guaranty” has the meaning given such term in the Recitals above.]

“Marketing Agreement” has the meaning given such term in the Recitals above.

“Marketing Fees” means any and all fees payable by Grantor to Service Provider pursuant to the terms of the Marketing Agreement.

“Obligations” has the meaning given that term in the Security Instrument.

“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.

“Security Instrument” means that certain [Mortgage][Deed of Trust][Deed to Secure Debt], Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from [Grantor] as grantor thereunder to Agent as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as security for the repayment of the Obligations.

“Service Provider” has the meaning given such term in the Recitals above.

Section 2.                                            Assignment of Marketing Agreement. As security for the payment and performance of the Obligations, Grantor hereby assigns to Agent, for its individual benefit and the benefit of the other Secured Parties, and grants to Agent, for its individual benefit and the benefit of other Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under the Marketing Agreement to (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder.  Said transfer will automatically become a present, unconditional assignment, exercised by written notice from Agent to Grantor and Service Provider, during the existence of an Event of Default.

Section 3.                                            Subordination of Marketing Agreement and Marketing Fees. Grantor and Agent hereby agree that at all times prior to the termination of this Assignment, the Marketing Agreement shall be subordinate, inferior and subject to this Assignment, the Security Instrument and the other Loan Documents.  The Marketing Fees and all rights and privileges of Service Provider to the Marketing Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the Lien and payment of the Security Instrument, the Obligations and the Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Agent and the other Secured Parties thereunder.

Section 4.                                            Termination. At such time as the Credit Agreement has terminated in accordance with its terms and the Security Instrument is fully released or assigned of record, this Assignment shall terminate.

Section 5.                                            Estoppel. Servicer Provider represents and warrants that (a) the Marketing Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Service Provider nor Grantor is in default under any of the terms, covenants or provisions of the Marketing Agreement with respect to the Property and Service Provider knows of no event which constitutes, or with the passage of time or the giving of notice or both would constitute, an event of default under the Marketing Agreement with respect to the Property, (c) neither Service Provider nor Grantor has commenced any action or given or received any notice for the purpose of terminating the Marketing Agreement with respect to the Property, (d) the Marketing Fees have been paid in full with respect to the Property and (e) a true, correct and complete copy of the Marketing Agreement is attached hereto as Exhibit A.

Section 6.                                            Grantor’s Covenants. Grantor hereby covenants with Agent that during the term of this Assignment: (a) Grantor shall not terminate or amend any of the material terms or provisions of the Marketing Agreement without the prior written consent of Agent, which consent shall not be unreasonably be withheld; and (b) Grantor shall, in the manner provided for in this Assignment, give notice to Agent of any notice or information that Grantor receives which indicates that Service Provider is terminating the Marketing Agreement or that Service Provider is otherwise discontinuing its services at the Property.  Grantor may terminate the Marketing Agreement pursuant to the terms contained therein provided that (i) Grantor enters into a replacement marketing agreement and ancillary services agreement with a service provider acceptable to Agent, in Agent’s reasonable discretion; and (ii) such replacement service provider executes an assignment and subordination agreement in the form of this Assignment or other form reasonably acceptable to Agent.

Section 7.                                            Intentionally Omitted.

Section 8.                                            Agreement by Grantor and Service Provider. Grantor and Service Provider hereby agree that while an Event of Default exists, at the option of Agent exercised by written notice to Grantor and Service Provider: (a) all proceeds and profits of the Property collected by Service Provider, after payment of all costs and expenses of providing Service Provider’s services at the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance), shall be applied in accordance with Agent’s written directions to Service Provider; (b) Service Provider shall not collect or be entitled to any Marketing Fee; and/or (c) Agent may exercise its rights under this Assignment and may immediately terminate the Marketing Agreement and require Service Provider to transfer its responsibility for providing its services at the Property to a marketing company selected by Agent in Agent’s sole and absolute discretion.

Section 9.                                            Consent and Agreement by Service Provider. Service Provider hereby acknowledges and consents to this Assignment and agrees that Service Provider will act in conformity with the provisions of this Assignment and the rights of Agent and the other Secured Parties hereunder or otherwise related to the Marketing Agreement. If the responsibility for providing services at the Property is transferred from Service Provider in accordance with the provisions hereof, Service Provider shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new marketing company and effectuate such transfer no later than 30 days from the date the Marketing Agreement is terminated. Further, Service Provider hereby agrees (a) not to contest or impede the exercise by Agent and the other Secured Parties of any right they have under or in connection with this Assignment and (b) that Service Provider shall give at least 30-days prior written notice to Agent of its intention to terminate the Marketing Agreement or otherwise discontinue providing its services at the Property.

Section 10.                                      Agent’s Agreement. So long as no Event of Default exists, any sums due to Grantor under the Marketing Agreement may be paid directly to Grantor.

Section 11.                                      Agent and Secured Parties Not Obligated.  Notwithstanding any other provision of this Assignment to the contrary, Grantor and Service Provider expressly acknowledge and agree that Grantor and Service Provider shall continue to observe and perform all of the conditions and obligations contained in the Marketing Agreement to be observed and performed by them, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Agent or the other Secured Parties to be under any obligation or liability in any respect whatsoever to any party to any Marketing Agreement or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained.

Section 12.                                      Agent Appointed Attorney-in-Fact.  Grantor hereby irrevocably appoints Agent as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument or document which Agent may deem necessary or advisable to accomplish the purposes of this Assignment and to exercise any rights and remedies Agent may have under this Assignment or Applicable Law.  The power-of-attorney granted hereby is irrevocable and coupled with an interest.

SECTION 13.                          APPLICABLE LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED IN APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.                                      Notice to Parties. Unless otherwise provided herein, communications provided for hereunder shall be in given and shall become effective as provided in the Credit Agreement:

If to Grantor:

[IF GRANTOR IS BORROWER:]

U-Store-It, L.P.

c/o U-Store-It Trust

460 Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

Attn:  Chief Financial Officer

Telephone:  (610) 293-5700

Telecopy: (610) 293-5720

with a copy to:

U-Store-It, L.P.

c/o U-Store-It Trust

460 Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

Attn: Senior Vice President – Chief Legal Officer

Telephone: (610) 293-5765

Telecopy:  (610) 293-5720

[IF GRANTOR IS OWNER:]

[Insert Name of Owner]

Attn:

Telephone:        (      )

Telecopy:          (      )

If to the Agent:

Wachovia Bank, National Association

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attn:  Greg Ward

Telephone: (216) 344-6945

Telecopy: (216) 344-6939

with a copy to:

Wachovia Bank, National Association

c/o Wells Fargo Real Estate Banking Group

123 North Wacker - Suite 1900

Chicago, IL 60606

Attn: Pamela Probst

Loan Administration Manager

P (312) 345-7664

F (312) 782-0969

If to the Service Provider:

[Insert Name of Service Provider]

Attn:

Telephone:          (      )

Telecopy:            (      )

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section.  All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.  Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

Section 14.                                      Amendment. This Assignment, and any provisions hereof, may only be amended, supplemented, waived, or otherwise modified by an agreement in writing signed by the party against whom enforcement thereof is sought.

Section 15.                                      Successors and Assigns.  Subject to Section 13.5 of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.

Section 16.                                      Severability.  This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements.  If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.

Section 17.                                      Headings.  The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Section or Subsection.

Section 18.                                      Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 19.                                      Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[Signatures on Next Page]

IN WITNESS WHEREOF the undersigned have executed this Assignment of Marketing and Ancillary Services Agreement and Subordination of Marketing Fees as of the date and year first written above.

GRANTOR:

[INSERT NAME OF PROPERTY OWNER]

By:
Name:
Title:

SERVICE PROVIDER:

[INSERT NAME OF SERVICE PROVIDER]

By:
Name:
Title:

Acknowledged:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT A

MARKETING AGREEMENT